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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                            FIRST UNION NATIONAL BANK

                                    (Trustee)


                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 30, 1998

                                 $350,358,851.30

                       Mortgage Pass-Through Certificates
                                 Series 1998-18



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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                   DEFINITIONS
Section 1.01. Definitions ......................................................
Section 1.02. Acts of Holders ..................................................
Section 1.03. Effect of Headings and Table of Contents .........................
Section 1.04. Benefits of Agreement ............................................

                                   ARTICLE II

       CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF THE CERTIFICATES
Section 2.01. Conveyance of Mortgage Loans .....................................
Section 2.02. Acceptance by Trustee ............................................
Section 2.03. Representations and Warranties of the
                Master Servicer and the Seller .................................
Section 2.04. Execution and Delivery of Certificates ...........................
Section 2.05. Designation of Certificates; Designation of
                Startup Day and Latest Possible Maturity Date ..................

                                   ARTICLE III

       ADMINISTRATION OF THE TRUST ESTATE: SERVICING OF THE MORTGAGE LOANS
Section 3.01. Certificate Account ..............................................
Section 3.02. Permitted Withdrawals from the Certificate Account ...............
Section 3.03. Advances by Master Servicer and Trustee ..........................
Section 3.04. Trustee to Cooperate;  Release of Owner Mortgage Loan Files ......
Section 3.05. Reports to the Trustee; Annual Compliance Statements .............
Section 3.06. Title, Management and Disposition of Any REO Mortgage Loan .......
Section 3.07. Amendments to Servicing Agreements,
                Modification of Standard Provisions ............................
Section 3.08. Oversight of Servicing ...........................................
Section 3.09. Termination and Substitution of Servicing Agreements .............
Section 3.10. Application of Net Liquidation Proceeds ..........................
Section 3.11. 1934 Act Reports .................................................

                                   ARTICLE IV

               DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS
                  TO CERTIFICATEHOLDERS; STATEMENTS AND REPORTS
Section 4.01. Distributions ....................................................
Section 4.02. Allocation of Realized Losses ....................................
Section 4.03. Paying Agent .....................................................
Section 4.04. Statements to Certificateholders;
                Report to the Trustee and the Seller ...........................
Section 4.05. Reports to Mortgagors and the Internal Revenue Service ...........
Section 4.06. Calculation of Amounts; Binding Effect of
                Interpretations and Actions of Master Servicer .................
Section 4.07.  Determination of LIBOR ..........................................

                                    ARTICLE V

                                THE CERTIFICATES
Section 5.01. The Certificates .................................................
Section 5.02. Registration of Certificates .....................................
Section 5.03. Mutilated, Destroyed, Lost or Stolen Certificates ................
Section 5.04. Persons Deemed Owners ............................................
Section 5.05. Access to List of Certificateholders' Names and Addresses ........
Section 5.06. Maintenance of Office or Agency ..................................
Section 5.07. Definitive Certificates ..........................................
Section 5.08. Notices to Clearing Agency .......................................

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER
Section 6.01. Liability of the Seller and the Master Servicer ..................
Section 6.02. Merger or Consolidation of the Seller or the Master Servicer .....
Section 6.03. Limitation on Liability of the Seller,
                the Master Servicer and Others .................................
Section 6.04. Resignation of the Master Servicer ...............................
Section 6.05. Compensation to the Master Servicer ..............................
Section 6.06. Assignment or Delegation of Duties by Master Servicer ............
Section 6.07. Indemnification of Trustee and Seller by Master Servicer .........

                                   ARTICLE VII

                                     DEFAULT
Section 7.01. Events of Default ................................................
Section 7.02. Other Remedies of Trustee ........................................
Section 7.03. Directions by Certificateholders and
                Duties of Trustee During Event of Default ......................
Section 7.04. Action upon Certain Failures of the
                Master Servicer and upon Event of Default ......................
Section 7.05. Trustee to Act; Appointment of Successor .........................
Section 7.06. Notification to Certificateholders ...............................

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE
Section 8.01. Duties of Trustee ................................................
Section 8.02. Certain Matters Affecting the Trustee ............................
Section 8.03. Trustee Not Required to Make Investigation .......................
Section 8.04. Trustee Not Liable for Certificates or Mortgage Loans ............
Section 8.05. Trustee May Own Certificates .....................................
Section 8.06. The Master Servicer to Pay Fees and Expenses .....................
Section 8.07. Eligibility Requirements .........................................
Section 8.08. Resignation and Removal ..........................................
Section 8.09. Successor ........................................................
Section 8.10. Merger or Consolidation ..........................................
Section 8.11. Authenticating Agent .............................................
Section 8.12. Separate Trustees and Co-Trustees ................................
Section 8.13. Appointment of Custodians ........................................
Section 8.14. Tax Matters; Compliance with REMIC Provisions ....................
Section 8.15. Monthly Advances .................................................

                                   ARTICLE IX

                                   TERMINATION
Section 9.01. Termination upon Purchase by the  Seller or
                Liquidation of All Mortgage Loans ..............................
Section 9.02. Additional Termination Requirements ..............................

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS
Section 10.01. Amendment .......................................................
Section 10.02. Recordation of Agreement ........................................
Section 10.03. Limitation on Rights of Certificateholders ......................
Section 10.04. Governing Law; Jurisdiction .....................................
Section 10.05. Notices .........................................................
Section 10.06. Severability of Provisions ......................................
Section 10.07. Special Notices to Rating Agencies ..............................
Section 10.08. Covenant of Seller ..............................................
Section 10.09. Recharacterization ..............................................

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES
Section 11.01. Class A Fixed Pass-Through Rate .................................
Section 11.02. Cut-Off Date ....................................................
Section 11.03. Cut-Off Date Aggregate Principal Balance ........................
Section 11.04. Original Class A Percentage .....................................
Section 11.05. Original Principal Balances of the
                 Classes of Class A Certificates ...............................
Section 11.06. Original Class A Non-PO Principal Balance .......................
Section 11.07. Original Subordinated Percentage ................................
Section 11.08. Original Class B-1 Percentage ...................................
Section 11.09. Original Class B-2 Percentage ...................................
Section 11.10. Original Class B-3 Percentage ...................................
Section 11.11. Original Class B-4 Percentage ...................................
Section 11.12. Original Class B-5 Percentage ...................................
Section 11.13. Original Class B-6 Percentage ...................................
Section 11.14. Original Class B Principal Balance ..............................
Section 11.15. Original Principal Balances of the
                 Classes of Class B Certificates ...............................
Section 11.16. Original Class B-1 Fractional Interest ..........................
Section 11.17. Original Class B-2 Fractional Interest ..........................
Section 11.18. Original Class B-3 Fractional Interest ..........................
Section 11.19. Original Class B-4 Fractional Interest ..........................
Section 11.20. Original Class B-5 Fractional Interest ..........................
Section 11.21. Closing Date ....................................................
Section 11.22. Right to Purchase ...............................................
Section 11.23. Wire Transfer Eligibility .......................................
Section 11.24. Single Certificate ..............................................
Section 11.25. Servicing Fee Rate ..............................................
Section 11.26. Master Servicing Fee Rate .......................................

                                    EXHIBITS
                                    --------

EXHIBIT A-1   -   Form of Face of Class A-1 Certificate
EXHIBIT A-2   -   Form of Face of Class A-2 Certificate
EXHIBIT A-3   -   Form of Face of Class A-3 Certificate
EXHIBIT A-4   -   Form of Face of Class A-4 Certificate
EXHIBIT A-PO  -   Form of Face of Class A-PO Certificate
EXHIBIT A-R   -   Form of Face of Class A-R Certificate
EXHIBIT B-1   -   Form of Face of Class B-1 Certificate
EXHIBIT B-2   -   Form of Face of Class B-2 Certificate
EXHIBIT B-3   -   Form of Face of Class B-3 Certificate
EXHIBIT B-4   -   Form of Face of Class B-4 Certificate
EXHIBIT B-5   -   Form of Face of Class B-5 Certificate
EXHIBIT B-6   -   Form of Face of Class B-6 Certificate
EXHIBIT C     -   Form of Reverse of Series 1998-18 Certificates
EXHIBIT D     -   Reserved
EXHIBIT E     -   Custodial Agreement
EXHIBIT F-1   -   Schedule of Mortgage Loans Serviced by Norwest Mortgage
EXHIBIT F-2   -   Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G     -   Request for Release
EXHIBIT H     -   Affidavit Pursuant to Section 860E(e)(4) of the Internal
                  Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I     -   Letter from Transferor of Residual Certificates
EXHIBIT J     -   Transferee's Letter (Class [B-4] [B-5] [B-6] Certificates)
EXHIBIT K     -   Transferee's Letter (Class [B-1] [B-2] [B-3] Certificates)
EXHIBIT L     -   Servicing Agreements
EXHIBIT M     -   Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of July 30, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, and FIRST UNION NATIONAL BANK, as Trustee.


                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.       Definitions.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trustee in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $154,190.25 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates and Class A-4 Certificates beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trustee.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PO Certificates or Class A-R Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a).

     Class A Loss Denominator: As to any Determination Date, an amount equal to the Class A Non-PO Principal Balance.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfalls and (iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

          (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date will be equal to the amount distributed pursuant to priority third clause (A) of the Pool Distribution Amount Allocation, in an aggregate amount up to the Class A Non-PO Optimal Principal Amount.

     Class A Pass-Through Rate: As to the Class A-1, Class A-4 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-2 and Class A-3 Certificates, the Class A-2 Pass-Through Rate and Class A-3 Pass-Through Rate, respectively. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2003, 100%. As to any Distribution Date subsequent to July 2003 to and including the Distribution Date in July 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2004 to and including the Distribution Date in July 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2005 to and including the Distribution Date in July 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of
(a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2003 and July 2004 (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2004 and July 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2005 and July 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after August 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trustee, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Shortfall Percentage: As to any Distribution Date and Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall, in each case determined as of the day preceding the applicable Distribution Date.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

     Class A-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-2 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 6.45625% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to the lesser of (i) 0.80% plus LIBOR and (ii) 9.00%.

     Class A-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-3 Pass-Through Rate: With respect to the Distribution Date occurring in August 1998, 5.78125% per annum. With respect to each succeeding Distribution Date, a per annum rate, subject to a minimum rate of 0.00% and a maximum rate of 18.636362% determined by the Trustee on the Rate Determination Date occurring in the month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 18.636362% minus the product of 2.272727 and LIBOR.

     Class A-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-PO Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of

          (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section
     2.02 or 2.03;

          (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate: As to any Distribution Date, 6.250% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan; provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan; provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan; provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan; provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan; provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     Class B-6 Certificate: Any one of the Certificates executed by the Trustee and authenticated by the Trustee or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

          (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

          (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

          (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to
     Section 2.02 or 2.03; and

          (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trustee in respect of such defective Mortgage Loan; provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office is located at 230 South Tryon Street, Charlotte, North Carolina 28288.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

     (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

     (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trustee, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trustee, and thereafter the Custodian, if any, hereafter appointed by the Trustee pursuant to Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee or any Person directly or indirectly controlling or controlled by or under common control of the Trustee. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trustee, such that the Trustee, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

          (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

          (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

          (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

          (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

          (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

          (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is August 25, 2028 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fitch: Fitch IBCA, Inc., or its successor in interest.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $7,007,177.03 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (x) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (z) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one-month Eurodollar deposits, as determined by the Trustee on the related Rate Determination Date in accordance with Section 4.07.

     LIBOR Based Interest Accrual Period: With respect to any Distribution Date, the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England and the City of New York.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trustee pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged
Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Month End Interest: As defined in each Servicing Agreement.

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trustee on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1 and F-2, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section 2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage
Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the city, state and zip code of the Mortgaged Property;

          (iii) the type of property;

          (iv) the Mortgage Interest Rate;

          (v) the Net Mortgage Interest Rate;

          (vi) the Monthly Payment;

          (vii) the original number of months to maturity;

          (viii) the scheduled maturity date;

          (ix) the Cut-Off Date Principal Balance;

          (x) the Loan-to-Value Ratio at origination;

          (xi) whether such Mortgage Loan is a Subsidy Loan;

          (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

          (xiii) the Servicing Fee Rate;

          (xiv) whether such Mortgage Loan is a T.O.P. Mortgage Loan;

          (xv) the Master Servicing Fee;

          (xvi) Fixed Retained Yield, if applicable; and

          (xvii) for each Exhibit F-2 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trustee, as the case may be, and which the Servicer, the Master Servicer or the Trustee determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trustee (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trustee or, in the case of a Master Servicer determination, an Officer's Certificate of the Master Servicer delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(f).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-R Certificates, as set forth in Section 11.06.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trustee (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trustee, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee. The initial Paying Agent is appointed in
Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trustee hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trustee and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trustee, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trustee to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trustee pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trustee on or prior to the Distribution Date, but excluding the following:

          (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trustee has made one or more unreimbursed Periodic Advances;

          (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trustee;

          (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the applicable Servicing Fee and (iii) the Master Servicing Fee;

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

          (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

          (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

          (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

          (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

          (j) Net Foreclosure Profits;

          (k) Month End Interest; and

          (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                               Prepayment
Distribution Date Occurring In                              Shift Percentage
------------------------------                              ----------------

August 1998 through July 2003 .........................                0%

August 2003 through July 2004 .........................               30%

August 2004 through July 2005 .........................               40%

August 2005 through July 2006 .........................               60%

August 2006 through July 2007 .........................               80%

August 2007 and thereafter ............................              100%

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) and (ii) as a result of a Principal Adjustment, and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss
Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date means the lesser of (i) the Principal Balance of the Class A-4 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

     Priority Percentage: The Principal Balance of the Class A-4 Certificates divided by the Pool Balance (Non-PO Portion).

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rate Determination Date: As to any Distribution Date, the second LIBOR Business Day preceding the Distribution Date in the month preceding the month in which such Distribution Date occurs.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are Fitch and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch and A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's, or its successor in interest.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Percentage.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, Citicorp Mortgage, Inc., The Huntington Mortgage Company, Bank of Oklahoma, N.A., GMAC Mortgage Corporation of PA, National City Mortgage Company and Great Financial Bank, as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                                 Shift Percentage
------------------------------                                 ----------------

August 1998 through July 2003 .........................                0%
August 2003 and thereafter ............................              100%

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

     (1)  normal wear and tear;

     (2) infidelity, conversion or other dishonest act on the part of the Trustee or the Servicer or any of their agents or employees; or

     (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues; or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $3,503,588.51 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trustee. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trustee to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     U.S. Person: As defined in Section 4.01(f).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

Section 1.02.       Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

Section 1.03.       Effect of Headings and Table of Contents.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

Section 1.04.       Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01.       Conveyance of Mortgage Loans.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trustee, as initial custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trustee or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trustee promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trustee any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trustee within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trustee on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trustee the assignment of the Mortgage Loan from the Seller to the Trustee in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trustee and the Trustee shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trustee) ) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

Section 2.02.       Acceptance by Trustee.

     The Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trustee may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trustee finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trustee shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trustee's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trustee and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trustee with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trustee of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trustee shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders or the Trustee on behalf of the Certificateholders. The failure of the Trustee to give any notice contemplated herein within forty-five
(45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trustee may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trustee appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

Section 2.03. Representations and Warranties of the Master Servicer and the Seller.

     (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this
Agreement:

          (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

          (ii) The  execution  and  delivery  of this  Agreement  by the  Master
     Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

          (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

          (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

          (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

          (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

          (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

          (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trustee or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

          (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
     Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trustee or the Custodian pursuant to Section 2.01;

          (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

          (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

          (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trustee by the Seller;

          (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

          (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

          (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

          (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

          (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

          (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

          (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

          (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

          (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

          (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

          (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

          (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

          (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trustee and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

Section 2.04.       Execution and Delivery of Certificates.

     The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate", receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

Section 2.05. Designation of Certificates; Designation of Startup Day and Latest Possible Maturity Date.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is August 25, 2028 for purposes of Code Section 860G(a)(1).

ARTICLE III

ADMINISTRATION OF THE TRUST ESTATE:  SERVICING
OF THE MORTGAGE LOANS

Section 3.01.       Certificate Account.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

          (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trustee, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

          (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

Section 3.02.       Permitted Withdrawals from the Certificate Account.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

          (i) to reimburse the Master Servicer, the Trustee or any Servicer for Periodic Advances made by the Master Servicer or the Trustee pursuant to
     Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

          (ii) to reimburse any Servicer, the Master Servicer or the Trustee for any Periodic Advances determined in good faith to have become
     Nonrecoverable   Advances   provided,   however,   that  any   portion   of
     Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

          (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

          (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

          (v) to reimburse the Master Servicer, any Servicer or the Trustee (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of
     Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

          (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

          (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

          (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

          (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

          (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

          (xi) to clear  and  terminate  the  Certificate  Account  pursuant  to
     Section 9.01; and

          (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

Section 3.03.       Advances by Master Servicer and Trustee.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trustee shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trustee has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trustee with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trustee or Master Servicer is required to advance hereunder and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trustee or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trustee may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trustee that such failure has occurred. Upon receipt of such certification, the Trustee shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trustee shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trustee shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trustee, withdraw from the Certificate Account and remit to the Trustee any amounts to which the Trustee is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and
(v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trustee shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

Section 3.04.     Trustee to Cooperate; Release of Owner Mortgage Loan Files.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trustee that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trustee. The Trustee shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trustee and the Trustee shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trustee by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trustee to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of such Mortgage Loan, the Trustee shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

Section 3.05.       Reports to the Trustee; Annual Compliance Statements.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

     (b) The Master Servicer shall deliver to the Trustee on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii)
(A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in
(iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trustee to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trustee.

Section 3.06.       Title, Management and Disposition of Any REO Mortgage Loan.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

Section 3.07. Amendments to Servicing Agreements, Modification of Standard Provisions.

     (a) Subject to the prior written consent of the Trustee pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended,
(ii) the modification or amendment that the Master Servicer desires to issue and
(iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, the Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder or the Trustee, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End
Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

          (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

Section 3.08.       Oversight of Servicing.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trustee or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trustee an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trustee the certification required by Section 3.04 and the Trustee and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trustee shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trustee shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trustee, the Master Servicer nor any Servicer, acting on behalf of the Trustee, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trustee, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

Section 3.09.       Termination and Substitution of Servicing Agreements.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trustee is obligated to make an advance pursuant to Section 3.03 and (ii) the Trustee provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trustee shall terminate the Norwest Servicing Agreement without the recommendation of the Master Servicer. The Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee in connection with termination of such Servicing Agreement at the direction of the Master Servicer. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

Section 3.10.       Application of Net Liquidation Proceeds.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

Section 3.11.       1934 Act Reports.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

ARTICLE IV

DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
PAYMENTS TO CERTIFICATEHOLDERS;
STATEMENTS AND REPORTS

Section 4.01.       Distributions.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

          first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date;

          second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall;

          third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

          fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4
     Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

          fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

          sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

          seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

          ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

          tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

          twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

          thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

          fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

          sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

          eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

          nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

          twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

          twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

          twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

          twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

     (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

          first, to the Class A-4 Certificates up to the Priority Amount for such Distribution Date;

          second, to the Class A-R Certificate, until the Principal Balance thereof has been reduced to zero;

          third, to the Class A-1 Certificates, until the Principal Balance thereof has been reduced to zero;

          fourth, concurrently to the Class A-2 and Class A-3 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

          fifth, to the Class A-4 Certificates, without regard to the Priority Amount, until the Principal Balance thereof has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

          (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

          (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

          (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause
     (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trustee. The Trustee will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trustee therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

Section 4.02.       Allocation of Realized Losses.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

          first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

          second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

          third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

          fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

          fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

          sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

          seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

Section 4.03.       Paying Agent.

     (a) The Master Servicer hereby appoints the Trustee as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent shall:

          (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

          (ii) give the Trustee notice of any default by the Master Servicer in remitting any required amount; and

          (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trustee, in which case such Eligible Investments shall mature not later than the Distribution
Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to
Section 9.01.

Section 4.04. Statements to Certificateholders; Report to the Trustee and the Seller.

     Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

          (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

          (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

          (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

          (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trustee pursuant to the Servicing Agreements or this Agreement;

          (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

          (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

          (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

          (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

          (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xi) the Class A Prepayment Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

          (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

          (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

          (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

          (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

          (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

          (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

          (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

          (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

          (xxiii) the Class A-PO Deferred Amount, if any; and

          (xxiv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns; and shall deliver a copy of each type of statement to the Trustee, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trustee, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

Section 4.05.       Reports to Mortgagors and the Internal Revenue Service.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

Section 4.06. Calculation of Amounts; Binding Effect of Interpretations and Actions of Master Servicer.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

Section 4.07.       Determination of LIBOR.

     On each Rate Determination Date, the Trustee shall determine LIBOR for the succeeding LIBOR Based Interest Accrual Period on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

     If on any Rate Determination Date the Trustee is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or (y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trustee determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or
(B) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trustee are quoting on such Rate Determination Date to leading European banks.

     If on any Rate Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.65625%.

     The establishment of LIBOR by the Trustee and the Trustee's subsequent calculation of the rates of interest applicable to the Class A-2 and Class A-3 Certificates, in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trustee shall provide the Pass-Through Rates of the Class A-2 and Class A-3 Certificates for the related Distribution Date to Beneficial Owners or Holders of Class A-2 and Class A-3 Certificates who place a telephone call to the Trustee at (704) 590-6161 and make a request therefor.

ARTICLE V

THE CERTIFICATES

Section 5.01.       The Certificates.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class, as the case may be), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trustee to or upon the order of the Seller upon receipt by the Trustee or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trustee, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Trustee or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

          (i) the provisions of this Section 5.01(b) shall be in full force and effect;

          (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

          (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

          (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

          (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trustee at the Corporate Trust Office.

Section 5.02.       Registration of Certificates.

     (a) The Trustee shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trustee or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trustee or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer, and
(ii) the Trustee shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trustee is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trustee shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of
Exhibit K hereto, in the case of a Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code
Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited
Transaction  Class Exemption  95-60 ("PTE 95-60"),  60 Fed. Reg. 35925 (July 12,
1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B Certificates are covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trustee and the Seller to the effect that the purchase or holding of such Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Seller or the Master Servicer. The Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i),
(ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trustee shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trustee shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trustee an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

Section 5.03.       Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee or the Authenticating Agent, or the Trustee or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any
Certificate, and (ii) there is delivered to the Trustee or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trustee or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

Section 5.04.       Persons Deemed Owners.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

Section 5.05.       Access to List of Certificateholders' Names and Addresses.

     (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trustee, within 15 days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trustee is not the Certificate Registrar, the Trustee shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the
Certificateholders hereunder, regardless of the source from which such information was delivered.

Section 5.06.       Maintenance of Office or Agency.

     The Trustee will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trustee initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

Section 5.07.       Definitive Certificates.

     If (i)(A) the Master Servicer advises the Trustee in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trustee through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trustee shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trustee by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trustee shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

Section 5.08.       Notices to Clearing Agency.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trustee shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

ARTICLE VI

THE SELLER AND THE MASTER SERVICER

Section 6.01.       Liability of the Seller and the Master Servicer.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

Section 6.02.       Merger  or   Consolidation  of  the  Seller  or  the  Master
                    Servicer.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

Section 6.03. Limitation on Liability of the Seller, the Master Servicer and Others.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

Section 6.04.       Resignation of the Master Servicer.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

Section 6.05.       Compensation to the Master Servicer.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

Section 6.06.       Assignment or Delegation of Duties by Master Servicer.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee, in the exercise of its reasonable judgment, and executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

Section 6.07.       Indemnification of Trustee and Seller by Master Servicer.

     The Master Servicer shall indemnify and hold harmless the Trustee and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

ARTICLE VII

DEFAULT

Section 7.01.       Events of Default.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

          (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

          (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

          (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

          (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both FNMA and FHMLC, which ineligibility continues unremedied for a period of 90 days. then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

Section 7.02.       Other Remedies of Trustee.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 7.03. Directions by Certificateholders and Duties of Trustee During Event of Default.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

Section 7.04. Action upon Certain Failures of the Master Servicer and upon Event of Default.

     In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or (ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee may, but need not if the Trustee deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

Section 7.05.       Trustee to Act; Appointment of Successor.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trustee is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trustee shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trustee and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trustee shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trustee is required to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trustee shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trustee shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trustee from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trustee to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trustee or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trustee) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

Section 7.06.       Notification to Certificateholders.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trustee shall also, within 45 days after the occurrence of any Event of Default known to the Trustee, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01.       Duties of Trustee.

     The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

          (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

          (iii) The Trustee shall not be liable for any error of judgment made in good faith by any of its Responsible Officers, unless it shall be proved that the Trustee or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

Section 8.02.       Certain Matters Affecting the Trustee.

     Except as otherwise provided in Section 8.01:

          (i) The Trustee may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee may preserve;

          (ii) The Trustee may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (iv) Subject to Section 7.04, the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trustee as successor Master Servicer; and

          (v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

Section 8.03.       Trustee Not Required to Make Investigation.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee, shall be repaid by the Master Servicer upon demand.

Section 8.04.       Trustee Not Liable for Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility as to the correctness of the same. The Trustee makes no representation for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, the Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

Section 8.05.       Trustee May Own Certificates.

     The Trustee and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates..

Section 8.06.       The Master Servicer to Pay Fees and Expenses.

     The Master Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and the Master Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

Section 8.07.       Eligibility Requirements.

     The Trustee hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.08.

Section 8.08.       Resignation and Removal.

     The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of the property or affairs of the Trustee for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

Section 8.09.       Successor.

     Any successor trustee appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

Section 8.10.       Merger or Consolidation.

     Any Person into which the Trustee may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee hereunder; provided, however, that
(i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to not qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee.

Section 8.11.       Authenticating Agent.

     The Trustee may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's countersignature, such reference shall be deemed to include authentication on behalf of the Trustee by the Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Seller and the Master Servicer. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trustee promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

Section 8.12.       Separate Trustees and Co-Trustees.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

          (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

          (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

          (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

Section 8.13.       Appointment of Custodians.

     The Trustee may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to this Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

Section 8.14.       Tax Matters; Compliance with REMIC Provisions.

     (a) Each of the Trustee and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any action required by law to be performed directly by the Trustee, the Trustee, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trustee and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions); (v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO and Class A-R Certificates and the Class B-l, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates;
(viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and (xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to
Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence.

     In order to enable the Master Servicer or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Master Servicer or the Trustee arising from any errors or miscalculations by the Master Servicer or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trustee prepares any of the federal, state and local tax returns of the REMIC as described above, the Trustee hereby indemnifies the Seller and the Master Servicer for any losses, liabilities, damages, claims or expenses of the Seller or the Master Servicer arising from the Trustee's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer or the Trustee to perform its obligations under this Section 8.14.

Section 8.15.       Monthly Advances.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trustee shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trustee shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trustee shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

ARTICLE IX

TERMINATION

Section 9.01. Termination upon Purchase by the Seller or Liquidation of All Mortgage Loans.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i),  the Seller  shall  provide to the  Trustee the  certification  required by
Section 3.04 and the Trustee and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the
Trust Estate) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause (i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trustee of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i), (ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trustee shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to
Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

Section 9.02.       Additional Termination Requirements.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

          (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01.      Amendment.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect, (v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trustee.

Section 10.02.      Recordation of Agreement.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 10.03.      Limitation on Rights of Certificateholders.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 10.04.      Governing Law; Jurisdiction.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 10.05.      Notices.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer and
(iii) in the case of the Trustee, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of the Servicer unless notified thereof in writing by the Trustee, the Servicer or a Certificateholder.

Section 10.06.      Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.07.      Special Notices to Rating Agencies.

     (a) The Trustee shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

          (i) any amendment to this Agreement pursuant to Section 10.01(a);

          (ii) any sale or  transfer  of the Class B  Certificates  pursuant  to
     Section 5.02 to an affiliate of the Seller;

          (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

          (iv) any resignation of the Master Servicer pursuant to Section 6.04;

          (v) the  occurrence  of any of the  Events  of  Default  described  in
     Section 7.01;

          (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

          (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

          (viii) the making of a final payment pursuant to Section 9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

          (i) the appointment of a Custodian pursuant to Section 2.02;

          (ii) the  resignation  or removal of the  Trustee  pursuant to Section
     8.08;

          (iii) the appointment of a successor trustee pursuant to Section 8.09; or

          (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

     (c) The Master Servicer shall deliver to each Rating Agency:

          (i) reports prepared pursuant to Section 3.05; and

          (ii) statements prepared pursuant to Section 4.04.

Section 10.08.      Covenant of Seller.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

Section 10.09.      Recharacterization.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

ARTICLE XI

TERMS FOR CERTIFICATES

Section 11.01.      Class A Fixed Pass-Through Rate.

     The Class A Fixed Pass-Through Rate is 6.250% per annum.

Section 11.02.      Cut-Off Date.

     The Cut-Off Date for the Certificates is July 1, 1998.

Section 11.03.      Cut-Off Date Aggregate Principal Balance.

     The Cut-Off Date Aggregate Principal Balance is $350,358,851.30.

Section 11.04.      Original Class A Percentage.

     The Original Class A Percentage is 96.79648338%

Section 11.05.      Original  Principal  Balances  of the  Classes  of  Class  A
                    Certificates.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                             Original
     Class                              Principal Balance
     -----                              -----------------
          Class A-1                     $ 286,738,000.00
          Class A-2                     $  11,823,472.00
          Class A-3                     $   5,202,328.00
          Class A-4                     $  35,000,000.00
          Class A-PO                    $     383,430.52
          Class A-R                     $         100.00

Section 11.06.      Original Class A Non-PO Principal Balance.

     The Original Class A Non-PO Principal Balance is $338,763,900.00.

Section 11.07.      Original Subordinated Percentage.

     The Original Subordinated Percentage is 3.20351662%.

Section 11.08.      Original Class B-1 Percentage.

     The Original Class B-1 Percentage is 1.20122721%.

Section 11.09.      Original Class B-2 Percentage.

     The Original Class B-2 Percentage is 1.25137359%.

Section 11.10.      Original Class B-3 Percentage.

     The Original Class B-3 Percentage is 0.25030329%.

Section 11.11.      Original Class B-4 Percentage.

     The Original Class B-4 Percentage is 0.25030329%.

Section 11.12.      Original Class B-5 Percentage.

     The Original Class B-5 Percentage is 0.10012132%.

Section 11.13.      Original Class B-6 Percentage.

     The Original Class B-6 Percentage is 0.15018791%.

Section 11.14.      Original Class B Principal Balance.

     The Original Class B Principal Balance is $11,211,520.78.

Section 11.15.      Original  Principal  Balances  of the  Classes  of  Class  B
                    Certificates.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                             Original
     Class                              Principal Balance
     -----                              -----------------
          Class B-1                     $ 4,204,000.00
          Class B-2                     $ 4,379,500.00
          Class B-3                     $   876,000.00
          Class B-4                     $   876,000.00
          Class B-5                     $   350,400.00
          Class B-6                     $   525,620.78

Section 11.16.      Original Class B-1 Fractional Interest.

     The Original Class B-1 Fractional Interest is 2.00228940%.

Section 11.17.      Original Class B-2 Fractional Interest.

     The Original Class B-2 Fractional Interest is 0.75091581%.

Section 11.18.      Original Class B-3 Fractional Interest.

     The Original Class B-3 Fractional Interest is 0.50061252%.

Section 11.19.      Original Class B-4 Fractional Interest.

     The Original Class B-4 Fractional Interest is 0.25030922%.

Section 11.20.      Original Class B-5 Fractional Interest.

     The Original Class B-5 Fractional Interest is 0.15018791%.

Section 11.21.      Closing Date.

     The Closing Date is July 30, 1998.

Section 11.22.      Right to Purchase.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $35,035,885.13 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

Section 11.23.      Wire Transfer Eligibility.

     With respect to the Class A Certificates (other than the Class A-PO and Class A-R Certificates) and the Class B Certificates (other than the Class B-5 Certificates), the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum denomination eligible for wire transfer is 100% Percentage Interest. The Class A-R Certificate and the Class B-5 Certificates are not eligible for wire transfer.

Section 11.24.      Single Certificate.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-R Certificate) and each Class of Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4 and Class B-6 Certificates represents a $250,000 Denomination. The Class B-5 Certificates will be issued as a Single Certificate with a Denomination equal to its Original Principal Balance.

Section 11.25.      Servicing Fee Rate.

     The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

Section 11.26.      Master Servicing Fee Rate.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        NORWEST ASSET SECURITIES
                                        CORPORATION
                                          as Seller

                                        By:________________________________
                                             Name:
                                             Title:

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
                                          as Master Servicer

                                        By:________________________________
                                             Name:
                                             Title:

                                        FIRST UNION NATIONAL BANK
                                          as Trustee

                                        By:________________________________
                                             Name:
                                             Title:

Attest:
By:___________________________
Name:_________________________
Title:________________________

STATE OF NEW YORK        )
                              ss.:
COUNTY OF NEW YORK       )

     On this 30th day of July, 1998, before me, a notary public in and for the State of New York, personally Patrick Greene, known to me who, being by me duly sworn, did depose and say that he resides at Frederick, Maryland; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK        )
                              ss.:
COUNTY OF NEW YORK       )

     On this 30th day of July, 1998, before me, a notary public in and for the State of New York, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                              ss.:
COUNTY OF                )

     On this 30th day of July, 1998, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides at _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                              ss.:
COUNTY OF                )

     On this 30th day of July, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

_________________________
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

    Norwest Asset Securities Corporation, Mortgage Pass-Through Certificates,
                                 Series 1998-18
                 Applicable Unscheduled Principal Receipt Period

                                      Full Unscheduled      Partial Unscheduled
Servicer                             Principal Receipts     Principal Receipts
--------                             ------------------     ------------------

Norwest Mortgage, Inc.                    Mid-Month              Mid-Month
The Huntington Mortgage Company          Prior Month            Prior Month
Citicorp Mortgage, Inc.                   Mid-Month             Prior Month
Great Financial Bank                      Mid-Month             Prior Month
National City Mortgage Company           Prior Month            Prior Month
Bank of Oklahoma, N.A.                    Mid-Month             Prior Month
GMAC Mortgage Corporation of PA           Mid-Month             Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR
         SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
         THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE &
           CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR
         OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED
               OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
       ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME
      AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
       COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE
         OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON
       IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18 CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 6.45625% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to the lesser of (i) 0.80% plus LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, and (ii) 9.00%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18 CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. Interest on this Certificate will accrue with respect to each Distribution Date during the period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs (each a "LIBOR Based Interest Accrual Period"). The pass-through rate applicable with respect to the initial LIBOR Based Interest Accrual Period will be 5.78125% per annum. Thereafter, with respect to each LIBOR Based Interest Accrual Period, the pass-through will be a per annum rate equal to (i) 18.636362% minus (ii) the product of 2.272727 and LIBOR, as determined on the second business day preceding the commencement of such LIBOR Based Interest Accrual Period, subject to a minimum rate of 0.00% and a maximum rate of 18.636362%. The amount of interest which accrues on this Certificate in any LIBOR Based Interest Accrual Period will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, and based on its issue price of 78.92405%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the initial pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 21.15625000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.61%; and (iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.06993878%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE
         OF THE DEPOSITORY TRUST COMPANY TO THE TRUSTEE OR ITS AGENT FOR
       REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
      ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS
        REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
       COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE
        OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
         WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
                                INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18 CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, and based on its issue price of 97.53472%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.55208333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.61%; and
(iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01327818%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-18, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate,
        conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, at an issue price of 65.50795% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 34.49205000%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.08%; and (iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.45810590%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18, CLASS A-R


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee


                                        By____________________________
                                             Authorized Officer

Countersigned:

First Union National Bank,
  Trustee

By ________________________
     Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18, CLASS B-1

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18, CLASS B-2

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, and based on its issue price of 97.23785%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.84895833%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.67%; and
(iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.01592349%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-3

                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18, CLASS B-3


                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT _______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trustee (i) a representation letter, in the form as described in the Agreement, stating either
(a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, and based on its issue price of 95.73785%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.34895833%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.89%; and
(iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.02399498%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18, CLASS B-4

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, and based on its issue price of 89.94097%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.14583333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.81%; and
(iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.05374093%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18, CLASS B-5

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, and based on its issue price of 75.75347%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 24.33333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.46%; and (iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.11590668%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-18, CLASS B-6

     evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                    Cut-Off Date:   July 1, 1998

CUSIP No.:                         First Distribution Date:  August 25, 1998

Percentage Interest evidenced      Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  August 25, 2028

     THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

     Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

     Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trustee for that purpose in the notice of final distribution.

     No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trustee or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

     Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Certificate is issued on July 30, 1998, and based on its issue price of 36.50347%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance (plus five days of interest at the pass-through rate hereon), is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the Prepayment Assumption of 375% SPA (as defined in the Prospectus Supplement dated July 20, 1998 with respect to the offering of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-R, Class B-1, Class B-2 and Class B-3 Certificates) used to price this
Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 63.58333333%; (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 24.27%; and (iii) the amount of OID allocable to the short first accrual period (July 30, 1998 to August 25, 1998) as a percentage of the initial principal balance of this Certificate, calculated using the exact method, is approximately 0.18028068%.

     This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

     Unless this Certificate has been countersigned by an authorized officer of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                        First Union National Bank,
                                          Trustee

                                        By____________________________
                                             Authorized Officer


Countersigned:

First Union National Bank,
  Trustee


By ________________________
     Authorized Officer

                                    EXHIBIT C

                [Form of Reverse of Series 1998-18 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-18

     This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

     The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trustee, such advances are reimbursable to such Servicer, the Master Servicer or the Trustee to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

     As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trustee, as applicable, of advances made by such Servicer, the Master Servicer or the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

     The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Seller, the Master Servicer, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED,  the undersigned  hereby sell(s),  assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              (Please print or typewrite name and address including
                          postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

     I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

--------------------------------------------------------------------------------

Dated:

                                        _____________________________________
                                        Signature by or on behalf of assignor

                                        _____________________________________
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in
immediately                  available                  funds                 to
_________________________________________________________________     for    the
account  of   _______________________________________________   account   number
_____________,        or,       if        mailed       by       check,        to
_______________________________________________________.  Applicable  statements
should          be           mailed          to           ----------------------
----------------------------------------------------------------.

     This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

     THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                         W I T N E S S E T H   T H A T

     WHEREAS, the Seller, the Master Servicer, and the Trustee, have entered into a Pooling and Servicing Agreement dated as of July 30, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-18 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

     WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

     Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trustee subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

     Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

     Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of
Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trustee.

     Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trustee.

     Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

     Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

     Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

     Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

     Section  3.3.  Custodian  May  Own  Certificates.   The  Custodian  in  its
individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

     Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

     Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Seller and the Master Servicer.

     Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

     Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

     Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

     Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

     IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                                FIRST UNION NATIONAL BANK

230 South Tryon Street                  By:__________________________
Charlotte, North Carolina,  28288       Name:________________________
                                        Title:_______________________



Address:                                NORWEST ASSET SECURITIES
                                        CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703              By:__________________________
                                        Name:________________________
                                        Title:_______________________



Address:                                NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703              By:__________________________
                                        Name:________________________
                                        Title:_______________________


Address:                                [CUSTODIAN]

                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

STATE OF                 )
                         :  ss.:
COUNTY OF                )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        ___________________________________
                                                  Notary Public


[NOTARIAL SEAL]

STATE OF                 )
                         :  ss.:
COUNTY OF                )

     On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                        ___________________________________
                                                  Notary Public


[NOTARIAL SEAL]

STATE OF                 )
                         :  ss.:
COUNTY OF                )

     On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ___________________________________
                                                  Notary Public


[NOTARIAL SEAL]

STATE OF                 )
                         :  ss.:
COUNTY OF                )

     On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                        ___________________________________
                                                  Notary Public


 [NOTARIAL SEAL]

                                   EXHIBIT F-1


            [Schedule of Mortgage Loans Serviced by Norwest Mortgage]


NASCOR
NMI / 1998-18 Exhibit F-1
20 & 30 YEAR FIXED RATE RELOCATION LOANS

                                                                        NET
MORTGAGE                                                    MORTGAGE  MORTGAGE  CURRENT   ORIGINAL
 LOAN                                   ZIP    PROPERTY     INTEREST  INTEREST  MONTHLY   TERM TO
NUMBER              CITY      STATE     CODE      TYPE        RATE      RATE    PAYMENT   MATURITY
------              ----      -----     ----      ----        ----      ----    -------   --------
No Des Moines Loans


                               CUT-OFF
MORTGAGE            SCHEDULED   DATE                    MORTGAGE              T.O.P.    MASTER        FIXED
 LOAN               MATURITY  PRINCIPAL                INSURANCE   SERVICE  MORTGAGE    SERVICE     RETAINED
NUMBER                DATE     BALANCE  LTV  SUBSIDY     CODE        FEE      LOAN        FEE         YIELD
------                ----     -------  ---  -------     ----        ---      ----        ---         -----
No Des Moines Loans




     COUNT:
      WAC:
      WAM:
     WALTV:

                                   EXHIBIT F-2


            [Schedule of Mortgage Loans Serviced by Other Servicers]


NASCOR
NMI / 1998-18 Exhibit F-2
20 & 30 YEAR FIXED RATE RELOCATION LOANS

                                                                  NET
 MORTGAGE                                                       MORTGAGE     MORTGAGE      CURRENT      ORIGINAL
   LOAN                                     ZIP     PROPERTY    INTEREST     INTEREST      MONTHLY      TERM TO
  NUMBER   CITY                   STATE    CODE       TYPE        RATE         RATE        PAYMENT      MATURITY
  ------   ----                   -----    ----       ----        ----         ----        -------      --------
 4568596   PLANO                   TX      75025       SFD        8.000       6.250       $2,146.26      360
 4570631   BASKING RIDGE           NJ      07920       SFD        6.875       6.250        2,061.12      360
 4581544   FRANKLIN PARK           NJ      08823       SFD        7.000       6.250        1,836.24      360
 4591867   PELHAM                  AL      35124       SFD        6.000       5.733        1,438.93      360
 4598174   GLEN ALLEN              VA      23060       LCO        7.000       6.250        1,681.22      360
 4605411   SCHENECTADY             NY      12084       SFD        6.750       6.250        2,281.10      240
 4607192   NASHVILLE               TN      37221       SFD        6.500       6.233        1,882.94      360
 4608307   ACTON                   MA      01718       LCO        7.000       6.250        1,995.91      360
 4613912   MAHWAH                  NJ      07430       SFD        6.375       6.108        2,526.68      360
 4622458   IRVINE                  CA      92620       SFD        7.125       6.250        2,620.43      360
 4625487   CROWNSVILLE             MD      21032       SFD        6.625       6.250        1,760.86      360
 4625566   SHAWNEE                 KS      66216       SFD        6.875       6.250        1,497.80      360
 4631597   DANBURY                 CT      06811       SFD        6.750       6.250        2,928.75      360
 4644030   MCKINNEY                TX      75070       SFD        6.875       6.250        1,990.83      360
 4649156   MANALAPAN               NJ      07726       SFD        6.750       6.250        1,751.22      360
 4651119   SAN JOSE                CA      95135       SFD        7.250       6.250        2,358.29      360
 4652369   MOORESVILLE             NC      28115       SFD        6.625       6.250        1,575.17      360
 4652957   THE WOODLANDS           TX      77381       SFD        7.750       6.250        1,881.66      360
 4654737   SAN DIEGO               CA      92129       SFD        7.000       6.250        1,563.47      360
 4655669   SAN JOSE                CA      95135       SFD        6.750       6.250        2,020.39      360
 4655852   TUCSON                  AZ      85737       SFD        6.625       6.250        1,472.72      360
 4658421   FLEMINGTON              NJ      08822       SFD        7.125       6.250        2,223.28      360
 4658724   DARNESTOWN              MD      20874       SFD        7.000       6.250        2,017.20      360
 4662273   BELLE MEAD              NJ      08502       SFD        6.875       6.250        1,688.31      360
 4664013   OAKTON                  VA      22124       SFD        7.125       6.250        1,815.68      360
 4664707   CLIFTON                 VA      20124       SFD        6.875       6.250        1,525.07      360
 4666050   IOWA CITY               IA      52245       SFD        6.875       6.250        1,887.36      360
 4666396   MORRISVILLE             NC      27560       SFD        6.875       6.250        1,903.46      360
 4666727   WEST LAKELAND TWP       MN      55082       SFD        7.125       6.250        1,778.62      360
 4666967   SCOTTSDALE              AZ      85254       SFD        7.250       6.250        1,620.17      360
 4670703   WEST CHESTER            PA      19382       SFD        7.000       6.250        2,943.64      360
 4670789   BLOOMINGTON             IL      61701       SFD        6.875       6.250        1,891.96      360
 4671011   PLANO                   TX      75023       SFD        7.125       6.250        1,910.00      360
 4672814   NEW HOPE                PA      18938       SFD        6.625       6.250        1,896.61      360
 4673472   CUMMING                 GA      30041       SFD        6.750       6.250        1,548.86      360
 4674334   NEWARK                  DE      19711       SFD        6.750       6.250        1,506.05      360
 4677045   MALVERN                 PA      19355       SFD        7.500       6.250        2,768.89      360
 4677950   SCOTCH PLAINS           NJ      07076       SFD        6.875       6.250        2,128.45      360
 4678460   BRIDGEWATER             NJ      08807       SFD        6.625       6.250        1,600.78      360
 4678996   BELLE MEAD              NJ      08502       SFD        6.625       6.250        2,049.00      360
 4679210   MCKINNEY                TX      75070       SFD        6.500       6.233        2,247.64      360
 4680139   NEWTOWN                 PA      18940       SFD        6.750       6.250        1,861.48      360
 4682200   UNIVERSITY CITY         MO      63130       SFD        6.750       6.250        1,610.47      360
 4682434   ROANOKE                 VA      24018       SFD        7.125       6.250        1,569.77      360
 4683294   MOORESVILLE             NC      28115       SFD        6.625       6.250        1,490.33      360
 4683458   RANDOLPH                NJ      07869       SFD        6.625       6.250        2,230.21      360
 4683656   LONETREE                CO      80124       SFD        6.875       6.250        1,904.77      360
 4685242   ALPHARETTA              GA      30202       SFD        7.500       6.250        2,622.06      360
 4685455   WEST DES MOINES         IA      50265       SFD        7.000       6.250        2,347.52      360
 4686014   GOLDENS BRIDGE          NY      10526       SFD        7.000       6.250        2,714.44      360
 4686353   BAINBRIDGE ISLAND       WA      98110       SFD        7.000       6.250        1,829.59      360
 4687092   GLENCOE                 IL      60022       SFD        7.000       6.250        4,590.59      360
 4687768   VALRICO                 FL      33594       SFD        8.375       6.250        1,030.28      360
 4688722   WOODBINE                MD      21797       SFD        7.125       6.250        1,791.09      360
 4688851   MAPLE GROVE             MN      55311       SFD        6.625       6.250        1,822.01      360
 4689115   LONG GROVE              IL      60047       SFD        6.875       6.250        1,642.33      360
 4690075   CALIFON                 NJ      07830       SFD        6.750       6.250        2,640.12      360
 4690156   YORBA LINDA             CA      92887       SFD        6.750       6.250        2,594.40      360
 4690682   WAYNE                   NJ      07470       SFD        7.375       6.250        2,579.68      360
 4690819   LEAWOOD                 KS      66224       SFD        6.750       6.250        1,816.08      360
 4690925   SOUTHBOROUGH            MA      01772       LCO        7.000       6.250        1,876.16      360
 4691402   PARKER                  CO      80134       SFD        7.250       6.250        2,155.68      360
 4691446   NORTH WALES             PA      19454       SFD        6.875       6.250        1,832.84      360
 4692805   MEDFORD                 NJ      08055       SFD        7.000       6.250        1,993.92      360
 4693390   LAGUNA BEACH            CA      92651       SFD        6.500       6.233        2,940.07      360
 4693597   HOULTON                 WI      54082       SFD        7.250       6.250        2,056.77      360
 4693841   HELOTES                 TX      78023       SFD        7.500       6.250        1,926.34      360
 4694551   GREEN BROOK             NJ      08812       SFD        7.750       6.250        2,180.05      360
 4694772   BASKING RIDGE           NJ      07920       SFD        6.625       6.250        1,716.04      360
 4695096   SPARTA                  NJ      07871       SFD        6.875       6.250        1,497.80      360
 4695419   BRIDGEWATER             NJ      08807       SFD        6.625       6.250        2,977.45      360
 4695426   KINGSTON                MA      02364       SFD        7.000       6.250        1,878.82      360
 4695577   RANCHO SANTA FE         CA      92067       SFD        7.000       6.250        2,993.87      360
 4698166   SOUTH KINGSTOWN         RI      02879       SFD        7.125       6.250        2,516.34      360
 4699241   MIDDLETOWN              NJ      07748       SFD        7.125       6.250        2,091.90      360
 4699604   LAUREL                  MD      20723       SFD        7.125       6.250        1,726.75      360
 4700153   NORTH BEND              WA      98045       SFD        7.000       6.250        1,699.52      360
 4702286   MOORESTOWN              NJ      08057       SFD        6.500       6.233        2,063.39      360
 4702386   CHANHASSEN              MN      55317       SFD        6.500       6.233        1,755.89      360
 4702774   THE WOODLANDS           TX      77381       SFD        7.000       6.250        2,761.01      360
 4703638   MORRISVILLE             NC      27560       SFD        7.000       6.250        1,724.14      360
 4703686   CHAGRIN FALLS           OH      44023       SFD        6.875       6.250        1,970.79      360
 4703742   SHELTON                 CT      06484       SFD        6.625       6.250        1,639.20      360
 4703764   LINCOLNSHIRE            IL      60069       SFD        6.500       6.233        3,059.21      360
 4704655   DANVILLE                CA      94526       SFD        7.250       6.250        3,487.29      360
 4704752   PLANO                   TX      75023       SFD        6.625       6.250        1,733.33      360
 4705942   BELLEVUE                WA      98006       SFD        6.750       6.250        3,243.00      360
 4705998   PARKER                  CO      80134       SFD        7.250       6.250        1,791.06      360
 4706189   RIDGEFIELD              CT      06877       SFD        6.625       6.250        2,561.25      360
 4706205   SAN MATEO               CA      94402       SFD        6.750       6.250        9,274.96      360
 4706697   CHATHAM                 NJ      07928       SFD        7.000       6.250        1,754.41      360
 4707123   SUMMIT                  NJ      07901       SFD        6.875       6.250        2,090.35      360
 4707407   VIENNA                  VA      22182       SFD        6.625       6.250        2,994.42      360
 4708112   AVON                    CT      06001       SFD        7.000       6.250        1,962.65      360
 4708185   SUMMIT                  NJ      07901       SFD        6.500       6.233        4,108.45      360
 4708625   PROSPECT                KY      40059       SFD        6.875       6.250        2,075.90      360
 4708633   MORGAN HILL             CA      95037       SFD        7.125       6.250        1,870.92      360
 4708965   PLANO                   TX      75093       SFD        7.000       6.250        2,568.41      360
 4709485   AVONDALE                PA      19311       SFD        7.000       6.250        2,122.65      360
 4710392   PLANO                   TX      75093       SFD        6.500       6.233        2,275.45      360
 4710847   LAKE FOREST             IL      60045       SFD        7.000       6.250        3,193.46      360
 4710874   SOUTHLAKE               TX      76092       SFD        6.875       6.250        2,627.72      360
 4711108   GLEN MILLS              PA      19342       SFD        6.875       6.250        1,834.81      360
 4711111   MORRISTOWN              NJ      07960       SFD        7.125       6.250        2,452.34      360
 4712611   DENVER                  CO      80202       HCO        6.500       6.233        1,507.49      360
 4713087   WESTFORD                MA      01886       SFD        6.875       6.250        1,708.02      360
 4713229   SCOTTSDALE              AZ      85254       SFD        6.625       6.250        1,690.43      360
 4713420   MERION PARK             PA      19066       SFD        6.500       6.233        2,686.29      360
 4713542   GALESBURG               MI      49053       LCO        6.625       6.250        1,490.65      360
 4713672   ROCKVILLE               MD      20850       SFD        7.500       6.250        2,036.12      360
 4713911   THE WOODLANDS           TX      77381       SFD        7.125       6.250        1,902.59      360
 4714302   KENNETT SQUARE          PA      19348       SFD        6.875       6.250        2,207.29      360
 4714327   LITTLETON               CO      80125       SFD        6.875       6.250        3,233.08      360
 4714375   NEWFIELDS               NH      03856       SFD        6.875       6.250        1,744.81      360
 4714411   EL GRANADA              CA      94018       SFD        6.875       6.250        2,824.80      360
 4714670   NORTH ANDOVER           MA      01845       SFD        6.625       6.250        1,886.10      360
 4714735   WAYZATA                 MN      55391       SFD        6.625       6.250        2,308.65      360
 4715055   ATLANTA                 GA      30331       SFD        6.875       6.250        1,891.96      360
 4715069   LENEXA                  KS      66215       SFD        7.375       6.250        2,160.44      360
 4715092   OVERLAND PARK           KS      66223       SFD        7.250       6.250        1,934.66      360
 4715104   RIDGEFIELD              CT      06877       SFD        6.875       6.250        2,529.18      360
 4715166   HOUSTON                 TX      77059       SFD        6.750       6.250        1,943.20      360
 4715260   STOCKBRIDGE             GA      30281       SFD        7.375       6.250        1,876.22      360
 4715524   WESTERVILLE             OH      43082       SFD        6.750       6.250        2,302.53      360
 4715529   SKILLMAN                NJ      08558       SFD        6.625       6.250        1,573.57      360
 4715711   CORONA                  CA      91720       SFD        7.000       6.250        1,696.53      360
 4717565   TUCSON                  AZ      85742       SFD        7.000       6.250        1,794.99      360
 4717659   BERNARDS TOWNSHIP       NJ      07920       SFD        6.750       6.250        1,865.77      360
 4717948   MARIETTA                GA      30068       SFD        6.875       6.250        5,912.36      360
 4718161   CHESTERFIELD            MO      63005       SFD        6.500       6.233        2,812.71      360
 4718370   SAN FRANCISCO           CA      94115       SFD        6.625       6.250        4,754.31      360
 4718380   HERNDON                 VA      20171       SFD        6.875       6.250        1,803.60      360
 4718735   ISSAQUAH                WA      98029       SFD        7.250       6.250        2,392.05      360
 4719338   MILPITAS                CA      95035       SFD        7.250       6.250        2,179.56      360
 4719341   PLEASANTON              CA      94588       SFD        7.500       6.250        4,491.76      360
 4719586   MIDDLETOWN              NJ      07748       SFD        7.000       6.250        1,663.26      360
 4720197   SOUTHLAKE               TX      76092       SFD        6.750       6.250        1,611.12      360
 4720426   MONTCLAIR               NJ      07042       SFD        6.625       6.250        1,681.78      360
 4720495   ADDISON                 TX      75240       SFD        6.750       6.250        2,198.75      360
 4720536   CHESTERFIELD            MO      63005       SFD        7.000       6.250        2,661.21      360
 4721065   PEMBROKE PINES          FL      33028       SFD        6.875       6.250        1,515.21      360
 4721087   PHOENIX                 AZ      85024       SFD        7.000       6.250        1,656.61      360
 4721107   HINSDALE                IL      60521       SFD        6.375       6.108        2,767.49      360
 4721594   PALO ALTO               CA      94301       SFD        6.375       6.108        3,119.35      360
 4721771   IVYLAND                 PA      18974       SFD        7.000       6.250        1,984.60      360
 4721986   BARRINGTON              IL      60010       SFD        7.000       6.250        1,724.80      360
 4722131   MONTCLAIR               NJ      07042       SFD        6.750       6.250        1,704.52      360
 4722307   RANDOLPH                NJ      07869       SFD        6.625       6.250        2,573.41      360
 4722355   SAN RAMON               CA      94583       SFD        6.875       6.250        2,315.68      360
 4722497   EDISON                  NJ      08820       SFD        6.875       6.250        1,744.15      360
 4722528   KINGSTON                NY      12401       SFD        6.750       6.250        2,951.13      360
 4722615   HOUSTON                 TX      77094       SFD        7.000       6.250        2,347.19      360
 4722679   BETTENDORF              IA      52722       SFD        6.625       6.250        1,600.78      360
 4722920   MEDWAY                  MA      02053       SFD        6.750       6.250        2,185.78      360
 4722936   RALEIGH                 NC      27607       SFD        6.750       6.250        1,780.41      360
 4723047   ALPHARETTA              GA      30022       SFD        6.500       6.233        1,896.21      360
 4723195   ALPHARETTA              GA      30022       SFD        7.375       6.250        1,673.17      360
 4723271   LIVERMORE               CA      94550       SFD        6.500       6.233        1,833.00      360
 4723653   CLAYTON                 CA      94517       SFD        6.875       6.250        1,632.47      360
 4723702   RANDOLPH                NJ      07869       SFD        6.750       6.250        2,432.25      360
 4723778   ROCKFORD                IL      61107       SFD        6.750       6.250        2,049.57      360
 4723985   ALEXANDRIA              VA      22314       SFD        6.875       6.250        2,622.14      360
 4724022   NOVI                    MI      48374       SFD        6.500       6.233        1,580.18      360
 4724066   PLEASANTON              CA      94566       SFD        7.125       6.250        2,403.83      360
 4724169   ISSAQUAH                WA      98029       SFD        6.500       6.233        1,927.81      360
 4724199   HOCKESSIN               DE      19707       SFD        7.250       6.250        1,897.14      360
 4724355   SOUTHLAKE               TX      76092       SFD        7.000       6.250        1,644.63      360
 4724385   AURORA                  IL      60504       SFD        6.750       6.250        2,199.73      360
 4724914   HERNDON                 VA      22071       SFD        6.625       6.250        1,741.65      360
 4724984   BELLE MEAD              NJ      08502       SFD        7.000       6.250        2,589.69      360
 4725051   SHAKER HEIGHTS          OH      44122       SFD        6.875       6.250        2,627.72      360
 4725053   LACEY                   WA      98503       SFD        6.500       6.233        1,473.99      360
 4725087   HOLLISTON               MA      01746       SFD        6.750       6.250        2,203.94      360
 4725107   MCLEAN                  VA      22101       SFD        6.875       6.250        1,618.68      360
 4725142   PORTLAND                OR      97221       SFD        7.000       6.250        2,095.71      360
 4725364   JOHNSTON                IA      50131       SFD        6.750       6.250        1,608.20      360
 4725394   HOLLAND                 NJ      08848       SFD        6.500       6.233        2,838.62      360
 4725501   LOVELAND                OH      45140       SFD        7.000       6.250        1,676.57      360
 4725588   HINSDALE                IL      60521       SFD        7.125       6.250        3,368.60      360
 4725593   WHITE BEAR LAKE         MN      55110       SFD        7.500       6.250        2,108.84      360
 4725682   WESTON                  FL      33327       SFD        7.125       6.250        2,526.45      360
 4726015   NEW FAIRFIELD           CT      06812       SFD        7.500       6.250        2,097.65      360
 4726179   SCOTCH PLAINS           NJ      07076       SFD        7.250       6.250        2,319.40      360
 4726529   SAN JUAN CAPISTRANO     CA      92675       SFD        6.750       6.250        2,140.38      360
 4726601   TRUMBULL                CT      06611       SFD        6.750       6.250        1,556.64      360
 4726619   WESTFIELD               NJ      07090       SFD        6.625       6.250        1,949.11      360
 4726638   MISSION VIEJO           CA      92692       SFD        7.000       6.250        1,929.38      360
 4726655   OVERLAND PARK           KS      66221       SFD        7.000       6.250        1,792.33      360
 4726695   MARIETTA                GA      30066       SFD        7.375       6.250        1,786.78      360
 4726957   OVERLAND PARK           KS      66221       SFD        7.000       6.250        1,646.96      360
 4727000   SIMSBURY                CT      06089       SFD        7.250       6.250        3,643.17      360
 4727028   WILMINGTON              NC      28405       SFD        7.000       6.250        2,062.44      360
 4727264   NORTH WALES             PA      19454       SFD        6.750       6.250        1,799.22      360
 4727280   SEARINGTOWN             NY      11507       SFD        6.750       6.250        1,738.25      360
 4727488   WOODBURY                MN      55125       SFD        6.500       6.233        1,539.72      360
 4727531   PITTSFORD               NY      14534       SFD        6.375       6.108        2,096.21      360
 4727742   NEW FAIRFIELD           CT      06812       SFD        7.000       6.250        2,095.71      360
 4727761   BERNARDSVILLE           NJ      07924       SFD        6.750       6.250        2,594.40      360
 4727794   WESTON                  FL      33327       SFD        6.875       6.250        2,916.77      360
 4727896   PHILADELPHIA            PA      19107       SFD        6.500       6.233        1,896.21      360
 4728006   LIVERMORE               CA      94550       SFD        6.750       6.250        2,516.57      360
 4728149   CANTON                  MI      48188       SFD        7.000       6.250        1,739.11      360
 4728194   CHICAGO                 IL      60657       LCO        7.250       6.250        2,387.62      360
 4728319   HANOVER                 MA      02339       SFD        7.000       6.250        3,492.84      360
 4728356   SCOTTSDALE              AZ      85259       SFD        7.125       6.250        1,579.87      360
 4728466   POTTERSVILLE            NJ      07979       SFD        6.875       6.250        1,806.56      360
 4728934   CRANBURY                NJ      08512       SFD        6.750       6.250        1,913.37      360
 4728948   CUMMING                 GA      30040       SFD        6.875       6.250        1,655.46      360
 4729343   RICHBORO                PA      18954       SFD        6.875       6.250        1,734.30      360
 4729443   NAPERVILLE              IL      60540       SFD        7.250       6.250        1,565.60      360
 4729585   SAINT LOUIS             MO      63108       SFD        6.875       6.250        3,416.03      360
 4729635   COSTA MESA              CA      92626       SFD        7.125       6.250        1,785.36      360
 4729702   TOWNSHIP OF CLINTON     NJ      08801       SFD        6.500       6.233        1,738.19      360
 4729744   AVON LAKE               OH      44012       SFD        7.000       6.250        1,738.44      360
 4729974   RIDGEFIELD              CT      06877       SFD        6.750       6.250        1,880.94      360
 4729989   STRONGSVILLE            OH      44136       SFD        6.375       6.108        1,644.21      360
 4730037   CONYERS                 GA      30208       SFD        7.125       6.250        1,593.69      360
 4730134   DANVILLE                CA      94506       SFD        6.625       6.250        1,965.76      360
 4730212   MARIETTA                GA      30067       SFD        7.000       6.250        2,224.78      360
 4730336   THE WOODLANDS           TX      77381       SFD        7.125       6.250        1,894.50      360
 4730372   SOUTHBURY               CT      06488       SFD        6.500       6.233        1,580.18      360
 4730412   SAN RAMON               CA      94583       SFD        7.000       6.250        2,814.23      360
 4730496   BASKING RIDGE           NJ      07920       SFD        6.625       6.250        1,920.94      360
 4730716   TRUMBULL                CT      06611       SFD        7.000       6.250        1,748.42      360
 4730810   SUNNYVALE               CA      94087       SFD        7.125       6.250        2,533.19      360
 4730971   AUSTIN                  TX      78726       SFD        7.125       6.250        1,684.30      360
 4731020   GAINESVILLE             VA      20155       SFD        7.000       6.250        1,910.08      360
 4731324   RIDGEWOOD               NJ      07450       SFD        6.750       6.250        1,945.80      360
 4731426   LIVERMORE               CA      94550       SFD        7.125       6.250        2,836.02      360
 4731772   MINNETONKA              MN      55345       SFD        6.875       6.250        1,847.62      360
 4731837   HUNTINGTON BEACH        CA      92646       SFD        6.750       6.250        1,941.58      360
 4732270   HUNTINGTON              NY      11743       SFD        7.000       6.250        1,703.18      360
 4732427   AVON                    CT      06001       SFD        7.000       6.250        1,729.79      360
 4732443   MASON                   OH      45040       SFD        6.750       6.250        1,774.89      360
 4732528   LITTLETON               CO      80123       SFD        7.250       6.250        1,705.45      360
 4732538   MINNEAPOLIS             MN      55409       SFD        7.125       6.250        1,562.36      360
 4732583   LAWRENCEVILLE           NJ      08648       SFD        6.875       6.250        1,817.73      360
 4732595   WESTFIELD               NJ      07090       SFD        6.750       6.250        1,842.02      360
 4732695   THE WOODLANDS           TX      77381       SFD        7.250       6.250        3,563.01      360
 4732835   SAN RAMON               CA      94583       SFD        6.750       6.250        2,205.24      360
 4732856   SANTA BARBARA           CA      93110       SFD        7.000       6.250        2,607.99      360
 4733046   MORGAN HILL             CA      95037       SFD        7.000       6.250        3,406.35      360
 4733258   TUCSON                  AZ      85737       SFD        7.000       6.250        1,729.79      360
 4733362   BREA                    CA      92821       SFD        7.375       6.250        2,129.01      360
 4733525   NAPERVILLE              IL      60565       SFD        6.875       6.250        2,480.57      360
 4733722   LAHASKA                 PA      18931       LCO        6.625       6.250        1,945.91      360
 4733777   VIENNA                  VA      22182       SFD        6.875       6.250        1,970.79      360
 4734029   WINTERSET               IA      50273       SFD        7.375       6.250        2,210.17      360
 4734045   MONROE                  CT      06468       SFD        6.750       6.250        2,334.96      360
 4734138   CHARLOTTE               NC      28277       SFD        6.875       6.250        1,968.82      360
 4734334   CHARLOTTE               NC      28200       SFD        6.625       6.250        2,247.50      360
 4734363   MILL VALLEY             CA      94941       SFD        7.500       6.250        3,129.69      360
 4734567   RIVER FOREST            IL      60305       SFD        6.625       6.250        2,305.12      360
 4734720   HOLLIS                  NH      03049       SFD        6.875       6.250        1,625.90      360
 4734855   SHORT HILLS             NJ      07078       SFD        7.125       6.250        4,486.97      360
 4735332   RANCHO SANTA MARGARI    CA      92688       SFD        6.750       6.250        2,399.82      360
 4735359   RICHMOND                KY      40475       SFD        7.125       6.250        1,670.83      360
 4735487   RIDGEFIELD              CT      06877       SFD        6.875       6.250        1,642.33      360
 4735496   RICHMOND                VA      23075       SFD        7.000       6.250        2,046.81      360
 4735523   MCKINNEY                TX      75070       SFD        7.000       6.250        1,961.65      360
 4735564   LIVERMORE               CA      94550       SFD        6.500       6.233        1,959.42      360
 4735604   SHELBY TOWNSHIP         MI      48316       SFD        6.750       6.250        1,738.25      360
 4735798   KINGSTON                MA      02364       SFD        6.750       6.250        1,806.67      360
 4735925   SPARTA                  NJ      07871       SFD        6.500       6.233        1,657.29      360
 4735931   JACKSONVILLE            FL      32277       SFD        6.500       6.233        1,690.79      360
 4735969   DALLAS                  TX      75240       SFD        6.875       6.250        1,799.99      360
 4735985   PLANO                   TX      75093       SFD        6.750       6.250        2,573.32      360
 4736148   LAKEWOOD                IL      60014       SFD        7.500       6.250        1,982.28      360
 4736353   NORTH ANDOVER           MA      01845       SFD        7.125       6.250        2,533.19      360
 4736467   WESTON                  CT      06883       SFD        6.875       6.250        3,915.30      360
 4736571   WASHINGTON              DC      20009       LCO        7.125       6.250        1,804.90      360
 4736604   WESTON                  FL      33327       SFD        7.000       6.250        2,202.82      360
 4736649   WALPOLE                 MA      02081       SFD        6.500       6.233        1,643.38      360
 4736885   MAPLE VALLEY            WA      98038       SFD        7.000       6.250        1,874.16      360
 4736956   FANWOOD                 NJ      07023       SFD        7.625       6.250        1,734.10      360
 4737050   THE WOODLANDS           TX      77381       SFD        7.000       6.250        1,886.14      360
 4737122   NAPERVILLE              IL      60564       SFD        6.875       6.250        1,773.06      360
 4737156   POWDER SPRINGS          GA      30127       SFD        7.250       6.250        1,749.78      360
 4737305   BUDD LAKE               NJ      07828       SFD        6.625       6.250        1,655.21      360
 4737453   WINCHESTER              MA      01890       SFD        7.250       6.250        1,549.91      360
 4737472   COLORADO SPRINGS        CO      80918       SFD        6.250       5.983        1,847.16      360
 4737559   MIDDLETON               MA      01949       SFD        6.875       6.250        1,675.60      360
 4737740   TUSTIN                  CA      92680       SFD        6.625       6.250        1,837.70      360
 4737765   ATLANTA                 GA      30350       SFD        7.250       6.250        1,773.66      360
 4737865   SOUTH BARRINGTON        IL      60010       SFD        6.875       6.250        2,391.23      360
 4737882   SPARTANBURG             SC      29306       SFD        6.750       6.250        2,140.38      360
 4737958   SCOTTSDALE              AZ      85260       SFD        7.000       6.250        2,508.20      360
 4738011   HIGHLANDS RANCH         CO      80126       SFD        6.625       6.250        1,785.19      360
 4738017   GREAT FALLS             VA      22066       SFD        7.375       6.250        5,352.73      360
 4738078   WOODINVILLE             WA      98072       SFD        6.750       6.250        1,816.08      360
 4738160   DENVER                  CO      80206       SFD        7.000       6.250        1,643.30      360
 4738322   SAN RAMON               CA      94583       SFD        6.875       6.250        2,230.94      360
 4738346   CHAGRIN FALLS           OH      44023       SFD        6.875       6.250        2,189.22      360
 4738368   PLEASANTON              CA      94566       SFD        7.000       6.250        1,596.73      360
 4738702   COLLEYVILLE             TX      76034       SFD        6.750       6.250        2,159.84      360
 4738720   SCOTTSDALE              AZ      85255       SFD        6.750       6.250        1,945.80      360
 4738729   OMAHA                   NE      68109       SFD        6.625       6.250        3,073.50      360
 4738751   PHOENIX                 AZ      85082       SFD        6.625       6.250        1,824.89      360
 4738805   HARRISONBURG            VA      22802       SFD        6.625       6.250        1,613.59      360
 4738819   WESTMINSTER             CO      80234       SFD        7.000       6.250        1,607.38      360
 4738866   ALAMO                   CA      94507       SFD        6.875       6.250        3,284.65      360
 4738930   EVERGREEN               CO      80437       SFD        6.875       6.250        2,138.97      360
 4739064   BRIDGEWATER             NJ      08807       SFD        6.875       6.250        1,891.96      360
 4739126   DAKOTA DUNES            SD      57049       SFD        7.250       6.250        2,155.00      360
 4739152   SAN JOSE                CA      95123       SFD        7.625       6.250        2,516.57      360
 4739205   EAST AMHERST            NY      14051       SFD        6.750       6.250        1,660.42      360
 4739236   WINDHAM                 NH      03087       SFD        7.000       6.250        2,128.97      360
 4739259   ALPHARETTA              GA      30201       SFD        6.750       6.250        1,751.22      360
 4739306   ALPHARETTA              GA      30201       SFD        6.250       5.983        2,155.02      360
 4739380   BRENTWOOD               CA      94513       SFD        6.750       6.250        1,548.53      360
 4739408   NEWCASTLE               WA      98059       SFD        6.750       6.250        2,412.79      360
 4739409   LIBERTYVILLE            IL      60048       SFD        7.000       6.250        1,830.92      360
 4739456   AVON                    CT      06001       SFD        7.250       6.250        2,335.78      360
 4739540   DANVILLE                CA      94506       SFD        6.875       6.250        3,200.56      360
 4739591   MOUNTAIN VIEW           CA      94043       LCO        7.125       6.250        1,784.01      360
 4739742   POWDER SPRINGS          GA      30073       SFD        6.875       6.250        1,731.01      360
 4739787   MARIETTA                GA      30068       SFD        6.125       5.858        1,883.60      360
 4739848   HUDSON                  OH      44236       SFD        6.500       6.233        1,729.34      360
 4739951   LIVINGSTON              NJ      07039       SFD        7.000       6.250        2,062.44      360
 4740016   KINGWOOD                TX      77345       SFD        7.000       6.250        1,712.49      360
 4740137   GAITHERSBURG            MD      20882       SFD        6.875       6.250        1,839.41      360
 4740167   MARIETTA                GA      30062       SFD        6.875       6.250        1,851.56      360
 4740169   CONCORD                 MA      01742       SFD        6.500       6.233        2,224.88      360
 4740334   LEXINGTON               MA      02173       SFD        6.375       6.108        1,746.84      360
 4740409   GREAT FALLS             VA      22066       SFD        6.500       6.233        2,634.46      360
 4740419   MOUNTAIN LAKES          NJ      07046       SFD        6.750       6.250        2,951.13      360
 4740482   LAWRENCEVILLE           NJ      08648       SFD        6.750       6.250        1,634.47      360
 4740489   PLANO                   TX      75093       SFD        7.000       6.250        2,059.45      360
 4740500   CRYSTAL LAKE            IL      60012       SFD        7.125       6.250        1,650.62      360
 4740552   BRIDGEWATER             NJ      08807       SFD        6.750       6.250        1,621.50      360
 4740595   NEW YORK                NY      10010       HCO        6.875       6.250        1,708.02      360
 4740631   SUDBURY                 MA      01776       SFD        7.375       6.250        3,507.94      360
 4740652   MARIETTA                GA      30062       SFD        7.000       6.250        1,874.83      360
 4740728   MISSION VIEJO           CA      92692       SFD        7.000       6.250        2,528.15      360
 4740816   SHOREWOOD               MN      55331       SFD        7.500       6.250        2,167.57      360
 4740838   NEW HOPE                PA      18938       SFD        6.875       6.250        2,759.11      360
 4740907   COTO DE CAZA            CA      92679       SFD        6.750       6.250        2,432.25      360
 4741012   EVANSVILLE              IN      47701       SFD        6.750       6.250        2,485.43      360
 4741038   LANDENBERG              PA      19350       SFD        7.375       6.250        1,752.94      360
 4741154   ANNANDALE               NJ      08801       SFD        6.625       6.250        1,751.90      360
 4741254   LEESBURG                VA      20175       SFD        6.875       6.250        1,554.96      360
 4741329   CALEDONIA               MI      49316       SFD        7.000       6.250        1,617.02      360
 4741343   NAPA                    CA      94559       SFD        6.625       6.250        4,130.01      360
 4741352   PHILADELPHIA            PA      19118       SFD        7.125       6.250        1,711.25      360
 4741380   ANAHEIM                 CA      92808       SFD        7.375       6.250        2,016.78      360
 4741388   BELLE MEAD              NJ      08502       SFD        6.750       6.250        2,247.40      360
 4741412   ALPHARETTA              GA      30005       SFD        7.000       6.250        1,788.67      360
 4741424   SCOTTSDALE              AZ      85259       SFD        7.250       6.250        2,001.17      360
 4741762   RIDGEFIELD              CT      06877       SFD        7.000       6.250        3,326.52      360
 4741775   FISHERS                 IN      46038       SFD        7.000       6.250        1,565.79      360
 4741780   BROOKFIELD              CT      06804       SFD        7.500       6.250        2,097.65      360
 4741814   LAFAYETTE               CA      94549       SFD        6.500       6.233        3,097.14      360
 4741865   PLYMOUTH                MN      55446       SFD        6.875       6.250        2,187.58      360
 4741903   UPPER PROVIDENCE        PA      19063       SFD        6.375       6.108        2,183.55      360
 4741921   WINCHESTER              MA      01890       SFD        7.000       6.250        2,987.21      360
 4741925   ORLANDO                 FL      32836       SFD        7.125       6.250        1,716.98      360
 4742001   CENTER VALLEY           PA      18034       SFD        7.000       6.250        1,996.91      360
 4742013   ORLANDO                 FL      32835       SFD        7.000       6.250        1,601.72      360
 4742079   SAN RAMON               CA      94583       SFD        6.625       6.250        2,566.05      360
 4742121   ALPHARETTA              GA      30005       SFD        7.000       6.250        1,663.26      360
 4742179   MALVERN                 PA      19355       SFD        6.500       6.233        2,528.28      360
 4742205   SAN DIEGO               CA      92129       LCO        6.875       6.250        2,275.28      360
 4742226   SAN FRANCISCO           CA      94132       SFD        7.000       6.250        1,963.98      360
 4742314   KENNESAW                GA      30144       SFD        7.375       6.250        1,640.36      360
 4742596   SCARSDALE               NY      10583       SFD        6.625       6.250        3,521.72      360
 4742610   ARLINGTON               VA      22209       PUD        6.875       6.250        2,112.69      360
 4742674   HUDSON                  OH      44236       SFD        6.750       6.250        1,523.56      360
 4742793   DOYLESTOWN              PA      18901       SFD        6.625       6.250        1,681.46      360
 4742863   PAOLI                   PA      19301       SFD        7.000       6.250        1,623.34      360
 4742901   FRESNO                  CA      93720       SFD        7.125       6.250        1,999.60      360
 4743034   FOUNTAIN HILLS          AZ      85268       SFD        6.625       6.250        2,674.58      360
 4743062   LONDON GROVE            PA      19390       SFD        6.875       6.250        1,820.35      360
 4743130   CHATHAM                 NJ      07928       SFD        7.500       6.250        1,793.49      360
 4743145   LAGUNA NIGUEL           CA      92677       SFD        7.000       6.250        1,940.03      360
 4743146   GRANADA HILLS           CA      91344       PUD        7.500       6.250        3,160.45      360
 4743213   WHEATON                 IL      60187       SFD        7.000       6.250        2,315.26      360
 4743249   DULUTH                  GA      30097       SFD        6.500       6.233        1,881.04      360
 4743286   LEBANON                 NJ      08833       SFD        6.500       6.233        2,730.54      360
 4743390   HIGHLANDS RANCH         CO      80126       SFD        6.750       6.250        1,747.65      360
 4743401   DANVILLE                CA      94506       SFD        6.875       6.250        2,336.04      360
 4743493   MISSION VIEJO           CA      92692       SFD        6.625       6.250        2,308.33      360
 4743503   FARMINGTON              CT      06032       SFD        7.500       6.250        2,422.78      360
 4743532   RANDOLPH                NJ      07869       SFD        6.750       6.250        2,506.19      360
 4743541   THE WOODLANDS           TX      77380       SFD        6.750       6.250        1,929.71      360
 4743588   ATLANTA                 GA      30309       SFD        7.125       6.250        2,037.32      360
 4743623   ROSWELL                 GA      30075       SFD        7.125       6.250        1,667.46      360
 4743700   LAKE OSWEGO             OR      97035       SFD        6.875       6.250        1,754.54      360
 4743814   LOMPOC                  CA      93436       SFD        6.500       6.233        1,516.97      360
 4744279   SETAUKET                NY      11733       SFD        7.250       6.250        2,114.75      360
 4744299   SANTA BARBARA           CA      93105       SFD        7.000       6.250        1,751.08      360
 4744366   SAUGUS                  CA      91350       SFD        6.750       6.250        1,691.55      360
 4744386   BERNARDSVILLE           NJ      07924       SFD        6.750       6.250        2,604.77      360
 4744388   PLEASANTON              CA      94588       SFD        7.250       6.250        2,125.67      360
 4744407   WOODSTOCK               GA      30189       SFD        7.000       6.250        1,578.44      360
 4744473   SPRING                  TX      77379       SFD        7.125       6.250        1,595.37      360
 4744503   CARLSBAD                NM      88220       SFD        7.000       6.250        1,630.00      360
 4744531   CHAGRIN FALLS           OH      44022       SFD        6.375       6.108        1,559.68      360
 4744599   SAN RAMON               CA      94583       SFD        6.750       6.250        1,923.10      360
 4744618   INDIAN HILL             OH      45243       SFD        6.875       6.250        1,891.96      360
 4744620   YARDLEY                 PA      19067       SFD        6.875       6.250        1,690.94      360
 4744633   ALLENS PARK             CO      80510       SFD        7.000       6.250        2,118.33      360
 4744646   REDONDO BEACH           CA      90277       SFD        7.375       6.250        1,902.82      360
 4744667   AGOURA HILLS            CA      91301       SFD        6.750       6.250        3,654.86      360
 4744788   ATLANTA                 GA      30318       SFD        6.500       6.233        1,820.36      360
 4744798   RUMSON                  NJ      07760       SFD        6.750       6.250        3,242.99      360
 4744808   BAKERSFIELD             CA      93311       SFD        6.625       6.250        2,081.02      360
 4744867   LA VERNE                CA      91750       SFD        6.500       6.233        2,174.32      360
 4744872   PALM SPRINGS            CA      92264       SFD        6.750       6.250        3,035.44      360
 4744905   CHICAGO                 IL      60657       SFD        6.875       6.250        3,211.07      360
 4744911   NEWPORT BEACH           CA      92657       SFD        6.750       6.250        4,572.62      360
 4744978   SPRING                  TX      77379       SFD        6.750       6.250        2,224.05      360
 4745072   LEXINGTON               MA      02173       SFD        7.500       6.250        1,678.12      360
 4745106   DANVILLE                CA      94506       SFD        7.250       6.250        2,529.51      360
 4745137   GERMANTOWN              TN      38139       SFD        6.750       6.250        1,893.91      360
 4745185   JACKSONVILLE            FL      32225       SFD        6.125       5.858        2,177.98      360
 4745250   REDMOND                 WA      98053       SFD        6.500       6.233        1,491.69      360
 4745342   LAKE ST. LOUIS          MO      63367       SFD        6.875       6.250        1,642.33      360
 4745366   CASTLE ROCK             CO      80104       SFD        6.625       6.250        2,458.80      360
 4745410   ALPHARETTA              GA      30022       SFD        7.625       6.250        1,652.70      360
 4745417   ATLANTA                 GA      30309       SFD        6.625       6.250        3,201.56      360
 4745512   ROSWELL                 GA      30075       SFD        6.875       6.250        2,044.37      360
 4745597   LOUISVILLE              KY      40223       SFD        6.875       6.250        1,590.43      360
 4745752   HOUSTON                 TX      77027       SFD        7.000       6.250        1,796.32      360
 4745762   FRISCO                  TX      75034       SFD        6.750       6.250        3,080.84      360
 4745870   EVERGREEN               CO      80439       SFD        6.750       6.250        1,621.50      360
 4745936   OVERLAND PARK           KS      66223       SFD        7.375       6.250        1,814.41      360
 4745945   BENTLEYVILLE            OH      44022       SFD        6.625       6.250        2,010.58      360
 4746062   COLLEYVILLE             TX      76034       SFD        7.000       6.250        2,096.37      360
 4746088   LIBERTYVILLE            IL      60048       SFD        7.000       6.250        1,743.10      360
 4746124   AUSTIN                  TX      78735       SFD        6.625       6.250        2,753.34      360
 4746230   FLORENCE                SC      29501       SFD        6.625       6.250        1,920.94      360
 4746261   SALINAS                 CA      93908       SFD        6.875       6.250        1,655.47      360
 4746274   MONTCLAIR               NJ      07042       SFD        7.750       6.250        2,116.64      360
 4746296   NORTHBROOK              IL      60062       SFD        6.750       6.250        1,823.86      360
 4746487   LOVELAND                OH      45140       SFD        6.875       6.250        1,537.22      360
 4746573   NORTHBROOK              IL      60062       SFD        7.125       6.250        2,565.53      360
 4746620   FISHKILL                NY      12524       SFD        7.000       6.250        1,591.41      360
 4746630   MOUNT ARLINGTON         NJ      07856       SFD        6.500       6.233        1,706.59      360
 4746655   CONCORD                 MA      01742       SFD        6.750       6.250        1,932.83      360
 4746666   RENTON                  WA      98058       SFD        7.125       6.250        2,036.66      360
 4746906   RIDGEFIELD              CT      06877       SFD        6.875       6.250        1,609.48      360
 4746912   ANNANDALE               NJ      08801       SFD        6.625       6.250        1,803.12      360
 4746984   SOUTHLAKE               TX      76092       SFD        7.125       6.250        2,738.00      360
 4747049   ANN ARBOR               MI      48105       LCO        7.000       6.250        1,614.36      360
 4747130   FAIRFIELD               CT      06432       SFD        6.750       6.250        2,432.25      360
 4747134   PITTSFORD               NY      14534       SFD        6.375       6.108        2,058.78      360
 4747160   NEWCASTLE               WA      98056       SFD        7.125       6.250        1,664.09      360
 4747328   NORTH PALM BEACH        FL      33408       SFD        6.750       6.250        1,816.08      360
 4747332   MALIBU                  CA      90265       SFD        7.000       6.250        3,226.72      360
 4747355   WILDWOOD                MO      63005       SFD        6.750       6.250        1,836.51      360
 4747379   ORION                   MI      48360       SFD        6.750       6.250        1,699.98      360
 4747411   PELHAM MANOR            NY      10803       SFD        7.250       6.250        4,000.29      360
 4747459   COLLIERVILLE            TN      38017       SFD        7.125       6.250        1,648.93      360
 4747711   SUNNYVALE               CA      94086       LCO        7.000       6.250        2,217.13      360
 4747712   MENDHAM                 NJ      07945       SFD        6.750       6.250        2,399.82      360
 4747724   WHEATON                 IL      60187       SFD        6.375       6.108        2,183.55      360
 4747876   HOUSTON                 TX      77063       SFD        6.875       6.250        2,936.80      360
 4747914   SHREWSBURY              MA      01545       SFD        6.750       6.250        2,180.59      360
 4747950   PLANO                   TX      75093       SFD        6.500       6.233        2,654.06      360
 4748041   CARMEL                  IN      46033       SFD        7.000       6.250        1,932.04      360
 4748062   CLAYTON                 MO      63105       SFD        6.750       6.250        2,399.82      360
 4748302   DENVER                  CO      80206       SFD        6.625       6.250        1,600.78      360
 4748341   NORWALK                 CT      06850       SFD        7.000       6.250        2,900.72      360
 4748344   NEW CANAAN              CT      06840       SFD        6.625       6.250        3,521.72      360
 4748520   PITTSFORD               NY      14534       SFD        6.625       6.250        2,517.71      360
 4748526   BIG BEAR LAKE           CA      92314       SFD        7.000       6.250        1,630.00      360
 4748527   POTOMAC                 MD      20854       SFD        6.875       6.250        2,253.27      360
 4748558   MANASSAS                VA      20111       SFD        7.000       6.250        1,526.21      360
 4748565   FLEMINGTON              NJ      08822       SFD        7.125       6.250        1,540.13      360
 4748578   PORTLAND                OR      97229       SFD        6.250       5.983        1,630.12      360
 4748723   PORTLAND                OR      97229       SFD        6.625       6.250        1,600.78      360
 4748738   EVANSTON                IL      60201       LCO        6.875       6.250        1,781.27      360
 4748751   LIVERMORE               CA      94550       SFD        6.750       6.250        2,225.99      360
 4748822   THE WOODLANDS           TX      77381       SFD        6.750       6.250        1,860.83      360
 4748847   KELLER                  TX      76248       SFD        7.125       6.250        1,782.66      360
 4748881   COCONUT CREEK           FL      33073       SFD        7.375       6.250         $820.53      360
 4748897   LONG GROVE              IL      60047       SFD        7.000       6.250        1,796.32      360
 4748959   GLASTONBURY             CT      06033       SFD        6.750       6.250        1,738.25      360
 4748991   ANNANDALE               NJ      08801       SFD        6.625       6.250        2,138.96      360
 4749038   MILL CREEK              WA      98012       SFD        6.500       6.233        1,618.10      360
 4749109   TITUSVILLE              NJ      08558       SFD        6.625       6.250        2,561.25      360
 4749117   YARDLEY                 PA      19067       SFD        6.875       6.250        1,873.57      360
 4749120   GILROY                  CA      95020       SFD        7.375       6.250        2,051.31      360
 4749161   SIMI VALLEY             CA      93065       SFD        7.250       6.250        1,792.76      360
 4749233   HOUSTON                 TX      77008       SFD        6.875       6.250        1,655.47      360
 4749299   UNION CITY              CA      94587       SFD        7.250       6.250        2,369.54      360
 4749320   LOVELAND                OH      45140       SFD        6.875       6.250        2,094.29      360
 4749322   WEST BLOOMFIELD         MI      48324       SFD        7.000       6.250        1,886.14      360
 4749391   BERKELEY HEIGHTS        NJ      07922       LCO        6.500       6.233        1,744.51      360
 4749403   GROTON                  MA      01450       SFD        7.000       6.250        1,663.26      360
 4749410   AMELIA ISLAND           FL      32034       SFD        6.750       6.250        1,816.08      360
 4749507   BELLEVUE                WA      98006       SFD        6.875       6.250        2,364.95      360
 4749563   NOVI                    MI      48374       SFD        7.000       6.250        1,563.47      360
 4749702   BOCA RATON              FL      33433       SFD        7.000       6.250        1,676.57      360
 4749704   LEAWOOD                 KS      66225       SFD        6.875       6.250        1,870.93      360
 4749835   RYE                     NY      10580       LCO        7.000       6.250        2,827.54      360
 4749885   ROCHESTER               NY      14625       SFD        6.750       6.250        1,726.57      360
 4749936   STAMFORD                CT      06902       SFD        6.750       6.250        2,982.91      360
 4750026   POWAY                   CA      92064       SFD        7.125       6.250        3,503.34      360
 4750072   HADDONFIELD             NJ      08033       SFD        6.500       6.233        2,123.75      360
 4750181   MONTCLAIR               NJ      07042       SFD        6.750       6.250        2,309.01      360
 4750226   REDDING                 CT      06896       SFD        6.750       6.250        2,231.18      360
 4750276   PLANO                   TX      75093       SFD        6.875       6.250        2,627.72      360
 4750367   LONGMONT                CO      80021       SFD        6.875       6.250        3,284.65      360
 4750655   AFTON                   MN      55001       SFD        7.125       6.250        2,539.92      360
 4750710   SARATOGA                CA      95070       SFD        6.500       6.233        4,366.01      360
 4750721   MAPLE VALLEY            WA      98038       SFD        7.125       6.250        1,967.26      360
 4750747   SCOTTSDALE              AZ      85259       SFD        7.500       6.250        2,973.41      360
 4750776   TRABUCO CANYON          CA      92679       SFD        6.500       6.233        2,423.04      360
 4750812   BOULDER                 CO      80303       SFD        7.250       6.250        1,746.38      360
 4750867   SHORELINE               WA      98177       SFD        6.750       6.250        1,576.10      360
 4750925   SPARTA                  NJ      07871       SFD        7.000       6.250        2,304.61      360
 4751057   COLTS NECK              NJ      07722       SFD        7.375       6.250        1,761.22      360
 4751076   SAN CLEMENTE            CA      92672       SFD        6.750       6.250        1,945.80      360
 4751190   TRUMBULL                CT      06611       SFD        6.875       6.250        2,003.64      360
 4751239   LAKE OSWEGO             OR      97035       SFD        7.000       6.250        1,995.91      360
 4751255   WEST HARTFORD           CT      06107       SFD        6.875       6.250        1,918.24      360
 4751315   FORT WAYNE              IN      46804       SFD        6.625       6.250        1,709.64      360
 4751330   OAKTON                  VA      22124       SFD        6.500       6.233        3,362.61      360
 4751357   FLOWER MOUND            TX      75028       SFD        6.750       6.250        1,869.91      360
 4751447   MORAGA                  CA      94556       SFD        6.875       6.250        2,364.95      360
 4751456   BETHLEHEM               PA      18020       SFD        7.000       6.250        2,065.77      360
 4751465   PLANTATION              FL      33323       SFD        6.750       6.250        2,422.52      360
 4751466   PINCKNEY                MI      48169       SFD        6.875       6.250        1,622.95      360
 4751468   MOUNT KISCO             NY      10549       SFD        7.000       6.250        2,869.12      360
 4751496   ALPHARETTA              GA      30201       SFD        7.125       6.250        2,694.88      360
 4751513   ALGONQUIN               IL      60102       SFD        7.375       6.250        1,618.60      360
 4751596   MORGANTOWN              WV      26505       SFD        7.125       6.250        1,869.57      360
 4751647   LAGUNA NIGUEL           CA      92677       SFD        7.125       6.250        2,694.88      360
 4751716   BROOMFIELD              CO      80020       SFD        7.250       6.250        1,657.69      360
 4751752   GERMANTOWN              TN      38139       SFD        7.125       6.250        1,792.10      360
 4751820   CHICO                   CA      95973       SFD        7.500       6.250        1,760.28      360
 4751940   SAN FRANCISCO           CA      94123       LCO        7.000       6.250        2,860.81      360
 4752167   VANCOUVER               WA      98662       SFD        6.750       6.250        1,624.09      360
 4752232   LANDENBERG              PA      19350       SFD        6.875       6.250        1,621.31      360
 4752244   SUSSEX                  NJ      07461       SFD        7.000       6.250        1,816.95      360
 4752332   LEXINGTON               MA      02173       SFD        6.875       6.250        2,956.18      360
 4752411   AUSTIN                  TX      78746       SFD        6.875       6.250        1,839.41      360
 4752494   JEFFERSON               NJ      07436       SFD        7.250       6.250        1,975.59      360
 4752547   IRVINE                  CA      92606       LCO        7.125       6.250        1,789.40      360
 4752570   HERNDON                 VA      20171       SFD        6.500       6.233        1,453.76      360
 4752602   LITTLETON               CO      80124       SFD        7.250       6.250        3,513.89      360
 4752610   ATLANTA                 GA      30328       SFD        7.125       6.250        2,026.55      360
 4752668   ALLEN                   TX      75013       SFD        6.500       6.233        1,953.10      360
 4752738   CLINTON TOWNSHIP        NJ      08801       SFD        6.625       6.250        1,894.69      360
 4752745   PORTAGE                 MI      49009       SFD        6.750       6.250        1,670.79      360
 4752753   LOS GATOS               CA      95030       SFD        7.000       6.250        3,432.97      360
 4752756   AVONDALE                PA      19311       SFD        7.000       6.250        2,162.24      360
 4752795   LAFAYETTE               CO      80026       SFD        6.750       6.250        3,990.18      360
 4752814   WAKEFIELD               MA      01880       SFD        7.000       6.250        1,676.57      360
 4752837   SOUTHLAKE               TX      76092       SFD        6.875       6.250        1,662.36      360
 4752840   SMYRNA                  GA      30080       SFD        6.625       6.250        1,997.78      360
 4752872   LOUISVILLE              KY      40245       SFD        6.875       6.250        2,259.84      360
 4752883   TENAFLY                 NJ      07670       SFD        6.750       6.250        2,270.10      360
 4752915   MURRYSVILLE             PA      15668       SFD        6.375       6.108        1,572.16      360
 4753082   CARY                    NC      27511       SFD        7.500       6.250        2,245.18      360
 4753093   LOVELAND                OH      45140       SFD        6.625       6.250        1,517.54      360
 4753189   BILOXI                  MS      39531       SFD        7.500       6.250        1,760.28      360
 4753201   BRENTWOOD               TN      37027       SFD        6.750       6.250        1,845.27      360
 4753229   DELAFIELD               WI      53018       SFD        6.875       6.250        1,773.71      360
 4753271   NORTHBROOK              IL      60062       SFD        7.125       6.250        2,694.88      360
 4753340   GRAND FORKS             ND      58201       SFD        7.500       6.250        1,614.14      360
 4753357   LAKE OSWEGO             OR      97034       SFD        7.000       6.250        2,258.71      360
 4753382   ATLANTA                 GA      30350       SFD        7.125       6.250        1,856.77      360
 4753590   WEST CHESTER            PA      19382       SFD        6.500       6.233        1,592.82      360
 4753592   CARY                    NC      27511       SFD        7.125       6.250        2,567.65      240
 4753634   LOVELAND                CO      80537       SFD        7.125       6.250        1,650.61      360
 4753671   WEXFORD                 PA      15090       SFD        6.375       6.108        1,484.50      360
 4753702   IRVINE                  CA      92606       SFD        6.750       6.250        1,909.48      360
 4753765   FAIRFAX STATION         VA      22039       SFD        7.000       6.250        2,065.77      360
 4753770   HARTLAND                WI      53029       SFD        7.000       6.250        1,796.32      360
 4753775   NEW HOPE                PA      18938       SFD        6.875       6.250        2,134.37      360
 4753779   DANBURY                 CT      06811       SFD        7.250       6.250        2,002.53      360
 4753801   LAFAYETTE               CA      94549       SFD        7.000       6.250        2,876.77      360
 4754017   PARSIPPANY              NJ      07046       SFD        7.375       6.250        1,926.99      360
 4754038   JAMISON                 PA      18929       SFD        7.500       6.250        1,992.07      360
 4754109   DENVER                  CO      80235       SFD        6.750       6.250        1,945.80      360
 4754119   GERMANTOWN              TN      38139       SFD        6.750       6.250        1,816.08      360
 4754173   ALGONQUIN               IL      60102       SFD        7.250       6.250        1,795.15      360
 4754244   DANVILLE                CA      94506       SFD        6.625       6.250        1,696.83      360
 4754299   CALABASAS               CA      91302       SFD        7.000       6.250        2,661.21      360
 4754335   BRADENTON               FL      34202       SFD        7.125       6.250        1,879.68      360
 4754361   VERNON HILLS            IL      60061       SFD        7.125       6.250        1,779.63      360
 4754396   GRAPEVINE               TX      76092       SFD        7.125       6.250        1,655.33      360
 4754412   SAN JOSE                CA      95135       SFD        6.875       6.250        3,192.35      360
 4754424   MIDDLETOWN              NJ      07701       SFD        6.625       6.250        2,016.98      360
 4754581   COLLIERVILLE            TN      38017       SFD        6.750       6.250        2,127.40      360
 4754634   FOGELSVILLE             PA      18051       SFD        6.625       6.250        1,741.65      360
 4754640   OMAHA                   NE      68130       SFD        7.000       6.250        1,685.88      360
 4754647   NORTHVILLE              MI      48167       SFD        6.875       6.250        1,609.48      360
 4754711   SPARTA                  NJ      07871       SFD        6.875       6.250        1,905.10      360
 4754759   SAN RAMON               CA      94583       SFD        6.750       6.250        2,268.15      360
 4754773   HOPKINTON               MA      01748       SFD        7.375       6.250        2,305.48      360
 4754806   SCOTTSDALE              AZ      85255       SFD        6.875       6.250        1,970.79      360
 4754816   PALO ALTO               CA      94306       SFD        6.625       6.250        3,086.94      360
 4754919   SAN DIEGO               CA      92127       SFD        7.250       6.250        1,749.10      360
 4754953   SAINT DAVIDS            PA      19087       SFD        6.500       6.233        2,528.28      360
 4754991   THOUSAND OAKS           CA      91362       SFD        7.125       6.250        2,317.60      360
 4755196   CINCINNATI              OH      45241       SFD        7.375       6.250        1,623.09      360
 4755202   SUTTON                  MA      01590       SFD        6.875       6.250        2,943.05      360
 4755277   ATLANTA                 GA      30342       SFD        6.750       6.250        2,270.10      360
 4755281   KINNELON                NJ      07405       SFD        6.750       6.250        1,783.65      360
 4755319   LAGUNA NIGUEL           CA      92677       PUD        7.000       6.250        2,508.20      360
 4755399   PLEASANTON              CA      94588       SFD        7.000       6.250        2,993.87      360
 4755471   MURRAY HILL             NJ      07974       SFD        6.750       6.250        2,101.46      360
 4755477   WARWICK                 NY      10990       SFD        6.750       6.250        2,213.02      360
 4755489   MAHWAH                  NJ      07495       SFD        7.000       6.250        2,746.37      360
 4755490   MOUNT OLIVE             NJ      07828       SFD        6.750       6.250        1,707.12      360
 4755499   CUMMING                 GA      30040       SFD        7.000       6.250        2,171.55      360
 4755514   DOVE CANYON             CA      92679       SFD        7.000       6.250        1,856.20      360
 4755538   AUSTIN                  TX      78746       SFD        6.875       6.250        3,850.92      360
 4755561   LAGUNA NIGUEL           CA      92677       SFD        6.875       6.250        2,414.22      360
 4755602   CARLSBAD                CA      92008       SFD        6.750       6.250        1,971.09      360
 4755685   GLEN ELLYN              IL      60137       SFD        6.875       6.250        2,161.30      360
 4755717   GREENSBORO              NC      27455       SFD        6.500       6.233        1,643.38      360
 4755761   BOLTON                  MA      01740       SFD        6.875       6.250        3,021.22      360
 4755851   NORWELL                 MA      02061       SFD        6.500       6.233        2,433.47      360
 4755953   HOBOKEN                 NJ      07030       LCO        6.500       6.233        1,567.53      360
 4756077   MASON                   OH      45040       SFD        6.750       6.250        2,376.47      360
 4756104   GREENSBORO              NC      27409       SFD        6.750       6.250        1,945.80      360
 4756170   CHARLOTTE               NC      28200       SFD        6.375       6.108        1,871.61      360
 4756218   SAN DIEGO               CA      92128       LCO        7.375       6.250        1,673.17      360
 4756236   NORTH SALEM             NY      10560       SFD        6.750       6.250        1,978.23      360
 4756239   MCKINNEY                TX      75070       SFD        6.625       6.250        1,765.98      360
 4756267   FORT LAUDERDALE         FL      33327       SFD        6.750       6.250        1,841.37      360
 4756299   FRISCO                  TX      75034       SFD        7.000       6.250        2,927.34      360
 4756328   MARIETTA                GA      30068       SFD        6.375       6.108        2,033.19      360
 4756368   ASHEVILLE               NC      28803       SFD        6.750       6.250        1,879.32      360
 4756479   GREEN OAKS              IL      60048       SFD        7.125       6.250        2,486.03      360
 4756485   FREELAND                MD      21053       SFD        7.125       6.250        1,727.42      360
 4756554   WASHINGTON              DC      20007       SFD        6.250       5.983        1,908.73      360
 4756567   GREAT FALLS             VA      22066       SFD        6.875       6.250        2,483.20      360
 4756592   SOUTHLAKE               TX      76092       SFD        6.625       6.250        1,767.26      360
 4756594   RICHLAND                MI      49083       SFD        6.500       6.233        1,481.57      360
 4756679   NAPERVILLE              IL      60567       SFD        6.500       6.233        1,706.59      360
 4756721   CHICAGO                 IL      60611       LCO        7.125       6.250        2,150.51      360
 4756887   SAVAGE                  MN      55378       SFD        6.875       6.250        1,524.41      360
 4756915   SCOTTSDALE              AZ      85258       SFD        6.625       6.250        2,433.19      360
 4756929   ORLANDO                 FL      32819       SFD        6.500       6.233        1,896.21      360
 4756951   OAK HILL                VA      20171       SFD        6.750       6.250        1,914.66      360
 4756986   SOLOMONS                MD      20688       SFD        6.625       6.250        1,675.70      360
 4756998   HOUSTON                 TX      77069       SFD        7.000       6.250        2,320.25      360
 4757071   HOUSTON                 TX      77024       SFD        7.000       6.250        1,929.38      360
 4757108   ALPHARETTA              GA      30005       SFD        6.750       6.250        1,676.96      360
 4757122   LEES SUMMIT             MO      64064       SFD        7.125       6.250        1,920.10      360
 4757144   GREER                   SC      29650       SFD        6.500       6.233        1,479.04      360
 4757150   SAN RAMON               CA      94583       SFD        6.875       6.250        1,836.78      360
 4757160   ELLICOTT CITY           MD      21042       SFD        7.375       6.250        1,657.63      360
 4757262   CHARLOTTE               NC      28226       SFD        6.875       6.250        2,627.72      360
 4757356   ORLANDO                 FL      32820       SFD        6.750       6.250        2,277.88      360
 4757376   ALGONQUIN               IL      60102       SFD        7.250       6.250        1,590.16      360
 4757379   MEDFIELD                MA      02052       SFD        6.750       6.250        1,621.50      360
 4757405   SUGAR LAND              TX      77479       SFD        6.875       6.250        2,070.64      360
 4757424   WESTON                  CT      06883       SFD        6.750       6.250        2,107.95      360
 4757493   LOS ALTOS               CA      94024       SFD        6.875       6.250        4,362.01      360
 4757537   CRESTWOOD               KY      40014       SFD        6.750       6.250        1,751.22      360
 4757750   FLOWER MOUND            TX      75028       SFD        6.500       6.233        1,748.31      360
 4757843   DES PERES               MO      63131       SFD        7.000       6.250        1,905.43      360
 4757844   TAMPA                   FL      33647       SFD        6.750       6.250        1,621.50      360
 4757897   SOUTHBURY               CT      06488       SFD        6.500       6.233        1,504.33      360
 4757938   REDONDO BEACH           CA      90278       SFD        6.750       6.250        2,054.76      360
 4757974   LEAWOOD                 KS      66209       SFD        7.375       6.250        1,864.48      360
 4758034   DALLAS                  TX      75225       SFD        6.625       6.250        2,535.64      360
 4758152   ALPHARETTA              GA      30005       SFD        6.750       6.250        2,116.70      360
 4758156   ALPHARETTA              GA      30022       SFD        7.375       6.250        1,761.23      360
 4758226   VIENNA                  VA      22182       SFD        6.875       6.250        2,726.25      360
 4758340   ATLANTA                 GA      30319       SFD        6.875       6.250        2,890.49      360
 4758393   EAST AMHERST            NY      14051       SFD        7.000       6.250        1,607.38      360
 4758415   PHOENIX                 AZ      85048       SFD        7.000       6.250        1,987.93      360
 4758419   IRVINE                  CA      92606       SFD        6.625       6.250        1,506.02      360
 4758499   WARREN                  NJ      07059       SFD        6.625       6.250        2,849.39      360
 4758545   LIGHTHOUSE POINT        FL      33064       SFD        6.500       6.233        1,744.51      360
 4758554   SAN JOSE                CA      95136       SFD        6.625       6.250        2,039.72      360
 4758570   MORRISVILLE             NC      27560       SFD        7.000       6.250        1,615.36      360
 4758588   TAMPA                   FL      33629       SFD        6.750       6.250        1,686.36      360
 4758727   LOUISVILLE              KY      40201       SFD        6.750       6.250        1,582.58      360
 4758790   WINNETKA                IL      60093       SFD        7.250       6.250        1,910.10      360
 4758924   WEST LINN               OR      97068       SFD        6.750       6.250        2,049.57      360
 4758930   WHITE PLAINS            NY      10605       SFD        7.000       6.250        2,328.56      360
 4758956   JACKSONVILLE            FL      32225       SFD        6.500       6.233        1,860.81      360
 4759172   AMBLER                  PA      19002       SFD        6.750       6.250        1,729.17      360
 4759382   PHOENIXVILLE            PA      19460       SFD        7.000       6.250        1,896.12      360
 4759388   HOUSTON                 TX      77005       SFD        6.750       6.250        1,913.37      360
 4759433   SALEM                   CT      06420       SFD        7.000       6.250        1,663.26      360
 4759506   THOUSAND OAKS           CA      91360       SFD        7.125       6.250        1,788.73      360
 4759610   BOULDER                 CO      80303       SFD        6.875       6.250        2,956.18      360
 4759679   BELLEVUE                WA      98006       SFD        7.000       6.250        2,571.40      360
 4759681   WAUKEE                  IA      50265       SFD        7.375       6.250        1,926.99      360
 4759709   MIDDLETON               WI      53562       SFD        6.875       6.250        2,364.95      360
 4759840   WEST PALM BEACH         FL      33412       SFD        6.625       6.250        2,801.37      360
 4759884   ROSWELL                 GA      30075       SFD        7.000       6.250        2,395.09      360
 4760010   WESTBOROUGH             MA      01581       SFD        7.000       6.250        2,554.77      360
 4760073   LAGUNA NIGUEL           CA      92677       SFD        7.000       6.250        2,361.83      360
 4760317   HERNDON                 VA      20171       SFD        6.875       6.250        1,596.34      360
 4760330   BURBANK                 CA      91504       SFD        6.875       6.250        1,675.17      360
 4760362   LEAWOOD                 KS      66209       SFD        6.875       6.250        3,048.15      360
 4760394   MOUNTAIN VIEW           CA      94043       LCO        6.875       6.250        2,265.10      360
 4760423   BRYN MAWR               PA      19010       SFD        6.625       6.250        2,867.96      360
 4760576   CARY                    NC      27511       SFD        6.500       6.233        1,803.30      360
 4760702   PALM BEACH GARDENS      FL      33410       SFD        7.000       6.250        1,706.51      360
 4760719   PASADENA                CA      91104       SFD        6.875       6.250        2,617.21      360
 4760722   PLANO                   TX      75093       SFD        7.000       6.250        1,729.79      360
 4760723   CHATHAM                 NJ      07928       SFD        7.250       6.250        2,122.94      360
 4760798   HOUSTON                 TX      77069       SFD        6.875       6.250        1,889.99      360
 4760817   WHITEHALL               MD      21161       SFD        7.125       6.250        2,016.11      360
 4760853   CORAL SPRINGS           FL      33076       SFD        7.250       6.250        1,580.95      360
 4760981   LITTLETON               CO      80124       SFD        7.000       6.250        2,661.21      360
 4761004   HOCKESSIN               DE      19707       SFD        7.375       6.250        1,877.26      360
 4761107   REDWOOD CITY            CA      94062       SFD        7.000       6.250        1,995.91      360
 4761119   WAYNE                   NJ      07470       SFD        7.125       6.250        1,969.96      360
 4761140   SHREWSBURY              MA      01545       SFD        7.000       6.250        2,155.59      360
 4761186   REDDING                 CT      06896       SFD        6.750       6.250        3,502.43      360
 4761192   SPARTA                  NJ      07871       SFD        7.000       6.250        2,287.98      360
 4761260   FREEHOLD                NJ      07728       SFD        6.750       6.250        1,764.19      360
 4761286   HOUSTON                 TX      77009       SFD        7.500       6.250        2,045.21      360
 4761288   WOODBRIDGE              CT      06525       SFD        7.000       6.250        2,328.56      360
 4761364   HOUSTON                 TX      77005       SFD        7.000       6.250        2,594.68      360
 4761368   PHOENIX                 AZ      85022       SFD        6.875       6.250        1,640.68      360
 4761401   FULLERTON               CA      92835       SFD        7.125       6.250        1,570.44      360
 4761436   THE WOODLANDS           TX      77380       SFD        6.875       6.250        1,905.10      360
 4761454   NEWTON                  MA      02161       SFD        7.000       6.250        2,035.16      360
 4761585   SAINT CHARLES           IL      60175       SFD        6.750       6.250        1,816.08      360
 4761603   GREENVILLE              SC      29615       SFD        7.250       6.250        2,373.98      360
 4761624   AVON                    CT      06001       SFD        7.750       6.250        1,769.54      360
 4761638   BENICIA                 CA      94510       SFD        7.500       6.250        2,073.88      360
 4761750   FLOWER MOUND            TX      75028       SFD        6.750       6.250        1,572.53      360
 4761751   CINCINNATI              OH      45255       SFD        6.500       6.233        1,652.86      360
 4761825   SCOTTSDALE              AZ      85259       SFD        6.750       6.250        1,783.65      360
 4761828   WILDWOOD                MO      63011       SFD        7.125       6.250        1,636.47      360
 4761849   RALEIGH                 NC      27615       SFD        7.250       6.250        2,387.62      360
 4761876   GREELEY                 CO      80634       SFD        6.500       6.233        2,376.58      360
 4761922   FAIR OAKS RANCH         TX      78015       SFD        7.125       6.250        2,209.80      360
 4761941   DALLAS                  TX      75209       SFD        7.125       6.250        4,042.32      360
 4761994   BROOKFIELD              CT      06804       SFD        6.750       6.250        3,379.20      360
 4762109   FORT SMITH              AR      72908       SFD        7.250       6.250        2,592.27      360
 4762285   ATLANTA                 GA      30306       SFD        6.375       6.108        1,492.30      360
 4762322   ROSWELL                 GA      30075       SFD        7.000       6.250        1,538.85      360
 4762408   THOUSAND OAKS           CA      91362       SFD        6.750       6.250        1,707.12      360
 4762426   SOUTHLAKE               TX      76092       SFD        6.750       6.250        1,841.37      360
 4762510   HOUSTON                 TX      77024       SFD        6.875       6.250        2,343.93      360
 4762713   LAKE JACKSON            TX      77566       SFD        7.000       6.250        1,889.46      360
 4762856   HIGHLANDS RANCH         CO      80126       SFD        6.875       6.250        1,692.25      360
 4762989   UNION                   KY      41091       SFD        7.375       6.250        1,705.97      360
 4763010   LIBERTYVILLE            IL      60048       SFD        6.750       6.250        1,686.36      360
 4763130   ANDOVER                 MA      01810       SFD        7.125       6.250        2,104.03      360
 4763158   FRISCO                  TX      75034       SFD        6.875       6.250        1,937.94      360
 4763178   TULSA                   OK      74137       SFD        7.125       6.250        2,209.80      360
 4763212   WEST HILLS              CA      91304       SFD        6.750       6.250        2,231.18      360
 4763221   CYPRESS                 TX      77429       SFD        7.500       6.250        2,097.65      360
 4763238   CAMPBELL                CA      95008       SFD        7.250       6.250        2,019.25      360
 4763257   RENTON                  WA      98058       SFD        7.125       6.250        1,781.99      360
 4763337   SAN JOSE                CA      95120       SFD        7.250       6.250        1,933.97      360
 4763345   BASKING RIDGE           NJ      07920       SFD        6.750       6.250        3,243.00      360
 4763431   SAN FRANCISCO           CA      94109       LCO        7.000       6.250        4,341.10      360
 4763435   WESTMINSTER             CO      80234       SFD        7.000       6.250        1,630.00      360
 4763441   PONTE VERDE BEACH       FL      32082       SFD        7.000       6.250        3,172.83      360
 4763457   THE WOODLANDS           TX      77382       SFD        7.000       6.250        2,423.70      360
 4763459   RANCHO SANTA MARGARI    CA      92688       SFD        6.500       6.233        2,275.45      360
 4763472   LEDGEWOOD               NJ      07852       SFD        6.750       6.250        1,852.40      360
 4763742   SAN JOSE                CA      95120       SFD        6.750       6.250        3,727.17      360
 4763863   CHICAGO                 IL      60657       HCO        7.125       6.250        2,352.63      360
 4763980   ALPHARETTA              GA      30201       SFD        6.500       6.233        2,162.94      360
 4764071   MCALLEN                 TX      78504       SFD        6.625       6.250        1,700.03      360
 4764104   WINNETKA                IL      60093       SFD        7.125       6.250        6,349.80      360
 4764181   SOUTHLAKE               TX      76092       SFD        6.875       6.250        1,642.33      360
 4764183   LIVERMORE               CA      94550       SFD        6.750       6.250        1,602.37      360
 4764225   PLYMOUTH                MN      55446       SFD        7.000       6.250        1,926.72      360
 4764228   LAGUNA NIGUEL           CA      92677       SFD        6.750       6.250        2,776.00      360
 4764276   AGOURA HILLS            CA      91301       SFD        6.875       6.250        2,496.33      360
 4764326   SUGAR LAND              TX      77479       SFD        6.875       6.250        1,877.17      360
 4764331   SOUTHBURY               CT      06488       SFD        6.750       6.250        1,751.22      360
 4764401   ANNANDALE               NJ      08801       SFD        6.750       6.250        2,346.31      360
 4764414   ALPHARETTA              GA      30022       SFD        7.125       6.250        2,031.27      360
 4764476   SANTA CLARA             CA      95050       SFD        7.500       6.250        2,139.60      360
 4764483   HOUSTON                 TX      77042       SFD        6.875       6.250        1,891.95      360
 4764504   VIENNA                  VA      22181       SFD        7.000       6.250        1,623.34      360
 4764540   RUCKERSVILLE            VA      22973       SFD        7.125       6.250         $861.02      360
 4764551   LITTLETON               CO      80124       SFD        6.375       6.108        1,871.61      360
 4764554   WESTLAKE                OH      44145       SFD        6.375       6.108        1,871.61      360
 4764570   ALPHARETTA              GA      30005       SFD        7.000       6.250        1,596.73      360
 4764633   RALEIGH                 NC      27613       SFD        7.125       6.250        1,751.67      360
 4764657   COLORADO SPRINGS        CO      80919       SFD        6.750       6.250        1,673.39      360
 4764682   SAN PEDRO               CA      90731       SFD        6.875        6.25        1,872.25      360
 4764773   HOUSTON                 TX      77024       SFD          7          6.25         2328.56      360
 4764804   NEWARK                  CA      94560       SFD          8          6.25         2014.56      360
 4764810   HIGHLAND PARK           IL      60035       SFD        6.75         6.25         3035.44      360
 4764913   BURLINGTON              CT      6013        SFD         6.5        6.233         1718.6       360
 4765229   MORRISVILLE             NC      27560       SFD          7          6.25         1661.6       360
 4765366   PARKER                  CO      80134       SFD          7          6.25         1862.85      360
 4765523   HOUSTON                 TX      77024       SFD          7          6.25         2188.85      360
 4765524   MADISON                 CT      6443        SFD         6.5        6.233         1551.73      360
 4765557   DANVILLE                CA      94506       SFD          7          6.25         3393.05      360
 4765744   SUGAR LAND              TX      77479       SFD        6.75         6.25         1524.21      360
 4765745   THE WOODLANDS           TX      77381       SFD        6.75         6.25         1783.65      360
 4765765   HOUSTON                 TX      77019       SFD        6.875        6.25         2267.72      360
 4765828   MOUNTAIN LAKES          NJ      7046        SFD        6.875        6.25         2627.72      360
 4765931   FRANKLIN LAKES          NJ      7417        SFD        6.75         6.25         2331.72      360
 4766031   GREENWICH               CT      6830        LCO        6.625        6.25         2791.76      360
 4766190   BERNARDSVILLE           NJ      7924        SFD        6.625        6.25         2241.09      360
 4766290   LOUISVILLE              KY      40207       SFD        700%        6.250         2807.58      360
 4766492   NEW BERLIN              WI      53151       SFD        663%        6.250         1859.47      360
 4766518   WINNETKA                IL      60093       SFD        675%        6.250         3450.55      360
 4766542   ARVADA                  CO      80007       SFD        688%        6.250         2112.03      360
 4766552   GREAT FALLS             VA      22066       SFD        650%        6.233         2022.62      360
 4766560   PROSPECT                KY      40059       SFD        700%        6.250         1596.73      360
 4766586   PORTLAND                OR      97229       SFD        750%        6.250         1111.4       360
 4766676   NORTH ANDOVER           MA      01845       SFD        688%        6.250         2627.72      360
 4766700   MENLO PARK              CA      94025       SFD        675%        6.250         5816.54      360
 4766701   MILLBURN                NJ      07041       SFD        763%        6.250         1729.5       360
 4766773   SAN JOSE                CA      95120       SFD        675%        6.250         3243         360
 4766943   KILDEER                 IL      60047       SFD        688%        6.250         2443.78      360
 4767048   FAIRLAWN                OH      44333       SFD        688%        6.250         1671.23      360
 4767067   SCOTTSDALE              AZ      85259       SFD        688%        6.250         2039.77      360
 4767140   CYPRESS                 TX      77429       SFD        700%        6.250         1809.63      360
 4767149   SUPERIOR                CO      80027       SFD        688%        6.250         2270.35      360
 4767524   SOUTHLAKE               TX      76092       SFD        688%        6.250         1547.07      360
 4767546   RICHMOND                VA      23233       SFD        675%        6.250         1848.19      360
 4767633   MISSION VIEJO           CA      92692       SFD        700%        6.250         1995.91      360
 4767637   AUSTIN                  TX      78759       SFD        738%        6.250         1685.25      360
 4767647   SAN JOSE                CA      95120       SFD        713%        6.250         2689.49      360
 4767754   FAIRFIELD               CA      94585       SFD        700%        6.250         2494.89      360
 4767755   COPPELL                 TX      75019       SFD        675%        6.250         1806.35      360
 4767763   DENVER                  CO      80206       SFD        700%        6.250         1716.49      360
 4767796   GLENDALE                AZ      85310       SFD        738%        6.250         1218.36      360
 4767800   REDONDO BEACH           CA      90277       LCO        700%        6.250         2652.23      360
 4767819   ALPHARETTA              GA      30005       SFD        713%        6.250         1728.09      360
 4767840   DALLAS                  TX      75208       SFD        675%        6.250         1675.98      360
 4767866   ALAMO                   CA      94508       SFD        675%        6.250         2951.13      360
 4767874   COLLEYVILLE             TX      76034       SFD        700%        6.250         1898.11      360
 4767919   NORTH POTOMAC           MD      20878       SFD        688%        6.250         2601.44      360
 4767985   FREMONT                 CA      94538       SFD        688%        6.250         2198.09      360
 4768003   SHERWOOD                OR      97140       SFD        725%        6.250         2810.57      360
 4768009   GLASTONBURY             CT      06033       SFD        700%        6.250         2368.48      360
 4768035   MEDIA                   PA      19063       SFD        700%        6.250         1995.91      360
 4768053   ENGLEWOOD               NJ      07631       SFD        663%        6.250         2241.09      360
 4768219   EL CAJON                CA      92021       SFD        713%        6.250         1785.36      360
 4768252   ALAMEDA                 CA      94502       SFD        725%        6.250         2122.94      360
 4768282   ANKENY                  IA      50021       SFD        750%        6.250         1982.28      360
 4768341   MADISON                 CT      06443       SFD        675%        6.250         1663.98      360
 4768350   HOUSTON                 TX      77024       SFD        700%        6.250         1763.06      360
 4768447   FRISCO                  TX      75034       SFD        725%        6.250         2120.21      360
 4768449   FRANKLIN                MA      02038       SFD        750%        6.250         2153.59      360
 4768540   SAN DIEGO               CA      92103       SFD        763%        6.250         2165.15      360
 4768574   ELLICOTT CITY           MD      21042       SFD        700%        6.250         1559.47      360
 4768700   NEW MILFORD             CT      06776       SFD        713%        6.250         1687         360
 4768837   SAINT DAVIDS            PA      19087       SFD        713%        6.250         1616.93      360
 4768921   LONG VALLEY             NJ      07853       SFD        663%        6.250         2184.11      360
 4770211   SOUTHLAKE               TX      76092       SFD        675%        6.250         1693.82      360
 4770213   RIDGEWOOD               NJ      07450       SFD        663%        6.250         3595.99      360
 4770263   BELLEVUE                WA      98006       SFD        713%        6.250         1667.46      360
 4770403   ALPHARETTA              GA      30201       SFD        713%        6.250         2021.16      360
 4770446   MINNETONKA              MN      55343       SFD        725%        6.250         1746.38      360
 4770596   DANBURY                 CT      06810       SFD        750%        6.250         1713.78      360
 4770642   MORAGA                  CA      94556       SFD        663%        6.250         2113.03      360
 4770762   VOORHEES                NJ      08043       SFD        725%        6.250         1860.3       360
 4770803   RIPON                   CA      95366       SFD        650%        6.233         1738.19      360
 4770871   LIGHTHOUSE POINT        FL      33064       SFD        688%        6.250         1905.1       360
 4771070   CONCORD                 CA      94521       SFD        700%        6.250         1611.7       360
 4771102   SPRING                  TX      77379       SFD        725%        6.250         1937.39      360
 4771303   ALPHARETTA              GA      30005       SFD        713%        6.250         2135.36      360
 4771313   HOUSTON                 TX      77068       SFD        700%        6.250         1547.5       360
 4771327   ANNANDALE               VA      22003       SFD        713%        6.250         1982.76      360
 4771466   SALINE                  MI      48176       SFD        688%        6.250         1832.84      360
 4771486   THOUSAND OAKS           CA      91362       SFD        725%        6.250         1631.09      360
 4771591   OAK PARK HEIGHTS        MN      55082       SFD        675%        6.250         2107.94      360
 4771678   ROCHESTER               NY      14610       SFD        750%        6.250         1954.31      360
 4771817   SOUTHLAKE               TX      76092       SFD        713%        6.250         1625.01      360
 4771823   ALPHARETTA              GA      30022       SFD        700%        6.250         2062.44      360
 4771897   PHOENIX                 AZ      85020       SFD        700%        6.250         2125.65      360
 4771972   THE WOODLANDS           TX      77381       SFD        675%        6.250         1528.75      360
 4772005   HEDWIG VILLAGE          TX      77024       SFD        688%        6.250         2414.22      360
 4772013   DEVON                   PA      19333       SFD        750%        6.250         1842.78      360
 4772025   RICHMOND                VA      23233       SFD        725%        6.250         1742.97      360
 4772072   WARREN                  NJ      07059       SFD        675%        6.250         2594.4       360
 4772239   OREFIELD                PA      18069       SFD        700%        6.250         1730.46      360
 4772333   DANVILLE                CA      94526       SFD        713%        6.250         2694.88      360
 4772532   NEW PROVIDENCE          NJ      07974       SFD        725%        6.250         1587.77      360
 4773072   LITTLETON               CO      80127       SFD        725%        6.250         1782.87      360
 4773114   BETHESDA                MD      20814       SFD        700%        6.250         1969.3       360
 4773163   DENVER                  CO      80235       SFD        700%        6.250         1751.08      360
 4773165   HOUSTON                 TX      77027       SFD        750%        6.250         2349.37      360
 4773236   MUKILTEO                WA      98275       SFD        713%        6.250         1616.93      360
 4773475   SOMMERVILLE             NJ      08876       SFD        675%        6.250         1856.29      360
 4773747   JACKSONVILLE            FL      32256       SFD        688%        6.250         1776.34      360
 4774005   BRIDGEWATER             NJ      08807       SFD        675%        6.250         2107.95      360
 4774043   RALEIGH                 NC      27514       SFD        700%        6.250         1928.72      360
 4774089   CINCINNATI              OH      45242       SFD        675%        6.250         2646.29      360
 4774107   AUSTIN                  TX      78750       SFD        663%        6.250         1992.65      360
 4774291   FAIRVIEW                TX      75069       SFD        725%        6.250         3326.3       360
 4774345   FRANKLIN                TN      37064       SFD        700%        6.250         2005.89      360
 4774452   THOUSAND OAKS           CA      91362       SFD        675%        6.250         2018.77      360
 4774512   WHITEHOUSE STATION      NJ      08889       SFD        700%        6.250         1634.65      360
 4774673   SOUTHLAKE               TX      76092       SFD        775%        6.250         1826.86      360
 4774846   SIERRA MADRE            CA      91024       SFD        713%        6.250         1886.42      360
 4774859   WOODINVILLE             WA      98072       SFD        650%        6.233         3096.82      360
 4774867   NORTH ANDOVER           MA      01845       SFD        688%        6.250         3148.01      360
 4774908   DALLAS                  TX      75230       SFD        725%        6.250         2894.82      360
 4774963   BRIGHTON                MI      48116       SFD        700%        6.250         1663.26      360
 4774989   DE KALB                 IL      60115       SFD        663%        6.250         1477.84      360
 4774992   CINCINNATI              OH      45208       SFD        700%        6.250         1890.13      360
 4775089   PLYMOUTH                MN      55446       SFD        700%        6.250         2658.55      360
 4775168   DENVER                  CO      80206       SFD        675%        6.250         2511.7       360
 4775293   MANDEVILLE              LA      70471       SFD        738%        6.250         2018.85      360
 4775381   GRANITE BAY             CA      95746       SFD        663%        6.250         2016.98      360
 4775387   CHULA VISTA             CA      91913       SFD        688%        6.250         1518.82      360
 4775398   SEATTLE                 WA      98116       SFD        675%        6.250         2023.63      360
 4775447   RANCHO PALOS VERDES     CA      90275       SFD        713%        6.250         2795.94      360
 4775545   YORBA LINDA             CA      92887       SFD        700%        6.250         2501.54      360
 4775553   NEWTOWN SQUARE          PA      19073       SFD        700%        6.250         1878.82      360
 4775925   RENTON                  WA      98058       SFD        713%        6.250         1697.44      360
 4775931   BOULDER                 CO      80301       SFD        688%        6.250         2154.07      360
 4775972   SAN JOSE                CA      95125       LCO        688%        6.250         2181.01      360
 4776085   RENTON                  WA      98058       SFD        675%        6.250         1486.59      360
 4776299   CASTLE ROCK             CO      80104       SFD        650%        6.233         3223.55      360
 4776303   WOODINVILLE             WA      98072       SFD        675%        6.250         2220.8       360
 4776370   LEAWOOD                 KS      66224       SFD        750%        6.250         1635.82      360
 4776431   LOVELAND                OH      45140       SFD        775%        6.250         1386.26      360
 4776487   ANDOVER                 MN      55303       SFD        713%        6.250         1681.61      360
 4776537   TUCSON                  AZ      85750       SFD        688%        6.250         2010.21      360
 4776599   BOXBOROUGH              MA      01719       SFD        713%        6.250         2021.16      360
 4776767   DULUTH                  GA      30097       SFD        713%        6.250         1689.69      360
 4776851   HOPKINTON               MA      01748       SFD        725%        6.250         1875.99      360
 4776861   PARK CITY               UT      84098       SFD        675%        6.250         1978.23      360
 4776864   NEW CANAAN              CT      06840       SFD        638%        6.108         4055.16      360
 4776923   MEDFIELD                MA      02052       SFD        675%        6.250         1611.77      360
 4776927   COLORADO SPRINGS        CO      80904       SFD        675%        6.250         2506.19      360
 4777166   SOUTHLAKE               TX      76092       SFD        675%        6.250         1842.02      360
 4777179   PLANO                   TX      75093       SFD        688%        6.250         2832.68      360
 4777358   GEORGETOWN              MA      01833       SFD        713%        6.250         1703.84      360
 4777532   ORONO                   MN      55391       SFD        663%        6.250         3521.72      360
 4777806   WHEATON                 IL      60187       SFD        650%        6.233         1683.83      360
 4777828   CASTLE ROCK             CO      80104       SFD        700%        6.250         2514.18      360
 4777883   SAN JOSE                CA      95118       SFD        663%        6.250         2753.34      360
 4777896   ALPHARETTA              GA      30022       SFD        675%        6.250         2195.51      360
 4778014   PLEASANTON              CA      94566       SFD        688%        6.250         3468.59      360
 4778027   CRANBERRY TOWNSHIP      PA      16066       SFD        713%        6.250         1616.93      360
 4778145   DALLAS                  TX      75287       SFD        675%        6.250         3113.28      360
 4778165   CHINO HILLS             CA      91709       SFD        700%        6.250         1862.85      360
 4778206   MILLBURN TOWNSHIP       NJ      07041       SFD        663%        6.250         3099.11      360
 4778275   NORTHBROOK              IL      60062       SFD        675%        6.250         2983.56      360
 4778282   DANVILLE                CA      94506       SFD        688%        6.250         2969.32      360
 4778324   ALPHARETTA              GA      30022       SFD        688%        6.250         2205.32      360
 4778357   SAN JOSE                CA      95120       THS        725%        6.250         2592.15      360
 4778426   BLAINE COUNTY           ID      83333       SFD        713%        6.250         3433.27      360
 4778735   LOVELAND                OH      45140       SFD        725%        6.250         1619.49      360
 4778988   PHOENIXVILLE            PA      19460       SFD        675%        6.250         2231.18      360
 4779137   MANDEVILLE              LA      70471       SFD        625%        5.983         1879.17      360
 4779247   ELLICOTT CITY           MD      21043       SFD        688%        6.250         1852.87      360
 4779333   WOODSTOCK               GA      30188       SFD        713%        6.250         1691.04      360
 4779488   ALAMO                   CA      94507       SFD        675%        6.250         2373.87      360
 4779700   RYE                     NY      10580       SFD        713%        6.250         3422.5       360
 4779765   WAUWATOSA               WI      53213       SFD        738%        6.250         1784.71      360
 4779903   PHOENIX                 AZ      85048       SFD        663%        6.250         1709.64      360
 4780096   COPPELL                 TX      75019       SFD        700%        6.250         1596.73      360
 4780162   WOODINVILLE             WA      98072       SFD        700%        6.250         1905.1       360
 4780436   LITTLETON               CO      80127       SFD        675%        6.250         2049.57      360
 4780530   HOUSTON                 TX      77059       SFD        688%        6.250         2428.01      360
 4780591   PLEASANTON              CA      94566       SFD        700%        6.250         2827.54      360
 4781350   COLORADO SPRINGS        CO      80919       SFD        725%        6.250         1776.05      360
 4781814   CARMEL                  IN      46032       SFD        650%        6.233         1744.51      360
 4782242   PARK CITY               UT      84098       SFD        700%        6.250         3276.95      360
 4782305   MILWAUKEE               WI      53209       SFD        725%        6.250         2087.46      360
 4782973   MERCER ISLAND           WA      98040       SFD        675%        6.250         2399.82      360
 4783087   LEWIS CENTER            OH      43035       SFD        700%        6.250         1692.2       360
 4783161   WILDWOOD                MO      63011       SFD        663%        6.250         1504.74      360
 4783192   HUDSON                  OH      44236       SFD        650%        6.233         3091.45      360
 4783419   WEST WINDSOR            NJ      08648       SFD        688%        6.250         1642.33      360
 4783748   ALPHARETTA              GA      30005       SFD        638%        6.108         1683.83      360
 4783870   ALPHARETTA              GA      30005       SFD        725%        6.250         2148.86      360
 4784263   CYPRESS                 TX      77429       SFD        675%        6.250         1670.47      360
 4784757   HIGHLAND PARK           IL      60035       SFD        713%        6.250         2358.02      360
 4784902   FREMONT                 CA      94539       SFD        738%        6.250         2099.66      360
 4784984   PLEASANTON              CA      94588       SFD        688%        6.250         2207.29      360
 4785383   MCKINEY                 TX      75069       SFD        700%        6.250         2588.03      360
 4785479   HOUSTON                 TX      77019       SFD        700%        6.250         3965.21      360
 4785773   AUSTIN                  TX      78735       SFD        675%        6.250         1971.74      360
 4786128   ALPHARETTA              GA      30005       SFD        650%        6.233         1580.17      360
 4787520   SHOREWOOD               MN      55331       SFD        713%        6.250         1637.14      360
 4788021   GERMANTOWN              MD      20874       SFD        738%        6.250         2066.85      360
 4788150   SOUTHLAKE               TX      76092       SFD        663%        6.250         1686.26      360
 4789313   MONUMENT                CO      80132       SFD        675%        6.250         1556.64      360
 4790430   BIRMINGHAM              AL      35222       SFD        663%        6.250         1600.78      360
 4790664   EUGENE                  OR      97405       SFD        663%        6.250         1863.95      360
 4790991   HOUSTON                 TX      77006       SFD        763%        6.250         2095.07      360
 4791104   RICHBORO                PA      18954       SFD        650%        6.233         1546.68      360
 4791637   BETHESDA                MD      20816       SFD        713%        6.250         1819.05      360
 4792823   SAN ANTONIO             TX      78209       SFD        700%        6.250         3140.23      360
 4792916   GRANITE BAY             CA      95746       SFD        738%        6.250         2144.55      360
 4793338   MILPITAS                CA      95035       SFD        663%        6.250         2049         360
 4793548   THE WOODLANDS           TX      77381       SFD        700%        6.250         1788.34      360
 4793744   NEWTOWN                 CT      06470       SFD        675%        6.250         2529.54      360
 4794891   KIRKLAND                WA      98033       SFD        700%        6.250         3162.19      360
 4795294   SUNNYVALE               CA      94086       SFD        700%        6.250         2980.56      360
 4796792   UNIVERSITY PARK         TX      75205       SFD        625%        5.983         1693.23      360

                          CUT-OFF
MORTGAGE   SCHEDULED       DATE                                MORTGAGE                    T.O.P.       MASTER       FIXED
  LOAN     MATURITY      PRINCIPAL                             INSURANCE     SERVICE      MORTGAGE     SERVICE      RETAINED
 NUMBER      DATE         BALANCE        LTV      SUBSIDY        CODE          FEE          LOAN         FEE         YIELD
 ------      ----         -------        ---      -------        ----          ---          ----         ---         -----
4568596    1-Mar-27      $288,127.09    90.00                                  0.250                     0.017        1.483
4570631    1-Jan-28      $312,145.62    80.00                                  0.250                     0.017        0.358
4581544    1-Oct-27      $273,915.67    80.00                                  0.250                     0.017        0.483
4591867    1-Jun-28      $239,611.07    65.93     GD 3YR                       0.250                     0.017        0.000
4598174    1-Jun-28      $252,492.86    88.14                                  0.250                     0.017        0.483
4605411    1-Jun-18      $299,406.40    60.00                                  0.250                     0.017        0.233
4607192    1-Apr-28      $297,087.68    90.00                      17          0.250                     0.017        0.000
4608307    1-Mar-28      $299,007.72    74.81                                  0.250                     0.017        0.483
4613912    1-Jun-28      $404,624.88    60.00                                  0.250                     0.017        0.000
4622458    1-Dec-27      $386,733.56    79.99                                  0.250                     0.017        0.608
4625487    1-Jun-28      $274,757.35    65.61                                  0.250                     0.017        0.108
4625566    1-Jun-28      $227,808.45    64.47                                  0.250                     0.017        0.358
4631597    1-May-28      $450,770.25    80.00     GD 3YR                       0.250                     0.017        0.233
4636396    1-Jun-28      $359,597.64    69.99                                  0.250                     0.017        0.358
4640137    1-May-28      $415,245.81    80.00                                  0.250                     0.017        0.000
4644030    1-Feb-28      $301,762.30    80.00                                  0.250                     0.017        0.358
4649156    1-Nov-27      $268,103.21    68.99                                  0.250                     0.017        0.233
4651119    1-Jun-28      $345,430.31    89.99                      17          0.250                     0.017        0.733
4652369    1-Jul-28      $246,000.00    79.14                                  0.250                     0.017        0.108
4652957    1-Nov-27      $261,132.99    94.99                      17          0.250                     0.017        1.233
4654737    1-Jun-28      $234,807.36    72.90     GD 6YR                       0.250                     0.017        0.483
4655669    1-May-28      $310,360.40    80.00                                  0.250                     0.017        0.233
4655852    1-Jun-28      $229,797.07    68.48                                  0.250                     0.017        0.108
4658421    1-Apr-28      $329,203.58    63.46                                  0.250                     0.017        0.608
4658724    1-Jan-28      $301,686.89    80.00                                  0.250                     0.017        0.483
4662273    1-Jul-28      $257,000.00    64.74                                  0.250                     0.017        0.358
4664013    1-Jul-28      $269,500.00    70.00                                  0.250                     0.017        0.608
4664707    1-Mar-28      $231,363.09    83.99                      06          0.250                     0.017        0.358
4666050    1-Jun-28      $287,058.63    80.00                                  0.250                     0.017        0.358
4666396    1-Jul-28      $289,750.00    79.99                                  0.250                     0.017        0.358
4666727    1-May-28      $263,576.51    78.32                                  0.250                     0.017        0.608
4666967    1-May-28      $237,128.34    95.00                                  0.250                     0.017        0.733
4670703    1-May-28      $441,722.52    80.00                                  0.250                     0.017        0.483
4670789    1-Apr-28      $287,269.95    90.00                                  0.250                     0.017        0.358
4671011    1-Jul-28      $283,500.00    81.00                                  0.250                     0.017        0.608
4672814    1-Jul-28      $296,200.00    69.86     GD 3YR                       0.250                     0.017        0.108
4673472    1-Jul-28      $238,800.00    80.00                                  0.250                     0.017        0.233
4674334    1-Mar-28      $231,393.53    89.99                                  0.250                     0.017        0.233
4677045    1-May-28      $395,410.38    90.00                      06          0.250                     0.017        0.983
4677950    1-May-28      $323,311.55    80.00                                  0.250                     0.017        0.358
4678460    1-Jul-28      $250,000.00    69.44                                  0.250                     0.017        0.108
4678996    1-Jun-28      $319,717.67    79.73                                  0.250                     0.017        0.108
4679210    1-May-28      $354,955.32    79.99                                  0.250                     0.017        0.000
4680139    1-Jun-28      $286,752.90    77.99     GD 3YR                       0.250                     0.017        0.233
4682200    1-May-28      $247,871.23    79.99     GD 3YR                       0.250                     0.017        0.233
4682434    1-May-28      $232,626.23    45.69                                  0.250                     0.017        0.608
4683294    1-Mar-28      $231,921.74    95.00                      06          0.250                     0.017        0.108
4683458    1-Jul-28      $348,300.00    90.00     GD 5YR           06          0.250                     0.017        0.108
4683656    1-Jun-28      $289,706.40    71.95                                  0.250                     0.017        0.358
4685242    1-Jul-28      $375,000.00    90.00                                  0.250                     0.017        0.983
4685455    1-Jun-28      $352,560.77    80.00                                  0.250                     0.017        0.483
4686014    1-May-28      $407,329.17    85.00                                  0.250                     0.017        0.483
4686353    1-Jul-28      $275,000.00    74.47                                  0.250                     0.017        0.483
4687092    1-Jul-28      $690,000.00    57.26                                  0.250                     0.017        0.483
4687768    1-Jan-28      $135,035.57    94.97                      06          0.250                     0.017        1.858
4688722    1-Jun-28      $265,637.39    89.99                                  0.250                     0.017        0.608
4688851    1-Jun-28      $284,298.94    79.99                                  0.250                     0.017        0.108
4689115    1-Jul-28      $250,000.00    47.17                                  0.250                     0.017        0.358
4690075    1-Jul-28      $407,050.00    80.00                                  0.250                     0.017        0.233
4690156    1-Jul-28      $400,000.00    64.43                                  0.250                     0.017        0.233
4690682    1-May-28      $372,929.83    90.00     GD 2YR                       0.250                     0.017        0.858
4690819    1-Jun-28      $279,758.92    74.67                                  0.250                     0.017        0.233
4690925    1-Jun-28      $281,768.84    79.99                                  0.250                     0.017        0.483
4691402    1-Apr-28      $315,255.99    85.00     GD 3YR                       0.250                     0.017        0.733
4691446    1-Jun-28      $278,765.60    78.72                                  0.250                     0.017        0.358
4692805    1-Jun-28      $299,454.33    89.20                                  0.250                     0.017        0.483
4693390    1-Jun-28      $464,729.49    74.42     GD 1YR                       0.250                     0.017        0.000
4693597    1-May-28      $301,028.16    90.00                      06          0.250                     0.017        0.733
4693841    1-Apr-28      $274,680.89    94.67                                  0.250                     0.017        0.983
4694551    1-Jul-28      $304,300.00    89.99     GD 5YR                       0.250                     0.017        1.233
4694772    1-Jun-28      $267,763.54    80.00                                  0.250                     0.017        0.108
4695096    1-Jun-28      $227,808.45    80.00                                  0.250                     0.017        0.358
4695419    1-Jul-28      $465,000.00    75.00     GD 4YR                       0.250                     0.017        0.108
4695426    1-Jun-28      $282,168.51    80.00                                  0.250                     0.017        0.483
4695577    1-Jun-28      $449,631.13    50.00                                  0.250                     0.017        0.483
4698166    1-Jun-28      $373,201.32    90.00     GD 3YR                       0.250                     0.017        0.608
4699241    1-Jul-28      $310,500.00    90.00                                  0.250                     0.017        0.608
4699604    1-Jun-28      $256,095.03    79.99                                  0.250                     0.017        0.608
4700153    1-Jun-28      $255,240.60    89.99                                  0.250                     0.017        0.483
4702286    1-Jun-28      $326,154.88    78.38                                  0.250                     0.017        0.000
4702386    1-Apr-28      $276,594.89    79.99                                  0.250                     0.017        0.000
4702774    1-Mar-28      $413,627.34    74.77                                  0.250                     0.017        0.483
4703638    1-Jun-28      $258,937.57    86.70                                  0.250                     0.017        0.483
4703686    1-Jun-28      $299,747.96    71.43                                  0.250                     0.017        0.358
4703742    1-Jul-28      $256,000.00    80.00                                  0.250                     0.017        0.108
4703764    1-Jun-28      $483,562.46    80.00                                  0.250                     0.017        0.000
4704655    1-Jun-28      $510,801.21    80.00                                  0.250                     0.017        0.733
4704752    1-Apr-28      $269,979.52    71.05                                  0.250                     0.017        0.108
4705942    1-Jun-28      $499,569.50    58.82                                  0.250                     0.017        0.233
4705998    1-Jun-28      $262,345.18    89.99                                  0.250                     0.017        0.733
4706189    1-Jul-28      $400,000.00    46.78                                  0.250                     0.017        0.108
4706205    1-Apr-28    $1,426,285.55    65.00                                  0.250                     0.017        0.233
4706697    1-Jul-28      $263,700.00    90.00                                  0.250                     0.017        0.483
4707123    1-May-28      $317,663.81    81.59                                  0.250                     0.017        0.358
4707407    1-Jun-28      $467,237.40    70.00                                  0.250                     0.017        0.108
4708112    1-May-28      $294,514.95    85.51                                  0.250                     0.017        0.483
4708185    1-Jul-28      $650,000.00    79.27                                  0.250                     0.017        0.000
4708625    1-Mar-28      $314,924.73    79.40                                  0.250                     0.017        0.358
4708633    1-Jun-28      $277,477.92    90.00                                  0.250                     0.017        0.608
4708965    1-May-28      $385,415.25    90.00                                  0.250                     0.017        0.483
4709485    1-May-28      $318,525.42    89.99                                  0.250                     0.017        0.483
4710392    1-Apr-28      $359,018.35    90.00                                  0.250                     0.017        0.000
4710847    1-Jun-28      $479,606.54    80.00                                  0.250                     0.017        0.483
4710874    1-Apr-28      $398,975.24    89.79                                  0.250                     0.017        0.358
4711108    1-Jul-28      $279,300.00    89.56                      17          0.250                     0.017        0.358
4711111    1-Jun-28      $363,708.91    80.00     GD 5YR                       0.250                     0.017        0.608
4712611    1-Jun-28      $238,284.39    90.00                      17          0.250                     0.017        0.000
4713087    1-Jul-28      $260,000.00    54.98                                  0.250                     0.017        0.358
4713229    1-May-28      $263,532.85    80.00                                  0.250                     0.017        0.108
4713420    1-Jun-28      $424,615.79    69.11                                  0.250                     0.017        0.000
4713542    1-Jun-28      $232,594.60    80.00                                  0.250                     0.017        0.108
4713672    1-Jul-28      $291,200.00    94.88                                  0.250                     0.017        0.983
4713911    1-Apr-28      $281,718.45    89.99                                  0.250                     0.017        0.608
4714302    1-Jun-28      $335,717.71    80.00                                  0.250                     0.017        0.358
4714327    1-Jun-28      $491,736.53    84.96                                  0.250                     0.017        0.358
4714375    1-Jul-28      $265,600.00    80.00                                  0.250                     0.017        0.358
4714411    1-Jun-28      $429,638.74    79.63                                  0.250                     0.017        0.358
4714670    1-Apr-28      $293,776.03    81.82                                  0.250                     0.017        0.108
4714735    1-Jun-28      $360,231.89    80.00                                  0.250                     0.017        0.108
4715055    1-Jun-28      $287,758.04    90.00                      17          0.250                     0.017        0.358
4715069    1-Apr-28      $312,081.53    89.99                                  0.250                     0.017        0.858
4715092    1-Jun-28      $283,378.76    89.99     GD 5YR                       0.250                     0.017        0.733
4715104    1-Jun-28      $384,676.55    60.63                                  0.250                     0.017        0.358
4715166    1-Apr-28      $298,821.79    80.00                                  0.250                     0.017        0.233
4715260    1-Jun-28      $271,443.30    89.99                                  0.250                     0.017        0.858
4715524    1-Jul-28      $355,000.00    87.65                                  0.250                     0.017        0.233
4715529    1-May-28      $245,315.15    69.99     GD 3YR                       0.250                     0.017        0.108
4715711    1-Jun-28      $254,790.97    89.47                                  0.250                     0.017        0.483
4716077    1-Jun-28      $272,615.08    79.99                                  0.250                     0.017        0.233
4716200    1-May-28      $499,177.91    62.89                                  0.250                     0.017        0.483
4716258    1-May-28      $295,588.69    90.00                                  0.250                     0.017        0.233
4717565    1-Apr-28      $269,132.65    95.00                      33          0.250                     0.017        0.483
4717659    1-May-28      $287,164.25    80.00                                  0.250                     0.017        0.233
4717948    1-May-28      $898,483.45    67.16                                  0.250                     0.017        0.358
4718161    1-Jun-28      $444,597.71    79.46                                  0.250                     0.017        0.000
4718370    1-Apr-28      $740,523.86    80.41                                  0.250                     0.017        0.108
4718380    1-May-28      $274,067.25    85.00                      17          0.250                     0.017        0.358
4718735    1-May-28      $350,101.27    79.99                                  0.250                     0.017        0.733
4719338    1-Mar-28      $318,493.94    90.00                                  0.250                     0.017        0.733
4719341    1-May-28      $641,443.50    79.92                                  0.250                     0.017        0.983
4719586    1-Jun-28      $249,795.07    76.69                                  0.250                     0.017        0.483
4720197    1-Apr-28      $247,754.78    80.00                                  0.250                     0.017        0.233
4720426    1-May-28      $261,984.15    80.00                                  0.250                     0.017        0.108
4720495    1-Apr-28      $338,119.44    79.95                                  0.250                     0.017        0.233
4720536    1-May-28      $399,342.33    75.77                                  0.250                     0.017        0.483
4721065    1-Jul-28      $230,650.00    69.75                                  0.250                     0.017        0.358
4721087    1-Apr-28      $247,375.32    79.99                                  0.250                     0.017        0.483
4721107    1-Jul-28      $443,600.00    80.00                                  0.250                     0.017        0.000
4721594    1-Jun-28      $499,536.90    25.84                                  0.250                     0.017        0.000
4721771    1-Jun-28      $298,055.48    79.99                                  0.250                     0.017        0.483
4721986    1-May-28      $258,643.80    85.00                      06          0.250                     0.017        0.483
4722131    1-Jun-28      $262,573.73    90.00                                  0.250                     0.017        0.233
4722307    1-Jun-28      $401,545.41    80.00     GD 3YR                       0.250                     0.017        0.108
4722355    1-Jun-28      $352,203.85    75.00                                  0.250                     0.017        0.358
4722497    1-May-28      $265,052.61    90.00                      33          0.250                     0.017        0.358
4722528    1-Jun-28      $454,608.25    70.00                                  0.250                     0.017        0.233
4722615    1-May-28      $352,219.93    79.99                                  0.250                     0.017        0.483
4722679    1-Jun-28      $249,779.43    62.50                                  0.250                     0.017        0.108
4722920    1-Jun-28      $336,709.85    72.63                                  0.250                     0.017        0.233
4722936    1-Jun-28      $274,263.65    90.00                      17          0.250                     0.017        0.233
4723047    1-Jun-28      $299,728.79    53.67     GD 3YR                       0.250                     0.017        0.000
4723195    1-Mar-28      $241,357.53    95.00                      17          0.250                     0.017        0.858
4723271    1-Jun-28      $289,737.83    73.70     GD 6YR                       0.250                     0.017        0.000
4723653    1-Jul-28      $248,500.00    67.91     GD 8YR                       0.250                     0.017        0.358
4723702    1-May-28      $374,352.44    49.34                                  0.250                     0.017        0.233
4723778    1-Jun-28      $315,727.93    80.00                                  0.250                     0.017        0.233
4723985    1-Jun-28      $398,814.66    90.00                                  0.250                     0.017        0.358
4724022    1-May-28      $249,546.75    69.44                                  0.250                     0.017        0.000
4724066    1-Jul-28      $356,800.00    80.00                                  0.250                     0.017        0.608
4724169    1-Jun-28      $304,724.27    59.22                                  0.250                     0.017        0.000
4724199    1-May-28      $277,664.79    90.00                                  0.250                     0.017        0.733
4724355    1-May-28      $246,793.56    79.97                                  0.250                     0.017        0.483
4724385    1-Jun-28      $338,857.99    85.00                                  0.250                     0.017        0.233
4724914    1-May-28      $271,518.71    80.00     GD 5YR                       0.250                     0.017        0.108
4724984    1-Jun-28      $388,930.93    90.00                                  0.250                     0.017        0.483
4725051    1-Jun-28      $399,663.95    65.04                                  0.250                     0.017        0.358
4725053    1-Jun-28      $232,989.18    84.99                      17          0.250                     0.017        0.000
4725087    1-Jun-28      $339,507.44    74.70                                  0.250                     0.017        0.233
4725107    1-Jun-28      $246,192.99    80.00                                  0.250                     0.017        0.358
4725142    1-Jun-28      $314,741.79    82.25                      17          0.250                     0.017        0.483
4725364    1-Jun-28      $247,736.52    80.00                                  0.250                     0.017        0.233
4725394    1-Jun-28      $448,694.01    90.00                      17          0.250                     0.017        0.000
4725501    1-May-28      $251,585.65    80.00                                  0.250                     0.017        0.483
4725588    1-Jul-28      $500,000.00    68.49     GD 2YR                       0.250                     0.017        0.608
4725593    1-May-28      $301,150.92    80.00                                  0.250                     0.017        0.983
4725682    1-Jul-28      $375,000.00    64.43                                  0.250                     0.017        0.608
4726015    1-Jul-28      $300,000.00    93.75                                  0.250                     0.017        0.983
4726179    1-Jul-28      $340,000.00    77.27                                  0.250                     0.017        0.733
4726529    1-May-28      $329,430.14    76.74                                  0.250                     0.017        0.233
4726601    1-Jun-28      $239,793.36    67.61                                  0.250                     0.017        0.233
4726619    1-Jul-28      $304,400.00    80.00                                  0.250                     0.017        0.108
4726638    1-May-28      $289,523.19    75.32                                  0.250                     0.017        0.483
4726655    1-Jun-28      $269,179.17    79.99                                  0.250                     0.017        0.483
4726695    1-May-28      $258,305.09    95.00                                  0.250                     0.017        0.858
4726957    1-Jun-28      $247,347.08    95.00                                  0.250                     0.017        0.483
4727000    1-Jun-28      $533,633.38    89.97                                  0.250                     0.017        0.733
4727028    1-Jun-28      $309,745.89    62.63                                  0.250                     0.017        0.483
4727264    1-Jun-28      $277,161.16    95.00                      17          0.250                     0.017        0.233
4727280    1-May-28      $267,537.20    80.00     GD 4YR                       0.250                     0.017        0.233
4727488    1-Jun-28      $243,379.78    80.00                                  0.250                     0.017        0.000
4727531    1-May-28      $335,375.93    70.00                                  0.250                     0.017        0.000
4727742    1-May-28      $314,482.07    89.11                      06          0.250                     0.017        0.483
4727761    1-Jun-28      $399,655.60    76.92                                  0.250                     0.017        0.233
4727794    1-Jul-28      $444,000.00    79.69                                  0.250                     0.017        0.358
4727896    1-May-28      $299,456.11    80.00                                  0.250                     0.017        0.000
4728006    1-Jun-28      $387,665.93    80.00     GD 2YR                       0.250                     0.017        0.233
4728149    1-Jun-28      $261,185.72    79.99     GD 1YR                       0.250                     0.017        0.483
4728194    1-Jun-28      $349,639.85    87.50                                  0.250                     0.017        0.733
4728319    1-May-28      $524,136.81    79.67     GD 5YR                       0.250                     0.017        0.483
4728356    1-May-28      $234,123.83    89.97     GD 2YR                       0.250                     0.017        0.608
4728466    1-Jul-28      $275,000.00    56.12                                  0.250                     0.017        0.358
4728934    1-Jun-28      $294,746.01    79.97                                  0.250                     0.017        0.233
4728948    1-May-28      $251,575.37    78.26                                  0.250                     0.017        0.358
4729343    1-Jul-28      $264,000.00    79.66                                  0.250                     0.017        0.358
4729443    1-Jun-28      $229,320.96    90.00                      17          0.250                     0.017        0.733
4729585    1-May-28      $519,123.77    80.00                                  0.250                     0.017        0.358
4729635    1-Jun-28      $264,778.08    79.10                                  0.250                     0.017        0.608
4729702    1-Jun-28      $274,751.39    66.31                                  0.250                     0.017        0.000
4729744    1-Jun-28      $261,085.81    79.99                                  0.250                     0.017        0.483
4729974    1-Jul-28      $290,000.00    66.29                                  0.250                     0.017        0.233
4729989    1-Jun-28      $263,305.90    86.82                      17          0.250                     0.017        0.000
4730037    1-May-28      $236,170.53    95.00                                  0.250                     0.017        0.608
4730134    1-May-28      $306,456.78    60.55     GD 6YR                       0.250                     0.017        0.108
4730212    1-May-28      $333,850.18    80.00                                  0.250                     0.017        0.483
4730336    1-May-28      $280,748.92    95.00                                  0.250                     0.017        0.608
4730372    1-Jun-28      $249,773.99    68.12                                  0.250                     0.017        0.000
4730412    1-May-28      $422,304.52    87.58                                  0.250                     0.017        0.483
4730496    1-May-28      $299,469.16    77.92                                  0.250                     0.017        0.108
4730716    1-May-28      $262,367.90    80.00                                  0.250                     0.017        0.483
4730810    1-Jun-28      $370,669.62    80.00                                  0.250                     0.017        0.608
4730971    1-Jul-28      $250,000.00    77.63                                  0.250                     0.017        0.608
4731020    1-Apr-28      $286,389.89    77.59                                  0.250                     0.017        0.483
4731324    1-May-28      $299,427.44    60.61                                  0.250                     0.017        0.233
4731426    1-Jun-28      $420,613.37    84.99                      06          0.250                     0.017        0.608
4731772    1-Jun-28      $281,013.71    75.00                                  0.250                     0.017        0.358
4731837    1-Jun-28      $299,092.26    80.00                                  0.250                     0.017        0.233
4732270    1-Jun-28      $255,790.15    80.00                                  0.250                     0.017        0.483
4732427    1-Jun-28      $259,786.88    80.00                                  0.250                     0.017        0.483
4732443    1-May-28      $273,177.46    93.19                      17          0.250                     0.017        0.233
4732528    1-Jul-28      $250,000.00    87.72                                  0.250                     0.017        0.733
4732538    1-Jul-28      $231,900.00    79.99                                  0.250                     0.017        0.608
4732583    1-Jun-28      $276,467.53    79.99     GD 3YR                       0.250                     0.017        0.358
4732595    1-May-28      $283,509.58    80.00                                  0.250                     0.017        0.233
4732695    1-Jul-28      $522,300.00    80.00                                  0.250                     0.017        0.733
4732835    1-May-28      $339,412.87    80.00     GD 7YR                       0.250                     0.017        0.233
4732856    1-Apr-28      $391,030.39    78.71                                  0.250                     0.017        0.483
4733046    1-Jun-28      $511,580.32    80.00                                  0.250                     0.017        0.483
4733258    1-Jun-28      $259,786.88    80.00                                  0.250                     0.017        0.483
4733362    1-Jul-28      $308,250.00    90.00     GD 3YR                       0.250                     0.017        0.858
4733525    1-Jul-28      $377,600.00    80.00                                  0.250                     0.017        0.358
4733722    1-Jul-28      $303,900.00    79.99     FX30YR                       0.250                     0.017        0.108
4733777    1-May-28      $299,494.48    85.47                                  0.250                     0.017        0.358
4734029    1-Jul-28      $320,000.00    80.00                                  0.250                     0.017        0.858
4734045    1-Jun-28      $359,690.04    86.33                      17          0.250                     0.017        0.233
4734138    1-Jun-28      $299,448.21    90.00                      33          0.250                     0.017        0.358
4734334    1-May-28      $350,378.91    79.99                                  0.250                     0.017        0.108
4734363    1-Jun-28      $447,267.81    79.72                                  0.250                     0.017        0.983
4734366    1-Jun-28      $251,798.47    80.00                                  0.250                     0.017        0.608
4734541    1-May-28      $231,627.84    80.00                                  0.250                     0.017        0.608
4734567    1-Jul-28      $360,000.00    80.00                                  0.250                     0.017        0.108
4734720    1-May-28      $247,082.95    90.00                      06          0.250                     0.017        0.358
4734855    1-Jun-28      $665,467.41    80.00                                  0.250                     0.017        0.608
4735332    1-Jun-28      $369,681.25    79.91                                  0.250                     0.017        0.233
4735359    1-Jul-28      $248,000.00    78.85                                  0.250                     0.017        0.608
4735487    1-May-28      $249,578.72    51.12                                  0.250                     0.017        0.358
4735496    1-Jun-28      $307,397.81    90.00                                  0.250                     0.017        0.483
4735523    1-Jun-28      $294,608.31    90.00                      17          0.250                     0.017        0.483
4735564    1-May-28      $309,437.98    68.90     GD 4YR                       0.250                     0.017        0.000
4735604    1-Jul-28      $268,000.00    80.00                                  0.250                     0.017        0.233
4735798    1-Jun-28      $278,310.17    80.00     GD 3YR                       0.250                     0.017        0.233
4735925    1-Jun-28      $261,962.96    80.00     GD 3YR                       0.250                     0.017        0.000
4735931    1-Jul-28      $267,500.00    64.07                                  0.250                     0.017        0.000
4735969    1-May-28      $273,538.28    80.00                                  0.250                     0.017        0.358
4735985    1-May-28      $396,064.88    80.00                                  0.250                     0.017        0.233
4736148    1-May-28      $283,077.88    90.00                                  0.250                     0.017        0.983
4736353    1-May-28      $375,396.83    79.16     GD 3YR                       0.250                     0.017        0.608
4736467    1-Jun-28      $595,499.28    80.00                                  0.250                     0.017        0.358
4736571    1-May-28      $267,470.24    95.00                                  0.250                     0.017        0.608
4736604    1-Jun-28      $330,828.60    70.00     GD 3YR                       0.250                     0.017        0.483
4736649    1-Jul-28      $260,000.00    80.00                                  0.250                     0.017        0.000
4736885    1-Jun-28      $281,469.09    90.00                      33          0.250                     0.017        0.483
4736956    1-May-28      $244,644.21    92.28                                  0.250                     0.017        1.108
4737050    1-Jun-28      $283,267.61    70.00                                  0.250                     0.017        0.483
4737122    1-May-28      $269,445.18    90.00                                  0.250                     0.017        0.358
4737156    1-May-28      $256,098.61    90.00                      13          0.250                     0.017        0.733
4737305    1-Jun-28      $258,271.93    78.69     GD 3YR                       0.250                     0.017        0.108
4737453    1-Jun-28      $227,022.76    80.00                                  0.250                     0.017        0.733
4737472    1-Apr-28      $299,141.57    86.33                                  0.250                     0.017        0.000
4737559    1-May-28      $254,635.19    79.88                                  0.250                     0.017        0.358
4737740    1-May-28      $286,492.16    65.68     GD 5YR                       0.250                     0.017        0.108
4737765    1-May-28      $259,593.12    89.66                                  0.250                     0.017        0.733
4737865    1-Jun-28      $363,694.19    80.00                                  0.250                     0.017        0.358
4737882    1-Jun-28      $329,715.87    82.50                      11          0.250                     0.017        0.233
4737958    1-Jun-28      $376,690.97    79.04                                  0.250                     0.017        0.483
4738011    1-Jun-28      $278,554.02    80.00                                  0.250                     0.017        0.108
4738017    1-May-28      $773,816.96    60.78                                  0.250                     0.017        0.858
4738078    1-Jun-28      $279,758.92    75.07                                  0.250                     0.017        0.233
4738160    1-Jun-28      $246,797.53    95.00                                  0.250                     0.017        0.483
4738322    1-May-28      $338,024.88    80.00                                  0.250                     0.017        0.358
4738346    1-Jun-28      $332,970.02    80.00                                  0.250                     0.017        0.358
4738368    1-May-28      $239,605.39    54.05                                  0.250                     0.017        0.483
4738702    1-Jun-28      $332,713.29    90.00                      33          0.250                     0.017        0.233
4738720    1-Jun-28      $299,741.70    92.88                      06          0.250                     0.017        0.233
4738729    1-Jun-28      $479,576.50    80.00                                  0.250                     0.017        0.108
4738751    1-May-28      $284,495.71    78.73                                  0.250                     0.017        0.108
4738805    1-May-28      $251,554.09    80.00                                  0.250                     0.017        0.108
4738819    1-Jul-28      $241,600.00    79.99                                  0.250                     0.017        0.483
4738866    1-Jun-28      $499,579.93    54.64     GD 5YR                       0.250                     0.017        0.358
4738930    1-May-28      $325,051.33    80.00                                  0.250                     0.017        0.358
4739064    1-Jul-28      $288,000.00    80.00     GD 1YR                       0.250                     0.017        0.358
4739126    1-Jun-28      $315,653.56    90.00                                  0.250                     0.017        0.733
4739152    1-Jun-28      $355,292.65    90.00                                  0.250                     0.017        1.108
4739205    1-Jun-28      $255,779.58    80.00                                  0.250                     0.017        0.233
4739236    1-Jun-28      $319,737.70    85.32                                  0.250                     0.017        0.483
4739259    1-Jul-28      $270,000.00    64.73                                  0.250                     0.017        0.233
4739306    1-Jun-28      $349,667.90    76.09                                  0.250                     0.017        0.000
4739380    1-Jun-28      $238,544.44    94.99                      17          0.250                     0.017        0.233
4739408    1-Jun-28      $371,679.71    80.00                                  0.250                     0.017        0.233
4739409    1-Jun-28      $274,974.41    80.00                                  0.250                     0.017        0.483
4739456    1-May-28      $341,864.16    80.00                                  0.250                     0.017        0.733
4739540    1-Jun-28      $486,790.69    80.00     GD 5YR                       0.250                     0.017        0.358
4739591    1-Jun-28      $264,588.24    80.00     GD 5YR                       0.250                     0.017        0.608
4739742    1-May-28      $263,055.99    85.00                      33          0.250                     0.017        0.358
4739787    1-Jun-28      $309,698.69    71.26                                  0.250                     0.017        0.000
4739848    1-May-28      $273,103.98    80.00                                  0.250                     0.017        0.000
4739951    1-Jul-28      $310,000.00    86.11                                  0.250                     0.017        0.483
4740016    1-Apr-28      $256,763.33    66.44                                  0.250                     0.017        0.483
4740137    1-Jun-28      $279,764.76    80.00                                  0.250                     0.017        0.358
4740167    1-Jun-28      $281,613.21    94.99                                  0.250                     0.017        0.358
4740169    1-May-28      $351,361.85    80.00                                  0.250                     0.017        0.000
4740334    1-Jun-28      $279,420.30    66.67     GD 4YR                       0.250                     0.017        0.000
4740409    1-May-28      $416,044.38    79.92     GD 4YR                       0.250                     0.017        0.000
4740419    1-Jun-28      $454,608.25    61.90                                  0.250                     0.017        0.233
4740482    1-Jun-28      $251,783.03    90.00                      17          0.250                     0.017        0.233
4740489    1-Jun-28      $309,296.26    79.99                                  0.250                     0.017        0.483
4740500    1-Jun-28      $244,804.07    93.87                                  0.250                     0.017        0.608
4740552    1-May-28      $249,568.29    87.72                                  0.250                     0.017        0.233
4740595    1-Jul-28      $260,000.00    80.00                                  0.250                     0.017        0.358
4740631    1-May-28      $506,730.09    69.99                                  0.250                     0.017        0.858
4740652    1-Jul-28      $281,800.00    80.00                                  0.250                     0.017        0.483
4740728    1-Jul-28      $380,000.00    80.00                                  0.250                     0.017        0.483
4740816    1-Jul-28      $310,000.00    83.78                      17          0.250                     0.017        0.983
4740838    1-Jul-28      $420,000.00    80.00                                  0.250                     0.017        0.358
4740907    1-Jun-28      $374,677.13    60.48                                  0.250                     0.017        0.233
4741012    1-Jun-28      $382,870.07    80.00                                  0.250                     0.017        0.233
4741038    1-Jun-28      $253,606.87    90.00                                  0.250                     0.017        0.858
4741154    1-May-28      $273,115.87    88.69                      33          0.250                     0.017        0.108
4741254    1-Jun-28      $236,501.13    90.00                      17          0.250                     0.017        0.358
4741329    1-May-28      $242,650.38    79.99                                  0.250                     0.017        0.483
4741343    1-May-28      $643,858.72    69.73     GD 5YR                       0.250                     0.017        0.108
4741352    1-Jun-28      $253,796.88    80.00                                  0.250                     0.017        0.608
4741380    1-May-28      $291,554.24    80.00                                  0.250                     0.017        0.858
4741388    1-May-28      $345,901.64    90.00                      17          0.250                     0.017        0.233
4741412    1-May-28      $268,407.96    95.00     GD 5YR           33          0.250                     0.017        0.483
4741424    1-Jul-28      $293,350.00    74.28                                  0.250                     0.017        0.733
4741466    1-Jun-28      $409,180.54    90.00                                  0.250                     0.017        0.733
4741506    1-Jun-28      $307,728.26    80.00                                  0.250                     0.017        0.108
4741646    1-Jun-28      $246,397.86    90.00                      12          0.250                     0.017        0.483
4741762    1-Jul-28      $500,000.00    59.52                                  0.250                     0.017        0.483
4741775    1-May-28      $234,963.04    84.99                      33          0.250                     0.017        0.483
4741780    1-May-28      $299,553.31    91.88     GD 2YR                       0.250                     0.017        0.983
4741814    1-Jul-28      $490,000.00    70.00     GD 3YR                       0.250                     0.017        0.000
4741865    1-Jun-28      $332,720.23    79.67                                  0.250                     0.017        0.358
4741903    1-Jun-28      $349,675.83    58.33                                  0.250                     0.017        0.000
4741921    1-Jul-28      $449,000.00    69.18                                  0.250                     0.017        0.483
4741925    1-Jun-28      $254,646.19    90.00                      06          0.250                     0.017        0.608
4742001    1-Jun-28      $299,903.96    90.00                                  0.250                     0.017        0.483
4742013    1-May-28      $240,354.15    79.99                                  0.250                     0.017        0.483
4742079    1-Jun-28      $400,396.42    84.99                      17          0.250                     0.017        0.108
4742121    1-May-28      $249,588.95    76.92                                  0.250                     0.017        0.483
4742179    1-Jul-28      $400,000.00    59.30                                  0.250                     0.017        0.000
4742205    1-Jun-28      $346,059.02    84.99                                  0.250                     0.017        0.358
4742226    1-Jun-28      $294,958.02    80.00                                  0.250                     0.017        0.483
4742314    1-Jun-28      $237,319.28    89.66                                  0.250                     0.017        0.858
4742596    1-Jul-28      $550,000.00    62.86                                  0.250                     0.017        0.108
4742610    1-May-28      $321,058.07    80.00                                  0.250                     0.017        0.358
4742674    1-May-28      $234,494.36    64.37                                  0.250                     0.017        0.233
4742793    1-Jun-28      $262,368.31    80.00     GD 5YR                       0.250                     0.017        0.108
4742863    1-May-28      $243,598.82    80.00                                  0.250                     0.017        0.483
4742901    1-Jun-28      $296,562.65    94.99                      06          0.250                     0.017        0.608
4743034    1-Jun-28      $417,331.48    79.98                                  0.250                     0.017        0.108
4743062    1-Jun-28      $276,867.20    90.00                                  0.250                     0.017        0.358
4743130    1-May-28      $256,118.09    90.00                      33          0.250                     0.017        0.983
4743145    1-Jun-28      $291,360.97    90.00                                  0.250                     0.017        0.483
4743146    1-May-28      $451,327.00    80.00                                  0.250                     0.017        0.983
4743213    1-Jul-28      $348,000.00    80.00                                  0.250                     0.017        0.483
4743249    1-May-28      $297,060.46    80.00                                  0.250                     0.017        0.000
4743286    1-Jun-28      $431,609.46    80.00     GD 4YR                       0.250                     0.017        0.000
4743390    1-Jul-28      $269,450.00    85.00                      06          0.250                     0.017        0.233
4743401    1-May-28      $355,000.79    78.05                                  0.250                     0.017        0.358
4743493    1-Jun-28      $360,181.93    70.00     GD 5YR                       0.250                     0.017        0.108
4743503    1-Jun-28      $346,242.85    90.00                                  0.250                     0.017        0.983
4743532    1-Jun-28      $386,067.31    85.00                      17          0.250                     0.017        0.233
4743541    1-Apr-28      $296,747.19    80.00                                  0.250                     0.017        0.233
4743588    1-May-28      $301,914.92    54.00                                  0.250                     0.017        0.608
4743623    1-Jul-28      $247,500.00    90.00                                  0.250                     0.017        0.608
4743700    1-May-28      $266,630.94    80.00                                  0.250                     0.017        0.358
4743814    1-May-28      $239,564.88    80.00                                  0.250                     0.017        0.000
4743843    1-Jun-28      $451,601.21    80.00     GD 4YR                       0.250                     0.017        0.108
4743931    1-Jul-28      $280,000.00    66.67                                  0.250                     0.017        0.233
4744013    1-Jun-28      $339,007.86    90.00                      17          0.250                     0.017        0.233
4744279    1-Jun-28      $309,758.17    86.11                                  0.250                     0.017        0.733
4744299    1-Jun-28      $262,984.25    80.00                                  0.250                     0.017        0.483
4744366    1-Jun-28      $260,575.45    80.00     GD 3YR                       0.250                     0.017        0.233
4744386    1-Jul-28      $401,600.00    80.00     GD 3YR                       0.250                     0.017        0.233
4744388    1-Jun-28      $311,356.91    95.00     GD 4YR                       0.250                     0.017        0.733
4744407    1-Jul-28      $237,250.00    89.99                      06          0.250                     0.017        0.483
4744473    1-Jul-28      $236,800.00    79.49                                  0.250                     0.017        0.608
4744503    1-Jul-28      $245,000.00    70.00                                  0.250                     0.017        0.483
4744531    1-Jun-28      $249,768.45    58.28                                  0.250                     0.017        0.000
4744599    1-Jul-28      $296,500.00    78.13     GD 2YR                       0.250                     0.017        0.233
4744618    1-May-28      $285,925.51    80.00                                  0.250                     0.017        0.358
4744620    1-May-28      $256,966.26    90.00                      33          0.250                     0.017        0.358
4744633    1-Jun-28      $318,139.00    80.00                                  0.250                     0.017        0.483
4744646    1-Jul-28      $275,500.00    93.71                                  0.250                     0.017        0.858
4744667    1-Jun-28      $563,014.83    70.00                                  0.250                     0.017        0.233
4744788    1-Jul-28      $288,000.00    80.00     GD 3YR                       0.250                     0.017        0.000
4744798    1-Jun-28      $499,569.51    65.96                                  0.250                     0.017        0.233
4744808    1-Jun-28      $324,713.25    69.32                                  0.250                     0.017        0.108
4744867    1-Jun-28      $343,689.01    80.00                                  0.250                     0.017        0.000
4744872    1-May-28      $467,040.08    80.00                                  0.250                     0.017        0.233
4744905    1-Jun-28      $488,389.35    80.00                                  0.250                     0.017        0.358
4744911    1-Jun-28      $704,393.01    75.00     GD 3YR                       0.250                     0.017        0.233
4744978    1-Jun-28      $342,604.76    70.00                                  0.250                     0.017        0.233
4745072    1-Jun-28      $239,821.88    94.86                                  0.250                     0.017        0.983
4745106    1-May-28      $370,219.70    90.00                                  0.250                     0.017        0.733
4745137    1-May-28      $291,495.77    80.00                                  0.250                     0.017        0.233
4745185    1-Jul-28      $358,450.00    79.96                                  0.250                     0.017        0.000
4745250    1-Jun-28      $235,786.64    74.68                                  0.250                     0.017        0.000
4745342    1-Jun-28      $249,789.96    77.03                                  0.250                     0.017        0.358
4745366    1-Jul-28      $384,000.00    80.00     GD 1YR                       0.250                     0.017        0.108
4745410    1-Jun-28      $233,331.00    94.34                                  0.250                     0.017        1.108
4745417    1-Apr-28      $498,669.24    78.13                                  0.250                     0.017        0.108
4745512    1-Jul-28      $311,200.00    69.99                                  0.250                     0.017        0.358
4745597    1-Jul-28      $242,100.00    90.00                                  0.250                     0.017        0.358
4745752    1-Jul-28      $270,000.00    40.00                                  0.250                     0.017        0.483
4745762    1-Apr-28      $473,766.19    65.69                                  0.250                     0.017        0.233
4745870    1-Jun-28      $249,784.75    65.79                                  0.250                     0.017        0.233
4745936    1-Jul-28      $262,700.00    89.99                                  0.250                     0.017        0.858
4745945    1-Jun-28      $313,722.96    76.59     GD 2YR                       0.250                     0.017        0.108
4746062    1-Jul-28      $315,100.00    79.99                                  0.250                     0.017        0.483
4746088    1-Jun-28      $261,785.23    74.18     GD 4YR                       0.250                     0.017        0.483
4746124    1-Jul-28      $430,000.00    80.00                                  0.250                     0.017        0.108
4746230    1-May-28      $299,469.16    79.79                                  0.250                     0.017        0.108
4746261    1-Jun-28      $251,788.28    90.00                      06          0.250                     0.017        0.358
4746274    1-Jul-28      $295,450.00    95.00                                  0.250                     0.017        1.233
4746296    1-Jul-28      $281,200.00    80.00                                  0.250                     0.017        0.233
4746487    1-Jun-28      $233,803.41    80.00                                  0.250                     0.017        0.358
4746573    1-Jul-28      $380,800.00    70.00     GD 3YR                       0.250                     0.017        0.608
4746620    1-Jul-28      $239,200.00    80.00                                  0.250                     0.017        0.483
4746630    1-Jul-28      $270,000.00    60.67     GD 4YR                       0.250                     0.017        0.000
4746655    1-May-28      $297,485.40    80.00                                  0.250                     0.017        0.233
4746666    1-Jun-28      $302,058.25    90.00                      06          0.250                     0.017        0.608
4746906    1-Jun-28      $244,794.17    44.95                                  0.250                     0.017        0.358
4746912    1-Jul-28      $281,600.00    80.00                                  0.250                     0.017        0.108
4746984    1-Jun-28      $406,075.00    80.00                                  0.250                     0.017        0.608
4747049    1-Jun-28      $242,451.10    90.00                                  0.250                     0.017        0.483
4747130    1-Jun-28      $374,677.13    66.67                                  0.250                     0.017        0.233
4747134    1-May-28      $329,387.07    62.26                                  0.250                     0.017        0.000
4747160    1-May-28      $246,603.77    71.18                                  0.250                     0.017        0.608
4747328    1-May-28      $279,516.48    78.87                                  0.250                     0.017        0.233
4747332    1-May-28      $484,202.58    74.62                                  0.250                     0.017        0.483
4747355    1-Jun-28      $282,906.21    81.13                                  0.250                     0.017        0.233
4747379    1-Jun-28      $261,874.33    89.99                                  0.250                     0.017        0.233
4747411    1-Jun-28      $585,854.83    80.00                                  0.250                     0.017        0.733
4747459    1-Jun-28      $244,554.27    92.45                                  0.250                     0.017        0.608
4747639    1-Jul-28      $451,500.00    70.00                                  0.250                     0.017        0.108
4747711    1-Jun-28      $332,976.83    89.46                                  0.250                     0.017        0.483
4747712    1-Jul-28      $370,000.00    69.55                                  0.250                     0.017        0.233
4747724    1-Jun-28      $349,675.83    62.28                                  0.250                     0.017        0.000
4747876    1-Apr-28      $445,916.81    80.00                                  0.250                     0.017        0.358
4747914    1-Jun-28      $335,910.54    80.00                                  0.250                     0.017        0.233
4747950    1-May-28      $419,138.74    80.00                                  0.250                     0.017        0.000
4748041    1-Jun-28      $290,161.96    86.69                                  0.250                     0.017        0.483
4748062    1-Jun-28      $369,681.43    69.16                                  0.250                     0.017        0.233
4748302    1-May-28      $249,557.64    50.01                                  0.250                     0.017        0.108
4748341    1-May-28      $435,283.14    78.42                                  0.250                     0.017        0.483
4748344    1-Jun-28      $549,514.74    57.89                                  0.250                     0.017        0.108
4748520    1-Jun-28      $392,638.54    80.00     GD 2YR                       0.250                     0.017        0.108
4748526    1-May-28      $244,597.17    77.78                                  0.250                     0.017        0.483
4748527    1-Jun-28      $342,711.83    64.84                                  0.250                     0.017        0.358
4748558    1-Jun-28      $229,211.96    94.99                                  0.250                     0.017        0.483
4748565    1-Jul-28      $228,600.00    93.31                                  0.250                     0.017        0.608
4748578    1-May-28      $264,246.27    70.00                                  0.250                     0.017        0.000
4748630    1-May-28      $326,648.63    80.00     GD 7YR                       0.250                     0.017        0.358
4748664    1-Jun-28      $253,170.91    79.19                                  0.250                     0.017        0.000
4748714    1-Jul-28      $256,250.00    80.00                                  0.250                     0.017        0.733
4748723    1-Jul-28      $250,000.00    76.69                                  0.250                     0.017        0.108
4748738    1-Jun-28      $270,922.19    79.99                                  0.250                     0.017        0.358
4748751    1-Jul-28      $343,200.00    80.00                                  0.250                     0.017        0.233
4748822    1-Jun-28      $286,652.98    69.99                                  0.250                     0.017        0.233
4748847    1-Jul-28      $264,600.00    90.00                                  0.250                     0.017        0.608
4748881    1-May-28      $118,618.18    80.00                                  0.250                     0.017        0.858
4748897    1-Jul-28      $270,000.00    61.36                                  0.250                     0.017        0.483
4748959    1-Jul-28      $268,000.00    80.00                                  0.250                     0.017        0.233
4748991    1-Jun-28      $333,755.27    85.00     GD 3YR           17          0.250                     0.017        0.108
4749038    1-Jun-28      $255,568.57    76.43                                  0.250                     0.017        0.000
4749109    1-Jun-28      $399,647.08    68.97     GD 3YR                       0.250                     0.017        0.108
4749117    1-Jul-28      $285,200.00    80.00     GD 3YR                       0.250                     0.017        0.358
4749120    1-Jun-28      $296,774.00    90.00     GD 3YR                       0.250                     0.017        0.858
4749161    1-Jun-28      $262,594.99    90.00     GD 5YR                       0.250                     0.017        0.733
4749233    1-Jun-28      $251,488.28    80.00                                  0.250                     0.017        0.358
4749299    1-Jun-28      $347,079.03    88.49                                  0.250                     0.017        0.733
4749320    1-Jun-28      $318,532.17    79.99                                  0.250                     0.017        0.358
4749322    1-May-28      $283,033.86    90.00                      33          0.250                     0.017        0.483
4749391    1-May-28      $275,499.63    80.00                                  0.250                     0.017        0.000
4749403    1-Jun-28      $249,795.07    61.07                                  0.250                     0.017        0.483
4749410    1-Jun-28      $279,758.92    80.00     GD 1YR                       0.250                     0.017        0.233
4749507    1-Jul-28      $360,000.00    80.00                                  0.250                     0.017        0.358
4749563    1-Jun-28      $234,807.36    75.65                                  0.250                     0.017        0.483
4749702    1-Jun-28      $251,793.43    80.00                                  0.250                     0.017        0.483
4749704    1-Jun-28      $284,560.74    80.00                                  0.250                     0.017        0.358
4749835    1-Jul-28      $425,000.00    85.00                      17          0.250                     0.017        0.483
4749885    1-Jul-28      $266,200.00    89.99                      17          0.250                     0.017        0.233
4749936    1-Jun-28      $459,504.03    80.00                                  0.250                     0.017        0.233
4750026    1-Jun-28      $519,584.16    80.00     GD 3YR                       0.250                     0.017        0.608
4750072    1-Jun-28      $335,696.25    80.00                                  0.250                     0.017        0.000
4750181    1-Jul-28      $356,000.00    80.00                                  0.250                     0.017        0.233
4750226    1-Jun-28      $343,703.82    80.00                                  0.250                     0.017        0.233
4750276    1-Jul-28      $400,000.00    59.97                                  0.250                     0.017        0.358
4750367    1-May-28      $499,157.47    79.37                                  0.250                     0.017        0.358
4750655    1-Jun-28      $376,698.52    71.54                                  0.250                     0.017        0.608
4750710    1-Jun-28      $690,125.55    75.00     GD 5YR                       0.250                     0.017        0.000
4750721    1-Jun-28      $291,766.49    80.00                                  0.250                     0.017        0.608
4750747    1-Jun-28      $424,934.40    90.00                                  0.250                     0.017        0.983
4750776    1-Jun-28      $383,003.44    85.00     GD 3YR           17          0.250                     0.017        0.000
4750812    1-Jun-28      $255,800.29    94.99                      12          0.250                     0.017        0.733
4750867    1-Jun-28      $242,790.78    62.31                                  0.250                     0.017        0.233
4750925    1-Jun-28      $346,116.06    78.75                                  0.250                     0.017        0.483
4751057    1-May-28      $254,610.74    69.86                                  0.250                     0.017        0.858
4751076    1-Jun-28      $299,741.70    63.16                                  0.250                     0.017        0.233
4751190    1-May-28      $304,347.15    70.93                                  0.250                     0.017        0.358
4751239    1-May-28      $299,406.95    80.00                                  0.250                     0.017        0.483
4751255    1-Jun-28      $291,754.68    80.00                                  0.250                     0.017        0.358
4751315    1-Jul-28      $267,000.00    80.00                                  0.250                     0.017        0.108
4751330    1-May-28      $531,035.51    80.00     GD 4YR                       0.250                     0.017        0.000
4751357    1-Jul-28      $288,300.00    79.99                                  0.250                     0.017        0.233
4751363    1-Jun-28      $327,310.96    76.61                                  0.250                     0.017        0.108
4751370    1-Jul-28      $488,750.00    85.00                      17          0.250                     0.017        0.483
4751401    1-Jul-28      $391,600.00    80.00                                  0.250                     0.017        0.233
4751447    1-Jul-28      $360,000.00    76.60     GD 7YR                       0.250                     0.017        0.358
4751456    1-Jul-28      $310,500.00    90.00                                  0.250                     0.017        0.483
4751465    1-May-28      $372,855.03    90.00                      06          0.250                     0.017        0.233
4751466    1-Jun-28      $246,842.44    89.99                      06          0.250                     0.017        0.358
4751468    1-Jun-28      $430,896.50    75.00                                  0.250                     0.017        0.483
4751496    1-Jun-28      $399,680.12    87.91                                  0.250                     0.017        0.608
4751513    1-Jun-28      $234,171.68    89.99     GD 3YR                       0.250                     0.017        0.858
4751528    1-Jun-28      $749,385.23    75.00     GD 3YR                       0.250                     0.017        0.483
4751567    1-Jun-28      $237,323.74    95.00     GD10YR                       0.250                     0.017        0.983
4751581    1-Jun-28      $283,605.61    69.99                                  0.250                     0.017        0.233
4751596    1-Jun-28      $277,278.09    89.95                                  0.250                     0.017        0.608
4751647    1-Jun-28      $399,680.12    89.89     GD 3YR           06          0.250                     0.017        0.608
4751716    1-May-28      $242,619.73    90.00                                  0.250                     0.017        0.733
4751752    1-Jun-28      $265,787.28    95.00                                  0.250                     0.017        0.608
4751820    1-Jun-28      $251,563.16    95.00     GD 6YR                       0.250                     0.017        0.983
4751940    1-Jun-28      $429,647.52    80.00     GD 5YR                       0.250                     0.017        0.483
4752167    1-May-28      $249,955.70    80.00                                  0.250                     0.017        0.233
4752232    1-Jun-28      $246,592.65    87.05                                  0.250                     0.017        0.358
4752244    1-Jun-28      $272,876.13    94.99                                  0.250                     0.017        0.483
4752332    1-Jun-28      $449,621.95    69.12                                  0.250                     0.017        0.358
4752411    1-Jun-28      $279,764.76    80.00                                  0.250                     0.017        0.358
4752494    1-Jun-28      $289,374.08    80.00                                  0.250                     0.017        0.733
4752547    1-May-28      $265,173.94    80.00                                  0.250                     0.017        0.608
4752570    1-Jun-28      $229,792.07    69.70                                  0.250                     0.017        0.000
4752602    1-Jun-28      $514,698.17    80.04                                  0.250                     0.017        0.733
4752610    1-May-28      $300,317.47    80.00                                  0.250                     0.017        0.608
4752668    1-Jun-28      $308,720.65    87.16                      17          0.250                     0.017        0.000
4752738    1-Jun-28      $295,638.92    79.99     GD 4YR                       0.250                     0.017        0.108
4752745    1-Jul-28      $257,600.00    80.00                                  0.250                     0.017        0.233
4752753    1-May-28      $515,151.59    80.00                                  0.250                     0.017        0.483
4752756    1-Jun-28      $324,733.59    75.77                                  0.250                     0.017        0.483
4752795    1-Jun-28      $614,670.32    80.00                                  0.250                     0.017        0.233
4752814    1-Jun-28      $251,793.43    80.00                                  0.250                     0.017        0.483
4752837    1-Jun-28      $252,837.41    71.43                                  0.250                     0.017        0.358
4752840    1-Jul-28      $312,000.00    80.00     GD 1YR                       0.250                     0.017        0.108
4752872    1-Jun-28      $343,710.99    80.00                                  0.250                     0.017        0.358
4752883    1-Jun-28      $349,698.65    65.18                                  0.250                     0.017        0.233
4752915    1-Jul-28      $252,000.00    90.00                                  0.250                     0.017        0.000
4753082    1-Jul-28      $321,100.00    95.00                                  0.250                     0.017        0.983
4753093    1-Jul-28      $237,000.00    77.20                                  0.250                     0.017        0.108
4753189    1-May-28      $251,375.15    95.00                                  0.250                     0.017        0.983
4753201    1-Jun-28      $284,255.04    78.05                                  0.250                     0.017        0.233
4753229    1-Jul-28      $270,000.00    80.00                                  0.250                     0.017        0.358
4753271    1-Jul-28      $400,000.00    78.59                                  0.250                     0.017        0.608
4753340    1-Jun-28      $230,678.67    95.00                                  0.250                     0.017        0.983
4753357    1-Jun-28      $339,221.71    70.00                                  0.250                     0.017        0.483
4753382    1-May-28      $275,157.91    80.00                                  0.250                     0.017        0.608
4753590    1-May-28      $251,543.13    80.00                                  0.250                     0.017        0.000
4753592    1-Jun-18      $327,379.85    86.77                      17          0.250                     0.017        0.608
4753634    1-Apr-28      $244,139.26    83.05                      01          0.250                     0.017        0.608
4753671    1-Jul-28      $237,950.00    69.99                                  0.250                     0.017        0.000
4753702    1-Jul-28      $294,400.00    80.00                                  0.250                     0.017        0.233
4753765    1-Jun-28      $310,245.48    90.00                                  0.250                     0.017        0.483
4753770    1-Jun-28      $269,778.68    62.07                                  0.250                     0.017        0.483
4753775    1-Jul-28      $324,900.00    77.08     GD 3YR                       0.250                     0.017        0.358
4753779    1-May-28      $292,538.43    95.00     GD 3YR                       0.250                     0.017        0.733
4753801    1-Jun-28      $432,045.56    80.00                                  0.250                     0.017        0.483
4754017    1-May-28      $278,574.09    90.00     GD 4YR                       0.250                     0.017        0.858
4754038    1-Jun-28      $284,688.56    94.98                                  0.250                     0.017        0.983
4754109    1-May-28      $299,381.38    60.00                                  0.250                     0.017        0.233
4754119    1-Jul-28      $280,000.00    80.00                                  0.250                     0.017        0.233
4754173    1-May-28      $262,738.18    95.00                                  0.250                     0.017        0.733
4754244    1-Jun-28      $264,766.19    57.67     GD 4YR                       0.250                     0.017        0.108
4754299    1-May-28      $399,342.33    62.26                                  0.250                     0.017        0.483
4754335    1-Jun-28      $278,776.88    90.00                                  0.250                     0.017        0.608
4754361    1-Jul-28      $264,150.00    90.00                      06          0.250                     0.017        0.608
4754396    1-Jun-28      $245,503.51    90.00                                  0.250                     0.017        0.608
4754412    1-Jun-28      $485,541.74    90.00     GD 3YR                       0.250                     0.017        0.358
4754424    1-Jun-28      $314,722.08    90.00                                  0.250                     0.017        0.108
4754581    1-May-28      $327,433.61    80.00                                  0.250                     0.017        0.233
4754634    1-May-28      $220,242.67    80.00                                  0.250                     0.017        0.108
4754640    1-Jul-28      $253,400.00    79.99                                  0.250                     0.017        0.483
4754647    1-Jul-28      $245,000.00    74.24                                  0.250                     0.017        0.358
4754711    1-Jun-28      $289,756.36    78.38     GD 3YR                       0.250                     0.017        0.358
4754759    1-Jun-28      $349,398.91    69.25                                  0.250                     0.017        0.233
4754773    1-Jul-28      $333,800.00    80.00     GD 4YR                       0.250                     0.017        0.858
4754806    1-Jun-28      $299,747.96    80.00                                  0.250                     0.017        0.358
4754816    1-Jun-28      $481,674.65    75.00                                  0.250                     0.017        0.108
4754919    1-Jul-28      $256,400.00    80.00                                  0.250                     0.017        0.733
4754953    1-Jun-28      $399,638.39    64.52                                  0.250                     0.017        0.000
4754991    1-May-28      $343,448.17    80.00                                  0.250                     0.017        0.608
4755196    1-Jun-28      $234,821.18    59.95                                  0.250                     0.017        0.858
4755202    1-May-28      $447,245.08    80.00                                  0.250                     0.017        0.358
4755277    1-Jun-28      $349,698.65    55.94                                  0.250                     0.017        0.233
4755281    1-Jun-28      $274,763.23    46.22                                  0.250                     0.017        0.233
4755319    1-May-28      $376,380.13    89.98                      17          0.250                     0.017        0.483
4755399    1-May-28      $449,260.11    90.00                                  0.250                     0.017        0.483
4755471    1-Jun-28      $323,419.63    85.26                                  0.250                     0.017        0.233
4755477    1-Jun-28      $340,906.23    81.24                                  0.250                     0.017        0.233
4755489    1-Jun-28      $412,461.63    80.00                                  0.250                     0.017        0.483
4755490    1-Jun-28      $262,973.38    80.00     GD 3YR                       0.250                     0.017        0.233
4755499    1-Jul-28      $326,400.00    80.00                                  0.250                     0.017        0.483
4755514    1-Jun-28      $278,671.30    77.72                                  0.250                     0.017        0.483
4755538    1-Jul-28      $586,200.00    80.00                                  0.250                     0.017        0.358
4755561    1-Jul-28      $367,500.00    70.00     GD 3YR                       0.250                     0.017        0.358
4755602    1-Jun-28      $303,638.35    79.99                                  0.250                     0.017        0.233
4755685    1-Jul-28      $329,000.00    67.28                                  0.250                     0.017        0.358
4755717    1-Jun-28      $259,764.95    87.84                      17          0.250                     0.017        0.000
4755761    1-Jun-28      $459,513.62    90.00                                  0.250                     0.017        0.358
4755851    1-Jun-28      $384,651.95    62.60                                  0.250                     0.017        0.000
4755953    1-Jun-28      $247,475.80    80.00                                  0.250                     0.017        0.000
4756077    1-Jun-28      $366,084.53    80.00                                  0.250                     0.017        0.233
4756104    1-Jul-28      $300,000.00    80.00                                  0.250                     0.017        0.233
4756170    1-Jun-28      $299,722.14    61.86                                  0.250                     0.017        0.000
4756218    1-May-28      $241,880.19    95.00                                  0.250                     0.017        0.858
4756236    1-Jul-28      $305,000.00    80.00                                  0.250                     0.017        0.233
4756239    1-Jun-28      $275,556.67    74.54                                  0.250                     0.017        0.108
4756267    1-Jul-28      $283,900.00    85.00                      17          0.250                     0.017        0.233
4756299    1-Jul-28      $440,000.00    80.00                                  0.250                     0.017        0.483
4756328    1-May-28      $325,294.70    80.00                                  0.250                     0.017        0.000
4756368    1-Jul-28      $289,750.00    95.00                      17          0.250                     0.017        0.233
4756479    1-Jun-28      $368,704.91    90.00                      17          0.250                     0.017        0.608
4756485    1-Jul-28      $256,400.00    95.00                                  0.250                     0.017        0.608
4756554    1-Jun-28      $309,705.85    52.99                                  0.250                     0.017        0.000
4756567    1-Jun-28      $377,682.43    90.00                                  0.250                     0.017        0.358
4756592    1-Jul-28      $276,000.00    78.97                                  0.250                     0.017        0.108
4756594    1-Jun-28      $234,188.10    69.99                                  0.250                     0.017        0.000
4756679    1-Jul-28      $270,000.00    80.00                                  0.250                     0.017        0.000
4756721    1-Jun-28      $318,944.74    80.00                                  0.250                     0.017        0.608
4756887    1-Jul-28      $232,050.00    85.00                      17          0.250                     0.017        0.358
4756915    1-Jul-28      $380,000.00    80.00                                  0.250                     0.017        0.108
4756929    1-Jun-28      $299,728.79    63.69                                  0.250                     0.017        0.000
4756951    1-Jun-28      $294,945.84    80.00                                  0.250                     0.017        0.233
4756986    1-Jun-28      $261,469.10    80.00                                  0.250                     0.017        0.108
4756998    1-May-28      $348,160.64    90.00                      17          0.250                     0.017        0.483
4757071    1-Jul-28      $290,000.00    85.29                      06          0.250                     0.017        0.483
4757108    1-Jul-28      $258,550.00    90.00     GD 3YR                       0.250                     0.017        0.233
4757122    1-Jul-28      $285,000.00    69.17                                  0.250                     0.017        0.608
4757144    1-Jul-28      $234,000.00    80.00     GD 3YR                       0.250                     0.017        0.000
4757150    1-May-28      $279,128.85    79.89                                  0.250                     0.017        0.358
4757160    1-Jul-28      $240,000.00    74.77     GD 2YR                       0.250                     0.017        0.858
4757262    1-Jul-28      $400,000.00    66.67                                  0.250                     0.017        0.358
4757356    1-May-28      $350,593.54    80.00                                  0.250                     0.017        0.233
4757376    1-Jun-28      $232,918.16    80.00                                  0.250                     0.017        0.733
4757379    1-Jun-28      $249,784.75    61.73                                  0.250                     0.017        0.233
4757405    1-Jun-28      $314,935.19    80.00                                  0.250                     0.017        0.358
4757424    1-Jul-28      $325,000.00    27.66                                  0.250                     0.017        0.233
4757493    1-Jul-28      $664,000.00    80.00                                  0.250                     0.017        0.358
4757537    1-Jun-28      $269,767.53    90.00                                  0.250                     0.017        0.233
4757750    1-Jun-28      $276,349.94    80.00                                  0.250                     0.017        0.000
4757843    1-Jun-28      $286,165.24    80.00                                  0.250                     0.017        0.483
4757844    1-Jun-28      $249,784.75    76.92                                  0.250                     0.017        0.233
4757897    1-Jun-28      $237,784.84    53.13                                  0.250                     0.017        0.000
4757938    1-Jun-28      $316,527.24    90.00                      06          0.250                     0.017        0.233
4757974    1-Jul-28      $269,950.00    89.99                      17          0.250                     0.017        0.858
4758034    1-Jun-28      $395,650.61    80.00                                  0.250                     0.017        0.108
4758152    1-Jun-28      $326,069.02    79.99                                  0.250                     0.017        0.233
4758156    1-Jul-28      $255,000.00    58.47                                  0.250                     0.017        0.858
4758226    1-Jun-28      $414,651.36    53.55                                  0.250                     0.017        0.358
4758340    1-May-28      $439,258.57    80.00                                  0.250                     0.017        0.358
4758393    1-Jun-28      $241,401.95    78.57                                  0.250                     0.017        0.483
4758415    1-Jun-28      $298,555.07    90.00                      17          0.250                     0.017        0.483
4758419    1-May-28      $234,783.81    79.97                                  0.250                     0.017        0.108
4758499    1-Jun-28      $444,607.38    84.76                      17          0.250                     0.017        0.108
4758545    1-May-28      $275,499.63    80.00                                  0.250                     0.017        0.000
4758554    1-May-28      $317,986.33    89.99                      17          0.250                     0.017        0.108
4758570    1-Jun-28      $242,600.97    75.21                                  0.250                     0.017        0.483
4758588    1-Jul-28      $260,000.00    80.00                                  0.250                     0.017        0.233
4758727    1-Jul-28      $244,000.00    80.00                                  0.250                     0.017        0.233
4758790    1-Jun-28      $279,781.57    28.84                                  0.250                     0.017        0.733
4758924    1-Jun-28      $315,727.93    80.00                                  0.250                     0.017        0.233
4758930    1-Jul-28      $350,000.00    71.87                                  0.250                     0.017        0.483
4758956    1-Jun-28      $294,133.86    79.83                                  0.250                     0.017        0.000
4759172    1-May-28      $266,139.62    94.99                      06          0.250                     0.017        0.233
4759382    1-Jul-28      $285,000.00    85.07                      17          0.250                     0.017        0.483
4759388    1-Jul-28      $295,000.00    69.33                                  0.250                     0.017        0.233
4759433    1-Jun-28      $249,795.07    94.70                                  0.250                     0.017        0.483
4759506    1-Jun-28      $265,287.68    94.99                                  0.250                     0.017        0.608
4759610    1-Jul-28      $450,000.00    67.67                                  0.250                     0.017        0.358
4759679    1-Jul-28      $386,500.00    79.45                                  0.250                     0.017        0.483
4759681    1-Jul-28      $279,000.00    90.00                                  0.250                     0.017        0.858
4759709    1-Jun-28      $359,697.55    80.00                                  0.250                     0.017        0.358
4759840    1-Jul-28      $437,500.00    70.00                                  0.250                     0.017        0.108
4759884    1-Jul-28      $360,000.00    87.80                                  0.250                     0.017        0.483
4760010    1-Jul-28      $384,000.00    89.93                                  0.250                     0.017        0.483
4760073    1-Jun-28      $354,709.00    63.96                                  0.250                     0.017        0.483
4760317    1-Jun-28      $242,795.85    90.00                      33          0.250                     0.017        0.358
4760330    1-Jun-28      $254,785.77    89.47                      06          0.250                     0.017        0.358
4760362    1-Jul-28      $464,000.00    80.00     GD 5YR                       0.250                     0.017        0.358
4760394    1-May-28      $344,218.98    80.00                                  0.250                     0.017        0.358
4760423    1-Jun-28      $447,504.82    80.00                                  0.250                     0.017        0.108
4760576    1-Jun-28      $285,042.08    90.00                      17          0.250                     0.017        0.000
4760702    1-Jul-28      $256,150.00    95.00                      33          0.250                     0.017        0.483
4760719    1-Jun-28      $398,065.29    80.00                                  0.250                     0.017        0.358
4760722    1-Jul-28      $260,000.00    79.71                                  0.250                     0.017        0.483
4760723    1-Jul-28      $311,200.00    80.00     GD 4YR                       0.250                     0.017        0.733
4760798    1-Jun-28      $287,458.29    79.99                                  0.250                     0.017        0.358
4760817    1-Jul-28      $299,250.00    95.00                                  0.250                     0.017        0.608
4760853    1-Jun-28      $231,569.21    90.00                      33          0.250                     0.017        0.733
4760981    1-Jun-28      $399,672.12    60.15                                  0.250                     0.017        0.483
4761004    1-Jul-28      $271,800.00    90.00                                  0.250                     0.017        0.858
4761107    1-Jun-28      $299,754.09    80.00                                  0.250                     0.017        0.483
4761119    1-Jul-28      $292,400.00    90.00                      06          0.250                     0.017        0.608
4761140    1-Jul-28      $324,000.00    78.64                                  0.250                     0.017        0.483
4761186    1-Jul-28      $540,000.00    72.97                                  0.250                     0.017        0.233
4761192    1-Jun-28      $343,618.10    80.00                                  0.250                     0.017        0.483
4761234    1-Jun-28      $359,690.04    80.00                                  0.250                     0.017        0.233
4761237    1-Jul-28      $285,000.00    89.82                                  0.250                     0.017        0.858
4761258    1-Jun-28      $419,601.48    80.00                                  0.250                     0.017        0.000
4761260    1-Jun-28      $271,765.81    88.60                      33          0.250                     0.017        0.233
4761286    1-Jul-28      $292,500.00    90.00                                  0.250                     0.017        0.983
4761288    1-Jun-28      $349,713.11    62.50                                  0.250                     0.017        0.483
4761364    1-May-28      $389,358.78    80.00                                  0.250                     0.017        0.483
4761368    1-Jul-28      $249,750.00    90.00                                  0.250                     0.017        0.358
4761401    1-Jun-28      $232,913.59    90.00                                  0.250                     0.017        0.608
4761436    1-Jul-28      $290,000.00    54.21                                  0.250                     0.017        0.358
4761454    1-Jul-28      $305,900.00    67.83                                  0.250                     0.017        0.483
4761585    1-Jul-28      $280,000.00    80.00                                  0.250                     0.017        0.233
4761603    1-Jun-28      $347,728.52    80.00                                  0.250                     0.017        0.733
4761624    1-Jun-28      $246,825.67    95.00                                  0.250                     0.017        1.233
4761638    1-Jun-28      $296,379.87    94.99                                  0.250                     0.017        0.983
4761750    1-Jul-28      $242,450.00    69.67                                  0.250                     0.017        0.233
4761751    1-Jul-28      $261,500.00    72.89                                  0.250                     0.017        0.000
4761825    1-Jun-28      $274,763.23    52.88                                  0.250                     0.017        0.233
4761828    1-Jun-28      $242,705.75    90.00                                  0.250                     0.017        0.608
4761849    1-Jul-28      $350,000.00    66.67                                  0.250                     0.017        0.733
4761876    1-Jul-28      $376,000.00    82.01                                  0.250                     0.017        0.000
4761922    1-Jul-28      $328,000.00    79.83                                  0.250                     0.017        0.608
4761941    1-Jul-28      $600,000.00    75.00                                  0.250                     0.017        0.608
4761994    1-Jun-28      $520,551.43    79.91                                  0.250                     0.017        0.233
4762109    1-Jul-28      $380,000.00    80.00                                  0.250                     0.017        0.733
4762285    1-May-28      $238,755.72    80.00                                  0.250                     0.017        0.000
4762322    1-Jul-28      $231,300.00    94.99                                  0.250                     0.017        0.483
4762408    1-May-28      $262,745.49    54.95                                  0.250                     0.017        0.233
4762426    1-Jun-28      $283,655.57    79.99                                  0.250                     0.017        0.233
4762510    1-Jul-28      $356,800.00    80.00                                  0.250                     0.017        0.358
4762713    1-Jul-28      $284,000.00    80.00                                  0.250                     0.017        0.483
4762856    1-Jun-28      $257,383.58    80.00                                  0.250                     0.017        0.358
4762989    1-Jul-28      $247,000.00    95.00                                  0.250                     0.017        0.858
4763010    1-Jun-28      $259,776.14    64.88                                  0.250                     0.017        0.233
4763130    1-May-28      $311,799.02    90.00                      12          0.250                     0.017        0.608
4763158    1-Jun-28      $294,690.10    57.28                                  0.250                     0.017        0.358
4763178    1-May-28      $327,473.84    80.00                                  0.250                     0.017        0.608
4763212    1-Jul-28      $344,000.00    80.00                                  0.250                     0.017        0.233
4763221    1-Jul-28      $300,000.00    89.55                                  0.250                     0.017        0.983
4763238    1-Jul-28      $296,000.00    80.00                                  0.250                     0.017        0.733
4763257    1-Jun-28      $264,288.48    85.00                      17          0.250                     0.017        0.608
4763337    1-Jun-28      $283,278.84    70.00                                  0.250                     0.017        0.733
4763345    1-Jun-28      $499,569.50    72.46                                  0.250                     0.017        0.233
4763431    1-Jun-28      $651,965.15    75.00     GD 3YR                       0.250                     0.017        0.483
4763435    1-Jul-28      $245,000.00    88.77                                  0.250                     0.017        0.483
4763441    1-Jun-28      $476,508.69    79.99                                  0.250                     0.017        0.483
4763457    1-Jun-28      $364,001.38    80.00                                  0.250                     0.017        0.483
4763459    1-Jun-28      $359,674.55    80.00                                  0.250                     0.017        0.000
4763472    1-Jul-28      $285,600.00    79.90                                  0.250                     0.017        0.233
4763515    1-Jun-28      $249,690.05    83.33                      17          0.250                     0.017        0.358
4763633    1-Jul-28      $328,000.00    80.00                                  0.250                     0.017        0.983
4763649    1-Jun-28      $254,995.92    80.00                                  0.250                     0.017        0.608
4763742    1-May-28      $573,657.69    80.00                                  0.250                     0.017        0.233
4763863    1-Jun-28      $348,920.75    90.00                                  0.250                     0.017        0.608
4763980    1-Jun-28      $341,890.64    69.99                                  0.250                     0.017        0.000
4764071    1-Jul-28      $265,500.00    90.00                      17          0.250                     0.017        0.108
4764104    1-Jul-28      $942,500.00    65.00                                  0.250                     0.017        0.608
4764181    1-Jun-28      $249,789.96    74.77                                  0.250                     0.017        0.358
4764183    1-Jun-28      $246,837.29    89.84     GD 4YR                       0.250                     0.017        0.233
4764225    1-Jul-28      $289,600.00    80.00                                  0.250                     0.017        0.483
4764228    1-May-28      $427,260.93    80.00                                  0.250                     0.017        0.233
4764276    1-Jul-28      $380,000.00    69.72                                  0.250                     0.017        0.358
4764326    1-Jun-28      $285,509.94    75.00                                  0.250                     0.017        0.358
4764331    1-Jul-28      $270,000.00    72.97     GD 2YR                       0.250                     0.017        0.233
4764401    1-Jul-28      $361,750.00    89.99                                  0.250                     0.017        0.233
4764414    1-Jul-28      $301,500.00    79.99                                  0.250                     0.017        0.608
4764476    1-Jun-28      $305,772.90    90.00                      17          0.250                     0.017        0.983
4764483    1-May-28      $287,514.71    80.00                                  0.250                     0.017        0.358
4764504    1-Jun-28      $243,799.99    80.00                                  0.250                     0.017        0.483
4764540    1-Jul-28      $127,800.00    90.00                                  0.250                     0.017        0.608
4764551    1-Jul-28      $300,000.00    52.86     GD 3YR                       0.250                     0.017        0.000
4764554    1-Jul-28      $300,000.00    66.67                                  0.250                     0.017        0.000
4764570    1-Jun-28      $239,803.27    80.00     GD 3YR                       0.250                     0.017        0.483
4764633    1-Jul-28      $260,000.00    73.24                                  0.250                     0.017        0.608
4764657    1-Jun-28      $257,777.86    80.00                                  0.250                     0.017        0.233
4764682       46935      $285,000.00    63.47     GD 3YR                       0.250                     0.017        0.358
4764773       46905      $349,713.11    46.67                                  0.250                     0.017        0.483
4764804       46905      $274,365.77    95.00                                  0.250                     0.017        1.483
4764810       46905      $467,597.06    80.00                                  0.250                     0.017        0.233
4764913       46905      $271,654.19    85.00                      06          0.250                     0.017        0.000
4765229       46905      $249,545.27    75.00                                  0.250                     0.017        0.483
4765366       46935      $280,000.00    80.00                                  0.250                     0.017        0.483
4765523       46905      $328,730.32    70.75                                  0.250                     0.017        0.483
4765524       46935      $245,500.00    72.74     GD 3YR                       0.250                     0.017        0.000
4765557       46905      $509,581.95    71.33                                  0.250                     0.017        0.483
4765744       46935      $235,000.00    73.44                                  0.250                     0.017        0.233
4765745       46935      $275,000.00    51.5                                   0.250                     0.017        0.233
4765765       46935      $345,200.00    80.00                                  0.250                     0.017        0.358
4765828       46935      $400,000.00    74.85                                  0.250                     0.017        0.358
4765931       46905      $359,190.47    59.93                                  0.250                     0.017        0.233
4766031       46935      $436,000.00    80.00                                  0.250                     0.017        0.108
4766190       46935      $350,000.00    40.46                                  0.250                     0.017        0.108
4766290       46935      $422,000.00    75.09                                  0.250                     0.017        0.483
4766492       46935      $290,400.00    80.00                                  0.250                     0.017        0.108
4766518       46935      $532,000.00    80.00                                  0.250                     0.017        0.233
4766542       46905      $321,229.90    79.99                                  0.250                     0.017        0.358
4766552       46905      $319,710.71    80.00                                  0.250                     0.017        0.000
4766560       46905      $239,770.78    80.00                                  0.250                     0.017        0.483
4766586       46905      $158,832.04    85.00                      13          0.250                     0.017        0.983
4766676       46905      $399,663.95    61.54                                  0.250                     0.017        0.358
4766700       46874      $895,237.42    65.00                                  0.250                     0.017        0.233
4766701       46905      $244,173.14    90.00                                  0.250                     0.017        1.108
4766773       46905      $499,569.50    55.87                                  0.250                     0.017        0.233
4766943       46935      $372,000.00    80.00                                  0.250                     0.017        0.358
4767048       46905      $254,186.27    80.00                                  0.250                     0.017        0.358
4767067       46905      $310,239.14    90.00                      06          0.250                     0.017        0.358
4767140       46905      $271,777.04    80.00                                  0.250                     0.017        0.483
4767149       46905      $345,309.65    79.91                                  0.250                     0.017        0.358
4767524       46935      $235,500.00    80.00                                  0.250                     0.017        0.358
4767546       46905      $284,704.65    95.00                      17          0.250                     0.017        0.233
4767633       46905      $299,750.00    80.00                                  0.250                     0.017        0.483
4767637       46905      $243,814.33    80.00                                  0.250                     0.017        0.858
4767647       46905      $398,880.76    80.00     GD 3YR                       0.250                     0.017        0.608
4767754       46935      $375,000.00    78.95                                  0.250                     0.017        0.483
4767755       46905      $278,260.21    73.54                                  0.250                     0.017        0.233
4767763       46905      $257,788.51    88.05                                  0.250                     0.017        0.483
4767796       46905      $176,265.77    90.00                                  0.250                     0.017        0.858
4767800       46905      $398,323.23    85.00                      17          0.250                     0.017        0.483
4767819       46935      $256,500.00    90.00                                  0.250                     0.017        0.608
4767840       46935      $258,400.00    80.00                                  0.250                     0.017        0.233
4767866       46935      $455,000.00    64.54     GD 6YR                       0.250                     0.017        0.233
4767874       46935      $285,300.00    90.00                                  0.250                     0.017        0.483
4767919       46905      $395,667.31    80.00                                  0.250                     0.017        0.358
4767985       46905      $334,318.89    70.00                                  0.250                     0.017        0.358
4768003       46905      $411,678.60    80.00                                  0.250                     0.017        0.733
4768009       46905      $355,708.19    80.00                                  0.250                     0.017        0.483
4768035       46905      $299,754.09    69.20                                  0.250                     0.017        0.483
4768053       46935      $350,000.00    65.42                                  0.250                     0.017        0.108
4768219       46905      $264,788.08    72.60                                  0.250                     0.017        0.608
4768252       46753      $309,721.18    79.79                                  0.250                     0.017        0.733
4768282       46935      $283,500.00    90.00                                  0.250                     0.017        0.983
4768341       46935      $256,550.00    70.29                                  0.250                     0.017        0.233
4768350       46935      $265,000.00    76.83                                  0.250                     0.017        0.483
4768447       46935      $310,800.00    79.99                                  0.250                     0.017        0.733
4768449       46935      $308,000.00    72.30                                  0.250                     0.017        0.983
4768540       46905      $305,678.59    95.00                                  0.250                     0.017        1.108
4768574       46905      $234,207.86    80.00                                  0.250                     0.017        0.483
4768700       46905      $250,199.75    80.00                                  0.250                     0.017        0.608
4768837       46905      $239,808.07    80.00                                  0.250                     0.017        0.608
4768921       46905      $340,799.05    90.00                      17          0.250                     0.017        0.108
4770211       46905      $260,925.15    95.00                      17          0.250                     0.017        0.233
4770213       46935      $561,600.00    80.00                                  0.250                     0.017        0.108
4770263       46935      $247,500.00    90.00                                  0.250                     0.017        0.608
4770403       46935      $300,000.00    60.00                                  0.250                     0.017        0.608
4770446       46935      $256,000.00    80.00                                  0.250                     0.017        0.733
4770596       46935      $245,100.00    95.00                                  0.250                     0.017        0.983
4770642       46905      $329,708.84    64.71                                  0.250                     0.017        0.108
4770762       46905      $272,487.26    90.00                                  0.250                     0.017        0.733
4770803       46935      $275,000.00    68.92                                  0.250                     0.017        0.000
4770871       46935      $290,000.00    75.92                                  0.250                     0.017        0.358
4771070       46935      $242,250.00    95.00     GD 6YR                       0.250                     0.017        0.483
4771102       46935      $284,000.00    89.03                                  0.250                     0.017        0.733
4771303       46905      $316,696.53    80.00                                  0.250                     0.017        0.608
4771313       46935      $232,600.00    79.99                                  0.250                     0.017        0.483
4771327       46935      $294,300.00    90.00                                  0.250                     0.017        0.608
4771466       46905      $278,765.60    90.00                      17          0.250                     0.017        0.358
4771486       46905      $238,913.47    61.31                                  0.250                     0.017        0.733
4771591       46935      $325,000.00    67.71                                  0.250                     0.017        0.233
4771678       46935      $279,500.00    87.48                                  0.250                     0.017        0.983
4771817       46905      $241,007.12    90.00                                  0.250                     0.017        0.608
4771823       46935      $310,000.00    69.81                                  0.250                     0.017        0.483
4771897       46935      $319,500.00    90.00                                  0.250                     0.017        0.483
4771972       46935      $235,700.00    89.99                      17          0.250                     0.017        0.233
4772005       46935      $367,500.00    70.00                                  0.250                     0.017        0.358
4772013       46905      $263,354.41    70.00                                  0.250                     0.017        0.983
4772025       46935      $255,500.00    76.15                                  0.250                     0.017        0.733
4772072       46935      $400,000.00    59.26     GD 2YR                       0.250                     0.017        0.233
4772239       46935      $260,100.00    90.00                                  0.250                     0.017        0.483
4772333       46905      $399,680.12    89.89                                  0.250                     0.017        0.608
4772532       46935      $232,750.00    95.00                                  0.250                     0.017        0.733
4773072       46935      $261,350.00    84.99                                  0.250                     0.017        0.733
4773114       46935      $296,000.00    80.00                                  0.250                     0.017        0.483
4773163       46905      $262,984.25    80.00                                  0.250                     0.017        0.483
4773165       46905      $335,750.63    79.25                                  0.250                     0.017        0.983
4773236       46935      $240,000.00    76.92                                  0.250                     0.017        0.608
4773475       46935      $286,200.00    79.99                                  0.250                     0.017        0.233
4773747       46905      $270,172.83    79.37                                  0.250                     0.017        0.358
4774005       46935      $325,000.00    75.23                                  0.250                     0.017        0.233
4774043       46905      $289,662.36    74.35                                  0.250                     0.017        0.483
4774089       46935      $408,000.00    80.00                                  0.250                     0.017        0.233
4774107       46905      $310,925.43    80.00                                  0.250                     0.017        0.108
4774291       46935      $487,600.00    80.00                                  0.250                     0.017        0.733
4774345       46935      $301,500.00    90.00                                  0.250                     0.017        0.483
4774452       46905      $310,982.01    75.00                                  0.250                     0.017        0.233
4774512       46935      $245,700.00    90.00     GD 6YR                       0.250                     0.017        0.483
4774673       46874      $254,638.86    89.99                                  0.250                     0.017        1.233
4774846       46935      $280,000.00    80.00                                  0.250                     0.017        0.608
4774859       46935      $489,950.00    70.00                                  0.250                     0.017        0.000
4774867       46935      $479,200.00    80.00                                  0.250                     0.017        0.358
4774908       46905      $424,018.96    80.00                                  0.250                     0.017        0.733
4774963       46935      $250,000.00    89.29                      17          0.250                     0.017        0.483
4774989       46905      $230,596.37    80.00                                  0.250                     0.017        0.108
4774992       46905      $283,867.12    89.99                                  0.250                     0.017        0.483
4775089       46935      $399,600.00    80.00     GD 3YR                       0.250                     0.017        0.483
4775168       46935      $387,250.00    89.99                                  0.250                     0.017        0.233
4775293       46935      $292,300.00    89.99                                  0.250                     0.017        0.858
4775381       46905      $314,722.08    79.75                                  0.250                     0.017        0.108
4775387       46935      $231,200.00    80.00                                  0.250                     0.017        0.358
4775398       46935      $312,000.00    80.00                                  0.250                     0.017        0.233
4775447       46905      $414,668.12    83.84                      06          0.250                     0.017        0.608
4775545       46935      $376,000.00    80.00                                  0.250                     0.017        0.483
4775553       46905      $282,168.51    80.00                                  0.250                     0.017        0.483
4775925       46935      $251,950.00    90.00                                  0.250                     0.017        0.608
4775931       46935      $327,900.00    80.00                                  0.250                     0.017        0.358
4775972       46935      $332,000.00    80.00                                  0.250                     0.017        0.358
4776085       46935      $229,200.00    80.00                                  0.250                     0.017        0.233
4776299       46905      $509,538.95    76.69                                  0.250                     0.017        0.000
4776303       46935      $342,400.00    80.00                                  0.250                     0.017        0.233
4776370       46905      $233,776.37    89.98                                  0.250                     0.017        0.983
4776431       46905      $193,363.43    90.00                                  0.250                     0.017        1.233
4776487       46905      $249,400.39    80.00                                  0.250                     0.017        0.608
4776537       46935      $306,000.00    90.00                      06          0.250                     0.017        0.358
4776599       46935      $300,000.00    76.94                                  0.250                     0.017        0.608
4776767       46935      $250,800.00    80.00                                  0.250                     0.017        0.608
4776851       46935      $275,000.00    67.24                                  0.250                     0.017        0.733
4776861       46935      $305,000.00    79.22                                  0.250                     0.017        0.233
4776864       46935      $650,000.00    54.85                                  0.250                     0.017        0.000
4776923       46905      $248,286.04    70.00                                  0.250                     0.017        0.233
4776927       46935      $386,400.00    80.00                                  0.250                     0.017        0.233
4777166       46935      $284,000.00    80.00                                  0.250                     0.017        0.233
4777179       46905      $430,837.74    80.00                                  0.250                     0.017        0.358
4777358       46935      $252,900.00    66.92                                  0.250                     0.017        0.608
4777532       46935      $550,000.00    75.86                                  0.250                     0.017        0.108
4777806       46905      $266,159.17    80.00                                  0.250                     0.017        0.000
4777828       46905      $377,590.24    90.00                      06          0.250                     0.017        0.483
4777883       46935      $430,000.00    80.00                                  0.250                     0.017        0.108
4777896       46905      $338,208.55    69.87                                  0.250                     0.017        0.233
4778014       46935      $528,000.00    80.00                                  0.250                     0.017        0.358
4778027       46905      $239,808.07    77.42                                  0.250                     0.017        0.608
4778145       46935      $480,000.00    81.36                                  0.250                     0.017        0.233
4778165       46935      $280,000.00    80.00                                  0.250                     0.017        0.483
4778206       46935      $484,000.00    80.00                                  0.250                     0.017        0.108
4778275       46905      $459,603.94    80.00                                  0.250                     0.017        0.233
4778282       46905      $451,620.26    80.00                                  0.250                     0.017        0.358
4778324       46905      $335,417.96    79.99                                  0.250                     0.017        0.358
4778357       46905      $379,685.57    89.96                      17          0.250                     0.017        0.733
4778426       46905      $509,192.48    80.00                                  0.250                     0.017        0.608
4778735       46935      $237,400.00    95.00                                  0.250                     0.017        0.733
4778988       46935      $344,000.00    80.00                                  0.250                     0.017        0.233
4779137       46935      $305,200.00    80.00                                  0.250                     0.017        0.000
4779247       46935      $282,050.00    90.00     GD 3YR           17          0.250                     0.017        0.358
4779333       46935      $251,000.00    90.00                      17          0.250                     0.017        0.608
4779488       46935      $366,000.00    59.42                                  0.250                     0.017        0.233
4779700       46935      $508,000.00    80.00                                  0.250                     0.017        0.608
4779765       46935      $258,400.00    95.00                                  0.250                     0.017        0.858
4779903       46935      $267,000.00    79.94                                  0.250                     0.017        0.108
4780096       46935      $240,000.00    66.77                                  0.250                     0.017        0.483
4780162       46935      $286,350.00    79.99                                  0.250                     0.017        0.483
4780436       46935      $316,000.00    80.00                                  0.250                     0.017        0.233
4780530       46935      $369,600.00    80.00                                  0.250                     0.017        0.358
4780591       46935      $425,000.00    75.22                                  0.250                     0.017        0.483
4781350       46905      $260,146.90    79.99                                  0.250                     0.017        0.733
4781814       46935      $276,000.00    80.00     FG 6YR                       0.250                     0.017        0.000
4782242       46935      $492,550.00    79.44                                  0.250                     0.017        0.483
4782305       46935      $306,000.00    90.00                                  0.250                     0.017        0.733
4782973       46935      $370,000.00    46.84                                  0.250                     0.017        0.233
4783087       46935      $254,350.00    87.90                                  0.250                     0.017        0.483
4783161       46935      $235,000.00    79.66                                  0.250                     0.017        0.108
4783192       46935      $489,100.00    85.00                      06          0.250                     0.017        0.000
4783419       46935      $250,000.00    68.49                                  0.250                     0.017        0.358
4783748       46935      $269,900.00    69.92                                  0.250                     0.017        0.000
4783870       46935      $315,000.00    90.00                                  0.250                     0.017        0.733
4784263       46905      $257,328.25    79.99                                  0.250                     0.017        0.233
4784757       46935      $350,000.00    51.85                                  0.250                     0.017        0.608
4784902       46905      $303,768.67    80.00                                  0.250                     0.017        0.858
4784984       46935      $336,000.00    80.00                                  0.250                     0.017        0.358
4785349       46935      $521,250.00    75.00                                  0.250                     0.017        0.233
4785383       46935      $389,000.00    79.55                                  0.250                     0.017        0.483
4785479       46935      $596,000.00    80.00                                  0.250                     0.017        0.483
4785773       46905      $303,738.26    80.00                                  0.250                     0.017        0.233
4786128       46905      $249,774.00    79.74                                  0.250                     0.017        0.000
4787520       46935      $243,000.00    90.00                                  0.250                     0.017        0.608
4788021       46935      $299,250.00    95.00                                  0.250                     0.017        0.858
4788150       46935      $263,350.00    79.08                                  0.250                     0.017        0.108
4789313       46935      $240,000.00    80.00                                  0.250                     0.017        0.233
4790430       46935      $250,000.00    66.14                                  0.250                     0.017        0.108
4790664       46935      $291,100.00    83.17                      17          0.250                     0.017        0.108
4790991       46935      $296,000.00    80.00                                  0.250                     0.017        1.108
4791104       46935      $244,700.00    79.99                                  0.250                     0.017        0.000
4791637       46935      $270,000.00    68.53                                  0.250                     0.017        0.608
4792823       46935      $472,000.00    80.00                                  0.250                     0.017        0.483
4792916       46935      $310,500.00    90.00                                  0.250                     0.017        0.858
4793004       46935      $300,000.00    75.19                                  0.250                     0.017        0.108
4793338       46935      $320,000.00    80.00                                  0.250                     0.017        0.108
4793548       46935      $268,800.00    80.00                                  0.250                     0.017        0.483
4793744       46935      $390,000.00    69.77                                  0.250                     0.017        0.233
4794891       46935      $475,300.00    70.00                                  0.250                     0.017        0.483
4795294       46935      $448,000.00    69.14                                  0.250                     0.017        0.483
4796792       46935      $275,000.00    54.56                                  0.250                     0.017        0.000

                     $333,456,129.85


COUNT:                      1025
WAC:                           6.899360663
WAM:                         358.7928981
WALTV:                        78.58797098

                                   EXHIBIT F-3


            [Schedule of Mortgage Loans Serviced by Other Servicers]



NASCOR
NMI / 1998-18 Exhibit F-3 (Part A)
20 & 30 YEAR FIXED RATE RELOCATION LOANS

                                                                        NET
MORTGAGE                                                  MORTGAGE    MORTGAGE      CURRENT     ORIGINAL
LOAN                                   ZIP    PROPERTY    INTEREST    INTEREST      MONTHLY     TERM TO
NUMBER  CITY                 STATE     CODE     TYPE        RATE        RATE        PAYMENT     MATURITY
------  ----                 -----     ----     ----        ----        ----        -------     --------
4658408 WESTPORT              CT      06880      SFD       7.250       6.250         $5,116.33     360
4688806 NOVI                  MI      48374      SFD       7.000       6.250         $1,530.20     360
4704290 TAMPA                 FL      33647      SFD       7.500       6.250         $1,596.31     360
4722540 MALVERN               PA      19355      SFD       6.625       6.250         $1,613.59     360
4723632 SOUTH ORANGE          NJ      07079      SFD       6.750       6.250         $1,738.25     360
4742356 JUPITER               FL      33458      SFD       7.125       6.250         $1,728.09     360
4745239 WASHINGTON            MI      48095      SFD       7.000       6.250         $2,195.50     360
4748864 FARMINGTON            CT      06085      SFD       7.000       6.250         $1,862.85     360
4751327 CONCORD               NC      28027      SFD       6.875       6.250         $1,550.36     360
4756444 SHREWSBURY            MA      01545      SFD       6.625       6.250         $1,592.46     360
4759495 BRECKSVILLE           OH      44141      SFD       7.375       6.250         $2,018.86     240
4762414 CHARLOTTE             NC      28226      SFD       6.875       6.250         $2,088.05     360
4763542 WATERFORD             CT      06385      SFD       6.875       6.250         $2,181.01     360
4766178 NEW HOPE              PA      18938      SFD       7.000       6.250         $1,829.59     360
4766186 READINGTON            NJ      08889      SFD       7.000       6.250         $2,454.97     360
4766235 REDONDO BEACH         CA      90277      LCO       7.250       6.250         $1,685.66     360
4766244 GAHANNA               OH      43220      SFD       7.000       6.250         $1,889.46     360
4766254 RYE BROOK             NY      10573      SFD       6.875       6.250         $4,591.94     360
4766814 TRABUCO CANYON        CA      92679      SFD       6.625       6.250         $1,959.36     360
4766997 THOUSAND OAKS         CA      91362      SFD       6.875       6.250         $2,358.38     360
4766998 MISSION VIEJO         CA      92692      SFD       6.625       6.250         $2,077.81     360
4767001 YORBA LINDA           CA      92885      SFD       6.875       6.250         $1,549.04     360
4767003 WILDWOOD              MO      63038      SFD       6.625       6.250         $1,757.02     360
4767007 VALENCIA              CA      91354      SFD       6.750       6.250         $2,028.82     360
4767012 WESTPORT              CT      06880      SFD       6.750       6.250         $3,210.57     360
4767017 TAMPA                 FL      33615      SFD       6.750       6.250         $1,754.46     360
4767023 THOUSAND OAKS         CA      91362      SFD       7.000       6.250         $2,025.19     360
4767027 LAKE FOREST           IL      60045      SFD       7.000       6.250         $3,395.71     360
4767040 LONG VALLEY           NJ      07853      SFD       7.000       6.250         $2,122.32     360
4767046 SCOTTSDALE            AZ      85259      SFD       6.875       6.250         $2,299.25     360
4767054 DENVILLE              NJ      07834      SFD       6.875       6.250         $2,170.50     360
4767070 BEDFORD               MA      01730      SFD       6.500       6.233         $2,875.91     360
4767077 HUMMELSTOWN           PA      17036      SFD       7.000       6.250         $1,910.09     360
4767087 CHATHAM TOWNSHIP      NJ      07928      SFD       7.250       6.250         $1,657.69     360
4767091 YARDLEY               PA      19067      SFD       6.875       6.250         $1,689.62     360
4767095 PLANO                 TX      75093      SFD       7.000       6.250         $1,917.41     360
4767104 MIDDLETOWN            NJ      07748      SFD       7.250       6.250         $2,005.60     360
4767568 ROCHESTER             MI      48307      SFD       6.750       6.250         $1,738.25     360
4767587 WEST LINN             OR      97068      SFD       6.875       6.250         $1,828.89     360
4767594 SAN MATEO             CA      94403      SFD       6.875       6.250         $2,444.77     360
4767603 BOCA RATON            FL      33496      SFD       6.625       6.250         $2,036.19     360
4767614 MCLEAN                VA      22101      SFD       6.875       6.250         $3,941.58     360
4767625 FOUNTAIN HILLS        AZ      85268      SFD       6.500       6.233         $2,199.60     360
4768663 PLANO                 TX      75093      PUD       6.750       6.250         $1,718.79     360
4768680 HOUSTON               TX      77024      PUD       7.125       6.250         $2,425.39     360
4768689 EDEN PRAIRIE          MN      55347      SFD       7.000       6.250         $1,665.92     360
4768694 ELLICOTT CITY         MD      21042      PUD       6.625       6.250         $1,538.67     360
4768711 OAK HILLS             VA      20171      SFD       6.625       6.250         $2,353.15     360
4768728 STAFFORD              VA      22554      SFD       7.625       6.250         $1,796.38     360
4768740 NORTHBOROUGH          MA      01532      SFD       7.000       6.250         $1,696.52     360
4774702 CARMEL                IN      46032      SFD       6.250       5.983         $1,539.30     360
4782285 HOLLAND               OH      43528      SFD       7.000       6.250         $1,341.25     360
4784363 TULSA                 OK      74137      SFD       7.250       6.250         $1,811.87     360

                           CUT-OFF
MORTGAGE     SCHEDULED      DATE                               MORTGAGE                  T.O.P.      MASTER         FIXED
  LOAN       MATURITY     PRINCIPAL                           INSURANCE     SERVICE    MORTGAGE     SERVICE      RETAINED
 NUMBER        DATE        BALANCE       LTV      SUBSIDY        CODE         FEE        LOAN         FEE          YIELD
4658408      1-Oct-27    $744,138.00    68.18                                0.250                   0.017         0.733
4688806      1-Sep-27    $228,064.40    71.88                                0.250                   0.017         0.483
4704290      1-Aug-27    $226,160.35    87.47                      06        0.250                   0.017         0.983
4722540      1-Jun-28    $251,777.66    90.00                      33        0.250                   0.017         0.108
4723632      1-Apr-28    $267,303.46    80.00                                0.250                   0.017         0.233
4742356      1-Jun-28    $256,294.88    90.00                      33        0.250                   0.017         0.608
4745239      1-May-28    $329,103.00    86.61                                0.250                   0.017         0.483
4748864      1-Jun-28    $279,770.48    80.00                                0.250                   0.017         0.483
4751327      1-Jun-28    $235,801.72    74.92                                0.250                   0.017         0.358
4756444      1-May-28    $248,259.93    79.99                                0.250                   0.017         0.108
4759495      1-Jun-18    $252,536.04    79.56                                0.250                   0.017         0.858
4762414      1-Jun-28    $317,582.97    62.59                                0.250                   0.017         0.358
4763542      1-Jul-28    $332,000.00    80.00                                0.250                   0.017         0.358
4766178      1-Dec-27    $273,394.15    47.83                                0.250                   0.017         0.483
4766186      1-Apr-28    $368,087.29    79.47                                0.250                   0.017         0.483
4766235      1-Feb-28    $246,124.46    89.89                      11        0.250                   0.017         0.733
4766244      1-Oct-27    $281,855.31    79.11                                0.250                   0.017         0.483
4766254      1-Feb-28    $696,029.90    66.57                                0.250                   0.017         0.358
4766814      1-Feb-28    $304,383.37    90.00                      11        0.250                   0.017         0.108
4766997      1-Apr-28    $358,089.97    89.99                      01        0.250                   0.017         0.358
4766998      1-Feb-28    $323,052.61    84.39                      11        0.250                   0.017         0.108
4767001      1-Feb-28    $234,798.07    90.00                      01        0.250                   0.017         0.358
4767003      1-Mar-28    $273,423.54    80.00                                0.250                   0.017         0.108
4767007      1-Jan-28    $311,161.19    89.89                      13        0.250                   0.017         0.233
4767012      1-Feb-28    $492,844.92    61.88                                0.250                   0.017         0.233
4767017      1-Mar-28    $269,560.33    94.68                      11        0.250                   0.017         0.233
4767023      1-Mar-28    $303,393.14    79.90                                0.250                   0.017         0.483
4767027      1-Mar-28    $508,711.79    79.75                                0.250                   0.017         0.483
4767040      1-Apr-28    $318,210.95    68.02                                0.250                   0.017         0.483
4767046      1-Mar-28    $348,813.69    71.43                                0.250                   0.017         0.358
4767054      1-Feb-28    $328,996.10    80.00                                0.250                   0.017         0.358
4767070      1-Mar-28    $453,341.28    71.60                                0.250                   0.017         0.000
4767077      1-Jan-28    $285,667.22    90.00                      13        0.250                   0.017         0.483
4767087      1-Mar-28    $242,234.85    90.00                      01        0.250                   0.017         0.733
4767091      1-Mar-28    $256,145.68    80.00                                0.250                   0.017         0.358
4767095      1-Mar-28    $286,717.63    80.00                                0.250                   0.017         0.483
4767104      1-Mar-28    $293,023.95    80.00                                0.250                   0.017         0.733
4767568      1-Apr-28    $267,303.85    80.00                                0.250                   0.017         0.233
4767587      1-Feb-28    $277,217.07    80.00                                0.250                   0.017         0.358
4767594      1-Apr-28    $371,206.64    90.00                      11        0.250                   0.017         0.358
4767603      1-Mar-28    $315,795.35    74.82                                0.250                   0.017         0.108
4767614      1-Mar-28    $597,966.29    80.00                                0.250                   0.017         0.358
4767625      1-Mar-28    $344,523.75    80.00                                0.250                   0.017         0.000
4768663      1-Apr-28    $264,167.22    80.00                                0.250                   0.017         0.233
4768680      1-May-28    $359,422.51    80.00                                0.250                   0.017         0.608
4768689      1-Feb-28    $249,361.70    78.25                                0.250                   0.017         0.483
4768694      1-Apr-28    $239,633.83    90.00                      11        0.250                   0.017         0.108
4768711      1-Mar-28    $366,179.34    89.99                      11        0.250                   0.017         0.108
4768728      1-Mar-28    $253,058.19    90.00                      17        0.250                   0.017         1.108
4768740      1-Feb-28    $253,942.65    73.68                                0.250                   0.017         0.483
4774702      1-Jun-28    $249,762.78    42.37                                0.250                   0.017         0.000
4782285      1-Mar-28    $200,933.20    80.00                                0.250                   0.017         0.483
4784363      1-Jun-28    $265,392.80    80.00                                0.250                   0.017         0.733

                          $16,902,721.45


COUNT:                        53
WAC:                           6.906584586
WAM:                         354.1172228
WALTV:                        78.67049018

NASCOR
NMI / 1998-18 Exhibit F-3 (Part B)
20 & 30 YEAR FIXED RATE RELOCATION LOANS



  MORTGAGE                                      NMI
    LOAN                                        LOAN
   NUMBER    SERVICER                           SELLER
   ------    --------------------------         ------

  4658408    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4688806    GMAC MORTGAGE CORP. OF PA          GMAC MORTGAGE CORP. OF PA
  4704290    GREAT FINANCIAL MORTGAGE           GREAT FINANCIAL MORTGAGE
  4722540    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4723632    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4742356    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4745239    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4748864    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4751327    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4756444    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4759495    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4762414    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4763542    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4766178    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4766186    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4766235    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4766244    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4766254    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4766814    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4766997    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4766998    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767001    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767003    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767007    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767012    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767017    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767023    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767027    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767040    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767046    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767054    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767070    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767077    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767087    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767091    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767095    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767104    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767568    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767587    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767594    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767603    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767614    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4767625    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4768663    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4768680    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4768689    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4768694    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4768711    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4768728    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4768740    CITICORP MORTGAGE, INC.            CITICORP MORTGAGE, INC.
  4774702    HUNTINGTON MORTGAGE COMPAN         HUNTINGTON MORTGAGE COMPAN
  4782285    NATIONAL CITY MORTGAGE C           NATIONAL CITY MORTGAGE C
  4784363    BANK OF OKLAHOMA, N.A.             BANK OF OKLAHOMA, N.A.

   COUNT:                                    53
    WAC:                                      6.906584586
    WAM:                                    354.1172228
   WALTV:                                    78.67049018

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                             (for Trustee/Custodian)


Loan Information
----------------

     Name of Mortgagor:                 _____________________________

     Servicer
     Loan No.:                          _____________________________

Custodian/Trustee
-----------------

     Name:                              _____________________________

     Address:                           _____________________________

                                        _____________________________
     Custodian/Trustee
     Mortgage File No.:                 _____________________________

Seller
------

     Name:                              _____________________________

     Address:                           _____________________________

                                        _____________________________

     Certificates:                      Mortgage Pass-Through Certificates,
                                        Series 1998-18


     The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1998-18, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of July 30, 1998 (the "Pooling and Servicing Agreement") among the Trustee, the Seller and the Master Servicer.

(  )     Promissory Note dated ______________,  199__, in the original principal sum of  $___________,  made by  ____________________,  payable  to,  or endorsed to the order of, the Trustee.

(  )     Mortgage   recorded  on   _____________________   as   instrument   no.
         ______________  in  the  County  Recorder's  Office  of the  County  of
         ____________________,     State    of     _______________________    in
         book/reel/docket ____________________ of official records at page/image
         ____________.

(  )     Deed of  Trust  recorded  on  ____________________  as  instrument  no.
         _________________  in the  County  Recorder's  Office of the  County of
         ___________________,  State of  _________________  in  book/reel/docket
         ____________________ of official records at page/image ____________.

(  )     Assignment  of  Mortgage or Deed of Trust to the  Trustee,  recorded on
         ______________________________  as instrument no. ______________ in the
         County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ------------.

(  )     Other  documents,  including  any  amendments,   assignments  or  other
         assumptions of the Mortgage Note or Mortgage.

         (  )  _____________________________________________

         (  )  _____________________________________________

         (  )  _____________________________________________

         (  )  _____________________________________________

     The undersigned Master Servicer hereby acknowledges and agrees as follows:

          (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

          (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

          (3) The Master Servicer shall return the Documents to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

          (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                        NORWEST BANK MINNESOTA, NATIONAL
                                        ASSOCIATION

                                        By:  __________________________

                                        Title: ________________________

Date: ________________, 19__

                                    EXHIBIT H

                                             AFFIDAVIT   PURSUANT   TO   SECTION
                                             860E(e)(4) OF THE INTERNAL  REVENUE
                                             CODE OF 1986,  AS AMENDED,  AND FOR
                                             NON-ERISA INVESTORS

STATE OF            )
                    ) ss:
COUNTY OF           )

          [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

     2. That the Purchaser's Taxpayer Identification Number is [ ].

     3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-18, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

     4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

     5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

     6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

     7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

     9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                        [NAME OF PURCHASER]


                                        By:__________________________
                                             [Name of Officer]
                                             [Title of Officer]


     Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


     Subscribed and sworn before me this __ day of ___________, 19 __.

_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





                [Letter from Transferor of Class A-R Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

               Re:  Norwest Asset Securities Corporation,
                    Series 1998-18, Class A-R

Ladies and Gentlemen:

     [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                        Very truly yours,
                                        [Transferor]

                                        _____________________________

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-18
                    CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                             _________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-18, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 30, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-18.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

          (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

          (b)  The  Purchaser  is  acquiring  the  Class   [A-PO][B-4][B-5][B-6]
     Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

          [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

          [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

          (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
     (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

          (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B)
     there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and
     (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

          (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

     Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

          (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trustee is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trustee shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Trustee as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trustee or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Master Servicer, any Paying Agent acting on behalf of the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trustee with a Transferee's Letter, substantially in the form of this Agreement.

          (c) The Purchaser acknowledges that its Class [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]



                                        By:   ______________________________

                                        Its:  ______________________________

                                    EXHIBIT K






                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-18
                      CLASS [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER




                                        ________________ __, ____

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

     The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-18, Class [B-1] [B-2] [B-3] Certificates (the "Class [B-1] [B-2] [B-3] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

     Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 30, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer") and First Union National Bank, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-18.

     Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trustee that:

          Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-1][B-2][B-3] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trustee of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                        [PURCHASER]



                                        By:  _____________________________

                                        Its: _____________________________

                                        [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                   Norwest Mortgage, Inc. Servicing Agreement

                   Citicorp Mortgage, Inc. Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

                             Bank of Oklahoma, N.A.

                  GMAC Mortgage Corp. of PA Servicing Agreement

                         National City Mortgage Company

                       Great Financial Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

     ___________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-18, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of July 30, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trustee.

     ___________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

     In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

     In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

     Collateral  Fund: The fund  established and maintained  pursuant to Section
3.01 hereof.

     Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses
(i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

     Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

     Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

     Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

     Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

     Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

     Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

     Section 1.02 Definitions Incorporated by Reference

     All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

     Section 2.01 Reports and Notices

     (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

          (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

          (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

     (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

     (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

     Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

     (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

     (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

     (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of
(i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to
Section 3.01.

     (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

     (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

     (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection
(c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

     Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

     (a) In  connection  with any  Mortgage  Loan  identified  in a report under
Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

     (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

     (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

     (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of
liquidation  (plus  all  unreimbursed   interest  and  servicing   advances  and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

     Section 2.04 Termination

     (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate (i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

     (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to Section 2.02 or
Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

     Section 3.01. Collateral Fund

     Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-18. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

     Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

     Section 3.02. Collateral Fund Permitted Investments.

     The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

     All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

     Section 3.03. Grant of Security Interest

     The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

     The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

     Section 3.04. Collateral Shortfalls.

     In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


     Section 4.01. Amendment.

     This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

     Section 4.02. Counterparts.

     This   Agreement   may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 4.03. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 4.04. Notices.

     All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

     (a)  in the case of the Company,

          Norwest Bank Minnesota, National Association
          7485 New Horizon Way
          Frederick, MD  21703

          Attention:     Vice President, Master Servicing
          Phone:         301-696-7800
          Fax:           301-815-6365


     (b)  in the case of the Purchaser,

          _____________________________
          _____________________________
          _____________________________
          _____________________________
          Attention:___________________


     Section 4.05. Severability of Provisions.

     If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     Section 4.06. Successors and Assigns.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

     Section 4.07. Article and Section Headings.

     The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 4.08. Confidentiality.

     The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

     Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

     Section 4.09. Indemnification.

     The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

     IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                        Norwest Bank Minnesota, National
                                        Association


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________


                                        ________________________________


                                        By:_____________________________
                                        Name:___________________________
                                        Title:__________________________